UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12
PIONEER ENERGY SERVICES CORP.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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Notice of 2015 Annual Meeting of Shareholders

PIONEER

PIONEER ENERGY SERVICES CORP.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209

April __, 2015
Dear Fellow Shareholder:
On behalf of the Board, we invite you to attend the 2015 Annual Meeting of Shareholders of Pioneer Energy Services Corp. We will hold the meeting at 1:00 p.m., Central Time, on Thursday, May 21, 2015, at the DoubleTree Hilton San Antonio Airport, 37 NE Loop 410 (at McCullough), San Antonio, Texas 78216.
We feel it is important to provide you with information about Pioneer in a way that is easy to understand. On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement explaining the matters to be addressed at our annual meeting. We have included a Proxy Summary, immediately following the table of contents, which highlights certain information contained elsewhere in the proxy statement. Additionally, we have expanded our disclosures of various compensation practices in response to our investor outreach which we conducted in 2014.
We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote either by Internet or by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.
Thank you for your interest in Pioneer Energy Services Corp.
Sincerely,

Dean A. Burkhardt	Wm. Stacy Locke
Chairman	President and Chief Executive Officer

PIONEER ENERGY SERVICES CORP.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
Notice of Annual Meeting of Shareholders
Thursday, May 21, 2015
1:00 p.m., Central Time
DoubleTree Hilton San Antonio Airport, 37 NE Loop 410 (at McCullough), San Antonio, Texas 78216
To the Shareholders of Pioneer Energy Services Corp.:
The 2015 Annual Meeting of Shareholders of Pioneer Energy Services Corp. will be held on Thursday, May 21, 2015, at 1:00 p.m., Central Time, at the DoubleTree Hilton San Antonio Airport, 37 NE Loop 410 (at McCullough), San Antonio, Texas 78216. At the meeting, we will ask you to consider and take action on the following:

(1)
elect Wm. Stacy Locke and C. John Thompson, who have been nominated by the Board, as Class II directors of the Board of Pioneer Energy Services Corp., to serve until our 2018 Annual Meeting of Shareholders or until their successors have been duly elected and qualified (Proposal 1);

(2)	approve an amendment and restatement of the Pioneer Energy Services Corp. Amended and Restated 2007 Incentive Plan (Proposal 2);

(3)	ratify certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan (Proposal 3);

(4)	conduct an advisory vote to approve the compensation of the named executive officers (Proposal 4);

(5)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 5); and

(6)	transact any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.
This notice and the attached proxy statement are first being mailed to our shareholders on or about April __, 2015. Our Board has set the close of business on March 23, 2015, as the record date for determining shareholders entitled to receive notice of and vote at the annual meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. This list will also be available at the meeting.
Important notice regarding the availability of proxy materials for the shareholder meeting to be held on Thursday, May 21, 2015. The proxy statement, the 2014 annual report to shareholders and any other additional soliciting materials are available at www.pioneerproxy.com.
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote by Internet or sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

San Antonio, Texas	By Order of the Board
April __, 2015
Carlos R. Peña
Senior Vice President, General Counsel, Secretary and Compliance Officer

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    4

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    5

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.
Eligibility to Vote (page 12)
You can vote if you were a shareholder as of the close of business on March 23, 2015.
How to Cast Your Vote (page 11)
You can vote by any of the following methods:

•	Internet (www.voteproxy.com) through May 20, 2015;

•	Completing, signing and returning your proxy or voting instruction card before May 8, 2015; or

•
In person, at the annual meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must bring with you to the meeting proof of ownership and the legal proxy card you received from your intermediary.

Results of 2014 Say on Pay and Shareholder Outreach (page 30)
In response to the 2014 advisory vote on our executive compensation and the feedback we received from our shareholders, we took the following actions:

•
Supplemented Our Executive Compensation Disclosures. We addressed several key concerns of our shareholders by supplementing our executive compensation disclosures of: our target compensation, our cyclical industry's effects on our compensation programs, our use of performance metrics and diversified plans which vary in length of performance period and basis for measurement (i.e., our actual results versus internal budgets or peer performance), our use of peer groups for compensation analysis and performance awards, our anti-hedging policy and our policy prohibiting pledging of Company securities.

•	Increased Stock Ownership Guidelines for All Directors and Named Executive Officers.

•	Adopted a Claw-Back Policy.

•
Approved Amendments to the 2007 Incentive Plan. Subject to shareholder approval, the Board approved amendments to the 2007 Incentive Plan providing for a minimum vesting period of one year for stock options and stock appreciation rights ("SARs") and prohibiting the cash buyout of underwater stock options and SARs.

In line with our conversations with our shareholders, and our commitment to continuous improvement, some of the key decisions and changes to our 2014 and 2015 executive compensation programs are as follows:

•
Performance-Based Compensation. The majority of our Chief Executive Officer's target total direct compensation is performance-based, including annual cash incentive awards, stock options and performance-based restricted stock unit awards.

•
2014 Compensation Program Changes. In order to better align our executive compensation program with the interests of our shareholders and in an effort to lower the cost of the executive compensation program to assist with the Company’s goal of reducing long-term debt, we made several key changes to our 2014 executive compensation program including:

▪	Increased the percentage of awards that vest based on total shareholder return;

▪	Held base salaries flat; and

▪	Reduced long-term incentive awards.

•
2015 Compensation Program Changes. As a result of our shareholder outreach conducted during 2014, and in order to maintain a conservative approach during the current industry downturn, we made the following key decisions related to our 2015 compensation program:

▪	Held base salaries flat;

▪	Reduced long-term incentive awards;

▪	Reduced annual cash incentive awards;

▪	Granted long-term time-based cash incentive awards; and

▪	Reduced restricted stock awards for director compensation.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    6

PROXY SUMMARY

Business Highlights (page 32)
(For more detail, please see our Form 10-K for the year ended 2014, as filed with the SEC on February 17, 2015.)
Early in 2014, our Board approved a business plan that reflected aggressive goals for earnings per share (“EPS”), Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Impairments (“Adjusted EBITDA”), Adjusted EBITDA ROCE and safety. These goals served as targets for our annual cash incentive plan. Our financial and operational performance in 2014 exceeded our targets. The Compensation Committee believes that management performed well during 2014 and delivered strong results for the 2014 Team Goals. Key highlights of our 2014 performance include the following:

•	Reduced debt, lowered our borrowing costs, extended debt maturities and increased liquidity through the:
Redemption of our 2010 and 2011 9.875% Senior Notes, funded primarily through the issuance of our 2014 6.125% Senior Notes;
Amendment of our revolving credit facility to increase borrowing capacity, extend the maturity and reduce the interest rate; and
Repayment of $50 million of outstanding debt;
•	Divested our fishing and rental operations and recognized a $10.7 million gain on sale;
•	Achieved record Adjusted EBITDA and total revenues, the highest since our Company's inception;
•	Achieved record revenues for all three production services businesses;
•
Achieved one of the lowest consolidated recordable incident rates since our Company's inception and received the Association of Energy Service Companies second place award for 2014 in Division V for well servicing;

•	Secured multi-year contracts for five new-build AC drilling rigs which are currently under construction and which we expect to deliver in 2015; and
•	Successfully implemented an electronic preventative maintenance system for our domestic drilling services assets.
Board Nominees (pages 15-17)

Name	Age	Director since	Experience/ Qualification	Independent	Committee Memberships
Wm. Stacy Locke	59	1995
• Over 35 years of experience in the industry
• 20 years of experience at Pioneer
• Mr. Locke's varied work experience from geology to investment banking and multiple management roles has provided him with a wide skill set that uniquely benefits Pioneer
				No	• None
C. John Thompson	62	2001
• Over 35 years of experience in the energy capital business
• One of Pioneer's longest-serving non-executive directors
• Deep institutional knowledge with experience as an executive in the oil and gas industry
				Yes	• Audit Committee • Compensation Committee • Nominating and Governance Committee (chair)
Governance of the Company (pages 21-26)

•	Director Meetings	•	Code of Business Conduct and Ethics and Corporate Governance Guidelines
•	Independent Chairman of the Board	•	Risk – Related Compensation Policies and Practices
•	Independent Committees of the Board	•	Communications with the Board
•	Director Resignation Policy	•	Director Compensation
•	Director Recommendations from Shareholders	•	Stock Ownership Guidelines

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    7

PROXY SUMMARY

Executive Officers (page 29)

Name	Age	Position	Joined Pioneer	Experience
Wm. Stacy Locke	59	President, Chief Executive Officer and Director	1995
Mr. Locke has over 35 years of industry and management experience. He has served as our President since May 1995. Prior to joining Pioneer, Mr. Locke worked in investment banking for seven years, and as a geologist for seven years.

Lorne E. Phillips	44	Executive Vice President and Chief Financial Officer	2009
Prior to joining Pioneer in 2009, Mr. Phillips worked 10 years at Cameron International Corporation in several senior financial roles as well as in business development, marketing, and mergers and acquisitions. Before joining Cameron, Mr. Phillips worked in investment banking.

Carlos R. Peña	48	Senior Vice President, General Counsel, Secretary and Compliance Officer	2008
Mr. Peña has practiced law since 1992 and has extensive experience providing both outside corporate and securities counsel and in-house M&A counsel. Prior to joining Pioneer in October 2008, he worked for AT&T, Inc. in the M&A legal group. From 1996 to 2007, he focused on securities and corporate finance, M&A, venture capital, and corporate governance at Fulbright & Jaworski L.L.P., Cox Smith Matthews Incorporated, and Vinson & Elkins L.L.P.

Brian L. Tucker	41	President of Drilling Services Segment	2012
Mr. Tucker has over 10 years of industry experience. Prior to joining Pioneer in 2012, Mr. Tucker served as a Vice President of Helmerich and Payne, prior to which he served as an operation manager of the company. Mr. Tucker also served eight years as an officer in the U.S. Army and is a West Point graduate.

Joe P. Freeman	66	Senior Vice President of Well Servicing	2008
Mr. Freeman has over 25 years of industry experience. Prior to joining Piioneer, Mr. Freeman served as Vice President of the well servicing division of WEDGE Oil and Gas Services from 2005 to 2008, Gulf Coast Division Manager of Key Energy Services from 1998 to 2004, and independent entrepreneur and owner of JPF Well Service from 1987 to 1998, which was sold to Key Energy Services in 1998.

Bill W. Bouziden	54	Senior Vice President of Wireline Services and Coiled Tubing Services	2009
Mr. Bouziden has over 30 years of industry experience. Prior to joining Piioneer in 2009, Mr. Bouziden served in many capacities, including Production Services Business Development Vice President at Smith International, Inc., President of W-H Energy’s Perf-O-Log, and Operations Manager at Diamond Wireline.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    8

PROXY SUMMARY

Executive Compensation (pages 30-45)
Our Compensation Philosophy (page 34)
The Compensation Committee aims to design our executive compensation program with goals and objectives to:

•	Provide a compensation structure that is consistent with competitive pay practices and normative with respect to industry peers;	•	Reward executives for building shareholder value; and
•	Attract, motivate and retain executives necessary to our success;	•	Encourage attainment of strategic business objectives with pay-for-performance principles.

WHAT WE DO		WHAT WE DON’T DO
☑	A significant portion of our executive pay is performance-linked	☒	No personal aircraft
☑	Apply shareholder aligned performance objectives for our executives	☒	No re-pricing of underwater stock options
☑	Use an independent compensation consultant	☒	No country club memberships for personal use
☑	Evaluate our executive compensation against our industry peers	☒	No tax gross ups for anyone becoming a participant in our Key Employee Severance Plan after March 2011
☑	Apply share ownership guidelines for named executive officers and directors	☒	No hedging of Company securities or pledging of Company securities as collateral for a loan
☑	Adhere to a claw-back policy
☑
Consider risk in our executive compensation program:
• A significant portion of our executive compensation is tied to long-term performance
• We use diversified performance metrics, including TSR, EBITDA ROCE, EBITDA growth, EBITDA, EPS, safety, etc.
• We use diversified plans through which relative performance is measured against our own budgeted goals and against the performance of our peers

2014 Executive Total Compensation Mix (page 33)

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    9

PROXY SUMMARY

The majority of our Chief Executive Officer's target total direct compensation is performance-based, including:

▪	Annual Cash Incentive Awards. The annual cash incentive award is based on operational and financial performance.

▪	Stock Options. The value of these awards are tied directly to the Company’s stock price and thus are closely correlated with our shareholders’ interests.

▪	Performance-Based Restricted Stock Unit Awards. Our performance-based RSUs are earned based on our relative total shareholder return, EBITDA growth and EBITDA ROCE results.
2014 Executive Compensation Summary (page 48)

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Wm. Stacy Locke Director, President and Chief Executive Officer	2014	$715,000	—	$452,996	$1,710,260	$968,720	$26,708	$3,873,684
Lorne E. Phillips Executive Vice President and Chief Financial Officer	2014	$375,000	—	$152,224	$574,702	$304,842	$25,448	$1,432,216
Franklin C. West Former Executive Vice President and President of Drilling Services Segment	2014	$430,000	$220,000	—	$267,548	$348,251	$26,837	$1,292,636
Joseph B. Eustace Former Executive Vice President and President of Production Services Segment	2014	$345,000	—	$126,033	$475,832	$272,893	$26,379	$1,246,137
Carlos R. Peña Senior Vice President, General Counsel and Secretary	2014	$345,000	—	$130,630	$493,181	$280,454	$23,198	$1,272,463
Auditors (page 75)
As a matter of good corporate governance, we are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
Voting matters (page 12)

		Board Recommendation	More Information
PROPOSAL 1	Election of Wm. Stacy Locke and C. John Thompson as Class II directors	FOR	Page	15
PROPOSAL 2	Approval of an amendment and restatement of the 2007 Incentive Plan	FOR	Page	64
PROPOSAL 3	Ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan	FOR	Page	73
PROPOSAL 4	Approval, on an advisory basis, of the compensation paid to our named executive officers	FOR	Page	75
PROPOSAL 5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR	Page	78

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    10

PARTICIPATE IN THE FUTURE OF PIONEER ENERGY SERVICES CORP.
CAST YOUR VOTE RIGHT AWAY
It is very important that you vote to play a part in the future of Pioneer Energy Services Corp. NYSE rules require that if your shares are held through a broker, bank or other nominee, these nominees cannot vote on your behalf on non-discretionary matters without your voting instructions.
Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.
Proposals which require your vote

		More Information		Board Recommendation	Abstentions	Broker Non-Votes	Votes Required for Approval
PROPOSAL 1	Election of Wm. Stacy Locke and C. John Thompson as Class II directors	Page	15	FOR	No effect	No effect	Plurality (subject to the Director Resignation Policy)
PROPOSAL 2	Approval of an amendment and restatement of the 2007 Incentive Plan	Page	64	FOR	Vote against	No effect	Majority
PROPOSAL 3	Ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan	Page	73	FOR	Vote against	No effect	Majority
PROPOSAL 4	Approval, on an advisory basis, of the compensation paid to our named executive officers	Page	75	FOR	Vote against	No effect	Majority
PROPOSAL 5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	Page	78	FOR	Vote against	N/A	Majority
Vote right away

Even if you plan to attend our Annual Meeting in person, please read this Proxy Statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

By Internet using your computer	By mailing your proxy card

Visit 24/7 www.voteproxy.com	Cast your ballot, sign your proxy card and send by freepost
Visit our Annual Meeting website

Visit 24/7 www.voteproxy.com	• Review and download interactive versions of this Proxy Statement and our Annual Report
Attend our 2015 Annual Meeting of Shareholders

Date: Time:	May 21, 2015 1:00 p.m. (Central Time)
Location:	DoubleTree Hilton San Antonio Airport 37 NE Loop 410 (at McCullough) San Antonio, TX 78216

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    11

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	When and where is the annual meeting of shareholders?

A:
The 2015 Annual Meeting of Shareholders of Pioneer Energy Services Corp. will be held on Thursday, May 21, 2015, at 1:00 p.m., Central Time, at the DoubleTree Hilton San Antonio Airport, 37 NE Loop 410 (at McCullough), San Antonio, Texas 78216.

Q:	Who is soliciting my proxy?

A:	Pioneer is soliciting your proxy on behalf of its Board.

Q:	What am I being asked to vote on?

A:	We are asking you to take action on the following:

•
to elect Wm. Stacy Locke and C. John Thompson, who have been nominated by the Board, as Class II directors of the Board of Pioneer Energy Services Corp., to serve until our 2018 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

•
to approve an amendment and restatement of the Pioneer Energy Services Corp. Amended and Restated 2007 Incentive Plan (the “2007 Incentive Plan”) to, among other things, clarify and increase the per-person annual award limits under Section 8 of the plan, provide for a minimum vesting period of one year for stock options and stock appreciation rights, and prohibit the cash buyout of underwater stock options and stock appreciation rights;

•	to ratify certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan;

•	to conduct an advisory vote to approve the compensation of the named executive officers;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	to transact any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:	Who may vote?

A:
All holders of the Company's stock as of the close of business on March 23, 2015, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of March 23, 2015, there were 64,237,290 shares of our common stock outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with the Company’s registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a shareholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

Q:	Who may attend the meeting?

A:	All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. You will need to bring a photo ID to gain admission to the annual meeting.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote in three ways:

•	you may come to the annual meeting and cast your vote in person;

•	you may vote online by visiting www.voteproxy.com; or

•
you may vote by completing, signing and returning the enclosed proxy card. If you return a completed and signed proxy card, the persons named on the card will vote your shares in the manner you indicate.

If you are a beneficial owner of shares, your broker, bank or other intermediary will advise you on the methods of voting your shares. Your intermediary has enclosed with this Proxy Statement a voting instruction card for you to use in directing the intermediary on how to vote your shares. The instructions from your intermediary will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

Q:	How can I vote at the annual meeting if I am a beneficial owner?

A.
If you are the beneficial owner of shares, you may only vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other intermediary (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy, and present it at the annual meeting.

Q:	When did Pioneer first distribute this proxy statement and the accompanying form of proxy to its shareholders?

A:	We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about April __, 2015.

Q:	What happens if I am a shareholder of record and do not indicate how I wish to vote on one or more of the proposals?

A:
If you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares as follows: FOR election of the director nominees (Proposal 1); FOR approval of the amendment and restatement of the 2007 Incentive Plan (Proposal 2); FOR ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan (Proposal 3); FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (Proposal 4); and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 5). We are not aware of

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    12

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

any other matters that may properly come before the annual meeting. If other matters are properly brought before the annual meeting, the proxy holders will vote your shares in accordance with their discretion.

Q:	What happens if I am a beneficial owner of shares and do not indicate how I wish to vote on one or more of the proposals?

A:
As a beneficial owner of shares, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker, bank or other intermediary by the deadline provided in the materials you receive from your broker, bank or other intermediary. If you do not provide voting instructions to your broker, bank or intermediary, whether your shares can be voted by such person depends on the type of items being considered for vote.

•
Non-Discretionary Items. The election of directors, the approval of the amendment and restatement of the 2007 Incentive Plan, the ratification of certain grants of RSU awards to Wm. Stacy Locke under the 2007 Incentive Plan and the advisory vote to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other intermediaries who have not received specific voting instructions from the beneficial owners (i.e., referred to as a broker non-vote).

•
Discretionary Items. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 is a discretionary item. Generally, brokers, banks and intermediaries that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Q:	What if I vote by proxy and then change my mind?

A:	If you are a shareholder of record, you can revoke your proxy at any time prior to the vote at the annual meeting by:

•	timely providing written notice of the revocation of your proxy to our Corporate Secretary at our principal executive offices at the mailing address indicated below;

•	timely delivering a properly executed proxy dated after the date of the proxy you want to revoke;

•	timely submitting a later-dated vote via the Internet (which automatically revokes the earlier proxy); or

•	attending the annual meeting and casting your vote in person.
If you are a beneficial owner of shares, you may revoke your proxy by:

•	timely submitting new voting instructions to your broker, bank or other intermediary in accordance with their voting instructions; or

•
if you have obtained a legal proxy from your intermediary giving you the right to vote your shares, by attending the annual meeting, presenting the completed legal proxy to the Company, and voting in person.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Q:	What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of capital stock of Pioneer entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid annual meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. If a quorum is not present, a majority in interest of those present or represented at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:	What vote is required for each of the proposals being considered at the annual meeting?

A:
Election of Directors. The directors will be elected by a plurality of the votes cast at the annual meeting, subject to the Board’s policy regarding resignations for directors who do not receive a majority of “FOR” votes (the “Director Resignation Policy”). “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors. Abstentions and broker non-votes will not have any effect on the vote for the director nominees.

Under the Director Resignation Policy, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five business days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Board. For further information on this policy, see the section titled “Information Concerning Meetings and Committees of the Board–Director Resignation Policy” below.
Approval of the Amendment and Restatement of the 2007 Incentive Plan. The approval of the amendment and restatement of the 2007 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, this proposal. An abstention will have the effect of a vote against this proposal. A broker non-vote will not have any effect on the vote of this proposal.
Ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan. The ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, this proposal. An abstention will have the effect of a vote against this proposal. A broker non-vote will not have any effect on the vote of this proposal.
Advisory Vote on Executive Compensation. The advisory vote to approve executive compensation requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, this proposal. An abstention will have the effect of a vote against this proposal and a broker non-vote will not have any effect on the vote of this proposal.
Ratification of KPMG LLP as our Independent Registered Public Accounting Firm. The ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, this proposal. An abstention will have the effect of a vote against this proposal.

Q:	Who will count the votes?

A:	Representatives of American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for our common stock, will tabulate the votes.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    13

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	What shares are included on the proxy card?

A:
The shares listed on your proxy card represent all the shares of our common stock held in your name (as distinguished from shares held by a broker intermediary, bank or other intermediary). You will receive a separate proxy card from your intermediary if your intermediary holds shares for you.

Q:	What does it mean if I receive more than one proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:	What is Pioneer’s mailing address?

A:	Our mailing address is Pioneer Energy Services Corp., 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    14

Proposal 1	Election of Directors
Our Board currently consists of five directors. The Board has determined that all of the directors are independent directors, as defined by the rules of the NYSE, other than Mr. Locke who, as President and Chief Executive Officer, is an employee of Pioneer. There are no family relationships of first cousin or closer among our directors or officer by blood, marriage or adoption. Our Board is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for our Class II directors will expire at the annual meeting.
Our Board has nominated Wm. Stacy Locke and C. John Thompson, who currently serve on the Board, as the director nominees for election as Class II directors at the annual meeting. Messrs. Locke and Thompson have each served as our director since 1995 and 2001, respectively.
Each director nominee has consented to be named as a director nominee in this proxy statement and has agreed to serve as a director if elected. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    15

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Wm. Stacy Locke
Class II Director Nominee for Election to a Term Expiring at the 2018 Annual Meeting President, Chief Executive Officer and Director since: 1995 Age: 59
Acquired expertise of particular relevance to Pioneer
✓   Over 35 years of industry experience
✓   20 years of experience at Pioneer
✓   Mr. Locke’s varied work experience from geology to investment banking and multiple management roles has provided him with a wide skill set that uniquely benefits Pioneer

Professional Experience

Firm	Pioneer Energy Services Corp.	Arneson, Kercheville, Ehrenberg & Associates	Chemical Banking Corporation	Valero Energy Corporation, Huffco Petroleum Corporation, Tesoro Petroleum Corporation
Date	1995-Present	1993-1995	1988-1992	1979-1986
Positions Held	Currently President & CEO	Investment Banker	Investment Banker	Geologist

Education

•	Bachelor’s Degree in Geology from University of California Santa Barbara

•	Master Business Administration Degree from the Southern Methodist University
Other Relevant Qualifications and Experience

•
Wm. Stacy Locke has served as one of our directors as well as President of the Company since May 1995, when he joined Pioneer. In December 2003, Mr. Locke was appointed Chief Executive Officer. In addition to his continuous role as President, Mr. Locke has also served as our Chief Financial Officer and Chief Operating Officer. Prior to joining Pioneer, Mr. Locke was in investment banking with Arneson, Kercheville, Ehrenberg & Associates from 1993 to 1995 and Chemical Banking Corporation from 1988 to 1992. Mr. Locke worked for Tesoro Petroleum Corporation, Valero Energy Corporation and Huffco Petroleum Corporation as a geologist from 1979 to 1986. Mr. Locke received a Bachelor’s Degree in geology from the University of California Santa Barbara and a Master of Business Administration Degree from Southern Methodist University. Mr. Locke has obtained a certificate as a Board Governance Fellow from the National Association of Corporate Directors.
•
Mr. Locke’s 20 years of experience at Pioneer, including his service as Chief Executive Officer for eleven years, gives him unique knowledge of the opportunities and challenges associated with our business. Mr. Locke’s familiarity with all aspects of Pioneer’s business and his historical understanding of its operations, combined with his understanding of the oil and gas industry, geology and investment banking makes him uniquely qualified to advise the Board of Directors and to lead Pioneer as Chief Executive Officer. Mr. Locke also serves as a board member of privately-held Omni Water Solutions, Inc., and in the past, served on the board of the nonprofit organization Any Baby Can.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    16

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTOR NOMINEES, CONTINUED

C. John Thompson
Class II Director Nominee for Election to a Term Expiring at the 2018 Annual Meeting Director since: 2001 Age: 62
Acquired expertise of particular relevance to Pioneer
✓   Over 35 years experience in the energy capital business
✓   One of Pioneer’s longest-serving non-executive directors
✓   Deep institutional knowledge with experience as an executive in the oil and gas industry

Professional Experience

Firm	Ventana Capital Advisors, Inc.	Enron	Sagestone Capital Partners	InterFirst Bank
Date	2004-Present	1990-1997; 2000-2001	1997-2000	1979-1987
Positions Held	President and CEO	Vice President	Co-Founder; Managing Partner	Senior Vice President

Education

•	Bachelor’s Degree in Business Administration from Texas Tech University

•	Master’s Degree in Business Administration from the University of Texas at Austin
Other Relevant Qualifications and Experience

•
C. John Thompson has served as one of our directors since May 2001. Mr. Thompson currently serves as Chairman and Chief Executive Officer of Ventana Capital Advisors, Inc., a capital advisory company he founded in June 2004. Mr. Thompson has over 35 years experience in the energy capital business. Mr. Thompson has worked as a business consultant, in the energy capital business with Enron, the investment banking services business with a company he co-founded, Sagestone Capital Partners, and as the manager of the energy commercial banking business with InterFirst Bank in Houston.
•
As Pioneer’s longest-serving non-executive director, Mr. Thompson brings an important institutional knowledge to the Board. His work as an executive in the oil and gas industry, and his experience in the energy capital business including more than ten years in energy commercial banking, provides him with insights relating to many of the same issues facing our business, including capital markets, operational, regulatory, industry, technological, and financial. Mr. Thompson also serves as a member of the Audit Committee and qualifies as an “audit committee financial expert.” Mr. Thompson holds a Bachelor’s Degree in Business Administration with a major in finance from Texas Tech University and a master’s Degree in Business Administration with an emphasis in finance and accounting from the University of Texas at Austin, which enables him to provide guidance to the Board on finance, accounting-related and capital structure matters. Mr. Thompson’s experience as founder of a capital advisory company and as a consultant provides the Board with a unique perspective into different industries and an understanding of various capital strategies.

Our Board unanimously recommends a vote “FOR” the election of Wm. Stacy Locke and C. John Thompson as Class II Directors.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    17

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTOR WITH A TERM EXPIRING IN 2016

John Michael Rauh
Class III Director Whose Term Expires at the 2016 Annual Meeting Director since: 2008 Age: 65
Acquired expertise of particular relevance to Pioneer:
✓   Financial and accounting expertise
✓   Experienced with Sarbanes-Oxley 404 compliance
✓   Over 25 years of experience in various financial capacities including several senior financial positions at a global oil and gas company and another 8 years of audit and accounting experience at a large public accounting firm

Professional Experience

Firm	Kerr-McGee Corporation	Arthur Young & Company
Date	1981 – 2006	1973-1981
Positions Held	Vice President and Controller; Vice President and Treasurer	Audit Manager

Education

•	Bachelor’s Degree in Accounting and Economics from Northwestern Oklahoma State University

•	Master’s Degree in Accounting from Oklahoma State University
Other Relevant Qualifications and Experience

•
John Michael Rauh has served as one of our directors since October 2008. Mr. Rauh served in various financial capacities including Vice President and Controller and Vice President and Treasurer during his career at Kerr-McGee Corporation from 1981 until his retirement in 2006. Prior to joining Kerr-McGee, Mr. Rauh was an auditor with Arthur Young & Company, which merged with Ernst & Whinney in 1989 to form Ernst & Young. He received a Master’s Degree in accounting from Oklahoma State University and a Bachelor’s Degree in accounting and economics from Northwestern Oklahoma State University. Mr. Rauh has obtained a certificate as a Board Leadership Fellow from the National Association of Corporate Directors. He was elected in 2010 and currently serves as a director on the Northwestern Oklahoma State University Foundation Board of Directors.
•
Mr. Rauh’s expertise in a variety of financial and accounting matters, experience in Sarbanes-Oxley 404 compliance and service with a global oil and gas business make him a valuable member of the Board and enhances the value of his service as a member of the Audit Committee, where he also qualifies as an “audit committee financial expert.” Mr. Rauh’s Bachelor’s and Master’s Degrees in accounting enable him to advise the Board on accounting-related matters. Mr. Rauh’s experience at a global oil and gas company provides him with insights relating to many of the same issues we face in our business, including capital markets, operational, regulatory, industry, technological, and financial. Mr. Rauh’s significant experience in several senior financial positions at Kerr-McGee, as well as his previous service as an auditor with an accounting firm, provides a solid platform for him to advise and consult with the Board on financial and audit-related matters.

Mr. Rauh, as well as other Tronox, Inc. and Kerr-McGee Corp. officers and directors, was named as a defendant in a complaint filed in the United States District Court for the Southern District of New York, asserting securities law violations. On June 28, 2010, the Court dismissed the allegations that Mr. Rauh violated Section 10(b) of the Securities Exchange Act, but permitted plaintiffs to proceed with the allegation that Mr. Rauh had been a “control person” of Tronox under Section 20 of the Securities Exchange Act for an approximately four-month period. On August 3, 2012, the parties filed a Stipulation and Agreement of Settlement, and on November 26, 2012, the Court entered a final judgment approving the settlement.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    18

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTORS WITH A TERM EXPIRING IN 2017

Dean A. Burkhardt
Class I Director Whose Term Expires at the 2017 Annual Meeting Board member since: 2001 Chairman since: 2008 Age: 64
Acquired expertise of particular relevance to Pioneer:
✓   Over 35 years of experience in the energy services industry
✓   Over 10 years of experience as our Board member
✓   Financial and accounting experience

Professional Experience

Firm	Consultant	Applied Petroleum Software	Seismic Products	Cliff Mock, Inc.	Tescorp, Inc.	Tescorp Energy Services	Cheyenne Services, Inc.	Cheyenne Services, Inc.
Date	1997-Present	1983-1985	1982	1982	1982	1981-1982	1979-1989	1979-1981
Positions Held	Consultant in the energy services industry	Co-founder, President and CEO	President and CEO	President and CEO	President and COO	President and CEO	Director	Co-Founder, Executive Vice President of Sales and Operations

Education

•	Bachelor of Arts Degree from the University of Houston

•	Master’s Degree in International Management from the American Graduate School of International Management
Other Relevant Qualifications and Experience

•
Dean A. Burkhardt has served as one of our directors since October 2001 and as Chairman of the Board since May 2008. He has been active in the energy industry for over 35 years. Mr. Burkhardt has consulted with the energy services industry since 1997, with a focus on oil and gas projects in emerging markets, workover services, fuel cells and engineering and quality management services. He was co-founder, President and CEO of Applied Petroleum Software, a provider of production engineering software for optimizing oil and gas well completions (1983-1985); President and CEO of Seismic Products, a provider of seismic cable (1982), Cliff Mock, Inc., a provider of oilfield valves (1982) and Tescorp Energy Services, a provider of coiled tubing, hydraulics and fishing and rental tools (1981-1982) as well as President and COO of Tescorp, Inc. (1982); was a co-founder (1979), Executive Vice President of Sales and Operations (1979-1981) and a director (1979-1989) of Cheyenne Services, Inc., a provider of oilfield tubular makeup, tubular inspection and third party quality assurance services. Mr. Burkhardt is also a cattle and horse rancher, and currently serves on the Executive Committee of the Board of Directors of the American Brahman Breeders Association. He also serves on the Executive Committee of the Board of Directors of Inprint, a non-profit literary organization supporting the creative writing program at the University of Houston, and in the past, served as the Treasurer and chair of its Finance Committee. Mr. Burkhardt also served in the past as a director of Good Neighbor Healthcare Center, a non-profit corporation.
•
Having served on the Company’s Board for over ten years, Mr. Burkhardt is very knowledgeable about the Company’s business and the important issues that it faces. In addition to serving as Chairman, he is currently a member of the Audit Committee and qualifies as an “audit committee financial expert.” He has also previously chaired the Company’s Audit, Compensation, and Nominating and Governance Committees. Mr. Burkhardt’s extensive service in the energy services industry enables him to advise and consult with the Board on the many issues that the Company faces, including oil and gas projects in emerging markets, workover services, fuel cells and engineering and quality management services. Mr. Burkhardt holds a Master’s Degree in international management from the American Graduate School of International Management, where his studies emphasized international marketing and accounting. He has obtained certificates as a Board Leadership Fellow and a Board Governance Fellow from the National Association of Corporate Directors (NACD) and regularly attends continuing education seminars presented by the NACD and other professional organizations covering a variety of accounting and financial matters and cyber security, which enables him to provide guidance to the Board related to the Company’s international development, accounting-related matters and cyber security.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    19

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTORS WITH A TERM EXPIRING IN 2017, CONTINUED

Scott D. Urban
Class I Director Whose Term Expires at the 2017 Annual Meeting Director since: 2008 Age: 61
Acquired expertise of particular relevance to Pioneer
✓   Over 35 years of energy industry experience
✓   Significant and varied management experience at multiple global oil and gas companies
✓   Mr. Urban’s background in geology gives him a deeper understanding of our business and the challenges we face

Professional Experience

Firm	Edgewater Energy	BP PLC	Amoco Corporation
Date	2008-Present	1999-2005	1977-1999
Positions Held	Managing Director; Lead Partner	Group Vice President - Upstream	Group Vice President - Worldwide Exploration; Manager - China

Education

•	Bachelor’s Degree in Earth Science from Bowling Green State University

•	Master’s Degree in Geology from Bowling Green State University
Other Relevant Qualifications and Experience

•
Scott D. Urban has served as one of our directors since October 2008. Mr. Urban is a partner in Edgewater Energy, a consulting and investment firm focused on the oil and gas exploration and production industry and assisting private equity firms with upstream investments. Mr. Urban served as Group Vice President - Upstream for BP PLC from 1999 to 2005 with responsibility for several profit centers including the North Sea, Alaska, North American Onshore, Egypt and Middle East. Prior to joining BP, Mr. Urban held a variety of management positions with Amoco Corporation, including Group Vice President - Worldwide Exploration and Upstream Business Unit Manager - China. Mr. Urban received a Master’s Degree in geology and a Bachelor’s Degree in earth science from Bowling Green State University. Mr. Urban currently serves on the board of directors of Edgewater Energy and Noble Energy, Inc. and has served as a board member of the UK Offshore Operators Association, the Business Council for International Understanding and the Netherlands Oil and Gas Exploration and Production Association.
•
Mr. Urban’s expertise as a consultant in the oil and gas exploration and production industry makes him a valuable member of the Board. Mr. Urban’s significant experience at multiple global oil and gas companies provides him with insights relating to many of the same issues we face in our business, including capital markets, operational, regulatory, industry, technological, and financial. Mr. Urban’s Master’s Degree in geology gives him a deep understanding of, and enables him to advise the Board on, many matters relating to oil and gas drilling. Mr. Urban currently serves as a member of the board of directors of Noble Energy, Inc., which gives him valuable experience in managing the issues that face a publicly held oil and gas company with international operations and allows him to share best practices with our Board.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    20

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD
Director Meetings
Our Board held ten meetings during the fiscal year ended December 31, 2014. The Board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. During the fiscal year ended December 31, 2014, all of the directors attended 100% of the total number of meetings of the Board and any committee on which each served. In addition, the independent directors/non-management directors also held regular meetings consisting solely of independent directors/non-management directors during the fiscal year ended December 31, 2014.

Independent Chairman of the Board
Our Board has separated the roles of Chairman and Chief Executive Officer. The separation of roles was implemented to allow our Chief Executive Officer, Mr. Locke, to focus on the management of the Company and our independent Chairman to focus on the continued development of a high-performing Board. We believe separation of the roles of Chairman and Chief Executive Officer helps preserve our Board’s independence and objectivity and provides an appropriate division of labor between our Chairman and Chief Executive Officer. In addition to presiding at Board meetings, including those of independent directors, the duties and responsibilities of our independent Chairman include the following:

•	approving an appropriate schedule of Board meetings;

•	establishing, with the assistance of the Chief Executive Officer, Chief Financial Officer and General Counsel, the agendas for Board meetings;

•	advising the chairperson of each Board committee with respect to agendas and information needs relating to committee meetings;

•	reviewing information sent to the Board;

•	retaining and terminating outside consultants and advisors that report directly to the Board, as appropriate;

•	assisting management in establishing the strategic direction of the Company;

•	coordinating with the Chief Executive Officer and the Board to develop succession procedures and arrangements;

•
establishing, with the assistance of the Corporate Secretary, procedures for shareholders and other interested parties to communicate with the Board, any Board committee, the independent or non-management directors, or any other individual director;

•	performing or exercising such additional duties and powers as may be conferred upon the Chairman by resolution of the Board; and

•	promoting, with senior management, the Company's enterprise risk oversight process.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    21

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD

Independent Committees of the Board
Each of the committees’ members is independent, as defined by the rules of the NYSE. Each of the members of the Audit Committee is also independent as defined by the rules and regulations of the SEC and each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC.
During 2014, each of the members of each committee attended 100% of the meetings held by the committee. Each of the committees is governed by a written charter, which you may access and print from our website at www.pioneeres.com.

Name and Members	Independent Committee Members	Primary Responsibilities	Meetings and Attendance
Audit Committee John Michael Rauh (Chair) Dean A. Burkhardt C. John Thompson Scott D. Urban	• ALL
• Appointing, compensating, retaining and overseeing our independent registered public accounting firm and overseeing the qualifications and independence of such firm;
• Overseeing our accounting and financial reporting processes and the audits of our financial statements;
• Overseeing the performance of our internal audit function;
• Overseeing our compliance with legal and regulatory requirements;
• Preparing a report for inclusion in our proxy statement of its review of our audited financial statements;
• Pre-approving audit, review or attest services and permitted non-audit services (including the terms and fees thereof) to be performed by our independent registered public accounting firm; and
• Reviewing and assessing, on an annual basis, the adequacy of the Audit Committee’s charter and recommending revisions to the Board.
• 5 meetings in person - 100% attendance
Compensation Committee Scott D. Urban (Chair) Dean A. Burkhardt John Michael Rauh C. John Thompson	• ALL
• Annually reviewing and approving corporate goals, objectives and other key measures relevant to the compensation of Pioneer’s executive officers and other key employees;
• Reviewing and approving all formal employment or other contracts between Pioneer and our executive officers and other key employees;
• Administering and reviewing Pioneer’s incentive-compensation plans, equity-based plans and other compensation and benefit plans, and authorizing the issuance of stock of Pioneer pursuant to such plans; and
• Appointing, compensating, retaining and overseeing a compensation consultant and other advisors to assist the committee.
• 3 meetings in person - 100% attendance
Nominating and Corporate Governance Committee C. John Thompson (Chair) Dean A. Burkhardt John Michael Rauh Scott D. Urban	• ALL
• Responsible for seeking, evaluating and recommending qualified individuals to become directors and serve on committees of the Board;
• Periodically reviewing and assessing the adequacy of our corporate governance policies and procedures and recommending proposed changes to the Board; and
• Oversee the annual evaluation of the Board.
• 2 meetings in person - 100% attendance

Director Resignation Policy
In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five business days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Board. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation, but shall otherwise remain active and engaged in all Board activities, deliberations, and decisions during this Board process.
The Board shall promptly make a determination whether to accept, reject, or otherwise act with respect to the tendered resignation. In making this determination, the Board may consider all factors that it deems relevant, including, without limitation, the underlying reasons why shareholders “withheld” votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation (including, without limitation, any listing or governance requirement of the NYSE) or governing document, and whether or not accepting the resignation is in the best interests of the Company and its shareholders. The Board may also consider a range of possible alternatives concerning the director’s tendered resignation, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Board to have substantially resulted in the “withheld” votes.
The Board shall act on the tendered resignation and shall publicly disclose its decision regarding the resignation within one hundred twenty (120) days after the results of the election are certified. If the Board does not accept the resignation, the director shall continue to serve until the end of his or her term and until the director’s successor is elected and qualified, or until his or her earlier resignation or removal.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    22

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD

Director Recommendations from Shareholders
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. Any shareholder wishing to submit a director candidate for consideration should send the following information to the Corporate Secretary:

•	the name, age and business address of the director candidate;

•	the principal occupation or employment of the director candidate;

•	the class or series and number of shares of capital stock of Pioneer which the shareholder recommending the director candidate, as well as the director candidate, beneficially owns; and

•
all other information, if any, relating to the shareholder recommending the director candidate and the director candidate which Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder would require Pioneer or such shareholder to disclose in a proxy statement or in any other filing in connection with solicitations of proxies for an election of directors.

Once a prospective director candidate has been identified, the Nominating and Corporate Governance Committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the committee with the recommendation of the prospective director candidate, as well as the committee’s own knowledge of the prospective director candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the committee. The committee then evaluates the prospective director candidate by considering, in addition to the criteria set forth in our bylaws, each candidate’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective Board member, and commitment to acting in our shareholders’ and our best interests. Consideration is also given to members of the Board having an appropriate mix of background and skills. Although we do not have a formal diversity policy in place for the director nomination process, an important factor in our Nominating and Corporate Governance Committee’s consideration and assessment of a director candidate is the diversity of the candidate’s background, viewpoints, training, professional experience, education and skill set. The Nominating and Corporate Governance Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.
The same criteria apply with respect to the Nominating and Corporate Governance Committee’s evaluation of all candidates for membership to our Board, including candidates recommended by shareholders. However, additional procedures will apply, as provided in our bylaws, if a shareholder wishes to submit at an annual meeting a director candidate who is not approved by our Nominating and Corporate Governance Committee or our Board.
Any shareholder desiring to nominate a director at our 2016 Annual Meeting of Shareholders must provide timely notice to the Company of such nomination in the form provided by our bylaws. See our bylaws for a description of the required form and content of this notice. To be timely, such notice must ordinarily be delivered to our principal executive offices (Attention: Corporate Secretary), at the address set forth above, no later than the close of business on the 90th day nor earlier than the 180th day prior to the first anniversary date of the preceding year’s annual shareholder meeting (i.e., nominations for director for inclusion in the 2016 Annual Meeting of Shareholders must be delivered to our principal executive offices no earlier than the close of business on November 23, 2015, and no later than the close of business on February 21, 2016), or such proposal will be considered untimely. However, in the event that the date of the pending annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting of shareholders, then such notice must be received not later than the later to occur of the close of business on the 90th day prior to the pending annual meeting of shareholders or the 10th day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Company. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that satisfies the SEC’s definition of a “Code of Ethics” and applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller. As part of our continuing efforts to improve our corporate governance principles and practices, we have also adopted Corporate Governance Guidelines that conform to the NYSE corporate governance listing standards. All of the Company’s corporate governance materials, including the Code of Business Conduct and Ethics, the Corporate Governance Guidelines, and our Board committee charters are posted on the Company’s website at www.pioneeres.com and are also available without charge upon request to the Company’s Corporate Secretary. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    23

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD

Board’s Role in Risk Oversight
Our Board is responsible for the Company’s risk-oversight function. The Board, with the assistance of its standing committees, our Chief Executive Officer, our Chief Financial Officer, our General Counsel, and our Manager of Corporate Development, identifies, evaluates and discusses the material enterprise risks that could impact the Company’s operations and tactical and strategic decisions. These enterprise risks include operational, financial, legal, regulatory, market, cyber and reputational risks. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. Each Board committee also oversees the management of the Company’s risks that fall within each committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

Risk – Related Compensation Policies and Practices
The Compensation Committee has undertaken an assessment of the risk profile of its executive and non-executive compensation programs. With the assistance of our Chief Executive Officer, our Chief Financial Officer, our General Counsel, our Vice President Global Human Resources and our independent compensation consultant, Pearl Meyer & Partners, the Compensation Committee has developed a framework to assist it in ascertaining any potential material risks associated with its compensation programs, policies and procedures, including: external market reference; pay mix; range and sensitivity of performance-based variable plans; selection of performance metrics; goal-setting process; and the Company’s checks and balances on the payment of compensation. This process enables the Compensation Committee to consider if any of the Company’s current compensation programs, practices or procedures should be altered in order to ensure that an appropriate balance between competitive pay and prudent risk is maintained. As a result of this analysis, the Compensation Committee has identified the following risk mitigating factors:

•	the pay mix including fixed and variable compensation, including the use of fixed cash and variable cash and the use of long-term equity as variable compensation;

•	limits on annual cash bonus awards;

•	the use of varied performance goals;

•	after several years of use, there appears to be no evidence that the performance goals encourage unnecessary or excessive risk taking;

•	stock ownership guidelines;

•	the oversight of incentive compensation plans by our Compensation Committee;

•	the high level of Board involvement in approving material investments and capital expenditures; and

•	the adoption of a clawback policy.
As a result of the above assessment, the Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Communications with the Board
Shareholders and all other interested parties may communicate with the Board, any Board committee, the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Corporate Secretary. All communications must identify the recipient, author, state whether the author is a shareholder of the Company, and be forwarded to the following address:
Pioneer Energy Services Corp.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209

The directors of the Company, including the non-management directors, have directed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    24

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD

Director Compensation
During 2014, we paid to each of our non-employee directors fees for service on our Board or committees of our Board as follows, and approved compensation for our non-employee directors for 2015 services as follows:

	Compensation Paid in 2014	Compensation Approved for 2015
Board Member Fees:
Chairman’s annual retainer	$92,500	$120,000
Member’s annual retainer	$45,000	$45,000
Each meeting attended in person	$1,500	$1,500
Each meeting attended by telephone	$1,000	$1,000
Audit Committee Fees:
Chairman’s annual retainer	$15,000	$15,000
Member’s annual retainer	$5,000	$5,000
Each meeting attended in person	$1,500	$1,500
Each meeting attended by telephone	$1,000	$1,000
Compensation Committee Fees:
Chairman’s annual retainer	$10,000	$10,000
Member’s annual retainer	$1,750	$1,750
Each meeting attended in person	$1,500	$1,500
Each meeting attended by telephone	$1,000	$1,000
Nominating and Corporate Governance Committee Fees:
Chairman’s annual retainer	$10,000	$10,000
Member’s annual retainer	$1,750	$1,750
Each meeting attended in person	$1,500	$1,500
Each meeting attended by telephone	$1,000	$1,000
Special Committee Fees:
Each meeting attended in person	$1,250	$1,250
Each meeting attended by telephone	$1,000	$1,000

During 2014, the Compensation Committee granted a restricted stock award under the 2007 Incentive Plan that will vest at the end of the one-year vesting period, with a grant date fair market value of approximately $115,000 to each non-employee member of the Board. In addition, we reimburse the directors for reasonable out-of-pocket expenses they incur in connection with attending meetings of the Board and Board committees or otherwise in their capacity as directors. Our executive officers do not make recommendations regarding the non-employee directors’ compensation.
We expect each director to make every effort to attend each meeting of the Board, each meeting of any Board committee on which he serves and the annual meeting of shareholders. Attendance in person at Board and committee meetings is preferred but not required; attendance by teleconference is permitted, if necessary. All of our directors attended last year’s annual meeting of shareholders.
The following table summarizes the compensation we paid each of our non-employee directors during 2014:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Dean A. Burkhardt	$129,504	$114,998	$244,502
C. John Thompson	$90,252	$114,998	$205,250
John Michael Rauh	$92,004	$114,998	$207,002
Scott D. Urban	$90,252	$114,998	$205,250
(1) The amounts reflected in this column consist of the board member and committee member annual retainers and meeting attendance fees.
(2) The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of the restricted stock awards granted to directors during the fiscal year ended December 31, 2014, computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, except that no assumption for forfeitures was included. Each director was granted 8,025 shares of restricted stock under the 2007 Incentive Plan on May 15, 2014, based on the closing price ($14.33) of our common stock on the grant date. For a discussion of valuation assumptions, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

As a part of the Company's overall cost reduction measures, the Compensation Committee has decided to grant restricted stock awards in 2015 with a reduced grant-date fair market value of approximately $87,500 to each non-employee member of the Board, which represents a reduction of 24% from the $115,000 grant-date fair value awarded in 2014. Additionally, with the exception of the annual retainer for the Chairman of the Board, the Compensation Committee has held all other cash compensation for the non-employee directors flat since 2013.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    25

INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD

The following table provides information on the outstanding equity awards for each of our non-employee directors as of December 31, 2014:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(3)
Dean A. Burkhardt	—	—	—	—	4,146	(1)	$22,969
	—	—	—	—	8,025	(2)	$44,459
C. John Thompson	—	—	—	—	4,146	(1)	$22,969
	—	—	—	—	8,025	(2)	$44,459
John Michael Rauh	10,000	—	$10.32	10/05/18	—		$—
	—	—	—	—	4,146	(1)	$22,969
	—	—	—	—	8,025	(2)	$44,459
Scott D. Urban	10,000	—	$10.32	10/05/18	—		$—
	—	—	—	—	4,146	(1)	$22,969
	—	—	—	—	8,025	(2)	$44,459
(1) The indicated shares of restricted stock are scheduled to vest on May 12, 2015.
(2) The indicated shares of restricted stock are scheduled to vest on May 15, 2015.
(3) The market value of the shares of restricted stock that have not vested is based on the closing price of our common stock on December 31, 2014, of $5.54 per share.
Stock Ownership Guidelines
In order to encourage the acquisition and retention of our common stock by our directors and to further align their economic interests with those of our shareholders and to focus our directors on the long-term sustained appreciation of our common stock, our Compensation Committee and our Board have adopted guidelines requiring each of our directors to own a specified amount of our common stock.
In March 2015, we increased the stock ownership guidelines from three times each Board member's annual retainer fee to five times the annual retainer for non-employee directors and six times the annual retainer for the Chairman of the Board. We increased the stock ownership guidelines for our CEO from three times the annual base salary to five times the annual base salary, and from two times the annual base salary for our other named executive officers to three times the annual base salary.
Generally, the ownership target is to be acquired no later than the December 31 following the fifth anniversary of the director’s initial appointment or election to the Board, or the fifth anniversary following the change in the ownership requirement. For purposes of this calculation, unvested restricted stock and restricted stock units may be counted toward the applicable ownership requirement.
As of May 14, 2014, all of our non-employee directors and named executive officers were in compliance with their stock ownership requirements and remain in compliance.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the beneficial ownership of our common stock as of March 23, 2015 by (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors and nominees, (3) each of the named executive officers listed in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group. As of March 23, 2015, we were not aware of any person beneficially owning more than 5% of the outstanding shares of our common stock, other than those listed below. Unless otherwise indicated below, all shareholders have the same principal business address as Pioneer. All persons listed in the table below have sole voting and investment power with respect to their shares unless otherwise indicated. As of March 23, 2015, there were 64,237,290 shares of common stock outstanding.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number		Percent of Class (1)
BlackRock Inc. 40 East 52nd Street New York, NY 10022	6,155,436	(2)	9.58%
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	6,100,952	(3)	9.50%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	5,342,108	(4)	8.32%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	3,103,530	(5)	4.83%
Wm. Stacy Locke	2,238,316	(6)	3.40%
Franklin C. West	552,430	(7)	*
Lorne E. Phillips	543,365	(8)	*
Joseph B. Eustace	319,244	(9)	*
Carlos R. Peña	308,700	(10)	*
Dean A. Burkhardt	114,040	(11)	*
John Michael Rauh	93,182	(12)	*
Scott D. Urban	88,182	(13)	*
C. John Thompson	12,171	(11)	*
All directors and executive officers as a group (12 persons)	4,533,234	(14)	6.74%
*			Less than 1%
(1)
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the amounts shown for the number of shares and percentage ownership for each person listed include (1) any shares that may be acquired pursuant to options exercisable within 60 days of March 23, 2015, (2) any shares that may be acquired pursuant to the vesting of long-term incentive restricted stock awards within 60 days of March 23, 2015, and (3) unvested restricted stock. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person; however, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The amounts shown for the number of shares and percentage ownership for all executive officers and directors as a group include (1) any shares that may be acquired pursuant to options held by members of the group and exercisable within 60 days of March 23, 2015, (2) any shares that may be acquired by members of the group pursuant to the vesting of long-term incentive restricted stock awards within 60 days of March 23, 2015, and (3) unvested restricted stock held by members of the group. Holders of unvested restricted stock have voting rights with respect to such shares. Holders of stock options do not have voting rights with respect to the shares subject to such options.

(2)
Based on a Schedule 13G filed with the SEC by BlackRock Inc. on January 15, 2015. Blackrock Inc. has sole dispositive power with respect to these shares and has sole voting power with regard to 5,992,906 shares.

(3)
Based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 11, 2015. Vanguard has sole voting power with regard to 87,354 shares, sole dispositive power with regard to 6,017,898 shares, and shared dispositive power with regard to 83,054 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 83,054 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,300 shares as a result of its serving as investment manager of Australian investment offerings.

(4)
Based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 5, 2015. Dimensional furnishes investment advice to four investment companies and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. These investment companies, trusts and accounts are referred to herein as the “Funds.” In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. Dimensional disclaims beneficial ownership of such securities. With respect to these reported shares, Dimensional has sole dispositive power with regard to 5,342,108 shares and sole voting power with regard to 5,135,194 shares.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)
Based on a Schedule 13G filed with the SEC by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson on February 5, 2015. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock, and are the principal stockholders of Franklin Resources, Inc. Under SEC rules and regulations, Franklin Resources, Inc. and its principal stockholders may be deemed to be beneficial owners of securities held by persons and entities for whom or for which Franklin Resources, Inc.’s subsidiaries provide investment management services. Franklin Advisers, Inc. is reported as having sole voting power with regard to 2,880,050 shares and sole dispositive power with regard to 2,926,950 shares.

(6)
Includes options to purchase 1,454,151 shares of common stock and unvested restricted stock units representing 46,545 shares of stock. Mr. Locke’s common stock holdings include 180,334 shares held in the Locke Children’s Trust.

(7)	Includes options to purchase 265,920 shares of common stock.
(8)	Includes options to purchase 411,827 shares of common stock and unvested restricted stock units representing 13,148 shares of stock.
(9)	Includes options to purchase 215,927 shares of common stock and unvested restricted stock units representing 56,268 shares of stock.
(10)	Includes options to purchase 252,498 shares of common stock and unvested restricted stock units representing 11,833 shares of stock.
(11)	Includes 12,171 shares of unvested restricted stock.
(12)	Includes options to purchase 10,000 shares of common stock and 12,171 shares of unvested restricted stock. Mr. Rauh’s common stock holdings include 5,000 shares held in the Rauh Trust.
(13)	Includes options to purchase 10,000 shares of common stock and 12,171 shares of unvested restricted stock.
(14)	The amount indicated includes options to purchase 2,851,122 shares of common stock, unvested restricted stock units representing 133,717 shares of stock and 48,684 shares of unvested restricted stock.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    28

EXECUTIVE OFFICERS
Our current executive officers are:

Wm. Stacy Locke	Lorne E. Phillips
President, Chief Executive Officer and Director Age: 59	Executive Vice President and Chief Financial Officer Age: 44
Wm. Stacy Locke has served as one of our directors as well as President of the Company since May 1995, when he joined Pioneer. In December 2003, Mr. Locke was appointed Chief Executive Officer. In addition to his continuous role as President, Mr. Locke has also served as our Chief Financial Officer and Chief Operating Officer. Prior to joining Pioneer, Mr. Locke was in investment banking with Arneson, Kercheville, Ehrenberg & Associates from 1993 to 1995 and Chemical Banking Corporation from 1988 to 1992. Mr. Locke worked for Tesoro Petroleum Corporation, Valero Energy Corporation and Huffco Petroleum Corporation as a geologist from 1979 to 1986. Mr. Locke received a Bachelor’s Degree in Geology from the University of California Santa Barbara and a Master of Business Administration Degree from Southern Methodist University. Mr. Locke has obtained a certificate as a Board Governance Fellow from the National Association of Corporate Directors.

Lorne E. Phillips was appointed Executive Vice President and Chief Financial Officer effective February 1, 2009. Prior to joining Pioneer, Mr. Phillips worked 10 years at Cameron International Corporation, serving most recently as Vice President and Treasurer. Prior to that, he was General Manager of Cameron’s Canadian valves operations, Vice President of Marketing and M&A for the valves division, and Business Development Manager for Cameron. Before joining Cameron, he was a Financial Analyst for SCF Partners, a provider of equity capital to energy service and equipment companies, and for Simmons & Company International, an investment bank focused on the energy industry. Mr. Phillips received a Bachelor's Degree in Economics from Rice University and a Master of Business Administration Degree from Harvard Business School.

Carlos R. Peña	Brian L. Tucker
Senior Vice President, General Counsel, Secretary and Compliance Officer Age: 48	President of Drilling Services Segment Age: 41
Carlos R. Peña was appointed Senior Vice President, General Counsel, Secretary and Compliance Officer effective October 27, 2008. Mr. Peña has practiced law since 1992 and has experience providing both outside corporate and securities counsel and in-house M&A counsel. Prior to joining Pioneer in October 2008, he worked for AT&T, Inc. in the M&A legal group. From 1996 to 2007, he focused on securities and corporate finance, M&A, venture capital, and corporate governance at Fulbright & Jaworski L.L.P., Cox Smith Matthews Incorporated, and Vinson & Elkins L.L.P. Mr. Peña received a Bachelor's Degree in Economics from Princeton University and a Juris Doctor law degree from the University of Texas School of Law.

Brian L. Tucker was appointed President of our Drilling Services Segment effective January 1, 2015. Since joining Pioneer in 2012, Mr. Tucker has served as our Senior Vice President over Appalachia, Utah and North Dakota drilling divisions. Prior to joining Pioneer, Mr. Tucker was a Vice President for Helmerich and Payne (H&P) managing the South Texas operations from 2010 to 2012. From 2004 to 2010, Mr. Tucker served as drilling engineer and operations manager for the Barnett Shale, South Texas and West Texas operations for H&P. Mr. Tucker served eight years as an officer in the U.S. Army and is a West Point graduate with a Bachelor of Science in Systems Engineering.

Joe P. Freeman	Bill W. Bouziden
Senior Vice President of Well Servicing Age: 66	Senior Vice President of Wireline Services and Coiled Tubing Services Age: 54
Joseph P. Freeman, Jr. joined Pioneer in 2008 as Vice President of Well Servicing and he was promoted to Senior Vice President in 2014. Previously, Mr. Freeman served as Vice President of the well servicing division of WEDGE Oil and Gas Services from 2005 to 2008, Gulf Coast Division Manager of Key Energy Services from 1998 to 2004, and independent entrepreneur and owner of JPF Well Service from 1987 to 1998, which was sold to Key Energy Services in 1998. Mr. Freeman also serves as a director for Rice Belt Warehouse Inc., the El Campo Bowling Center, and Hospice Support, Inc. Mr. Freeman received a Bachelor's Degree in Accounting from the University of Texas in Austin.

Bill W. Bouziden joined Pioneer in 2009 as Division Manager for the Gulf Coast region wireline services. In 2013, Mr. Bouziden was promoted to Vice President of Wireline Services and Coiled Tubing Services. In 2014, he was promoted to Senior Vice President of Wireline Services and Coiled Tubing Services. Mr. Bouziden has served in many capacities during his 32-year career, including Production Services Business Development Vice President at Smith International, Inc., President of W-H Energy’s Perf-O-Log, and Operations Manager at Diamond Wireline.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    29

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information regarding our executive compensation program in 2014 for the following executive officers of the Company (collectively, the “named executive officers”):

Name	Position
Wm. Stacy Locke	Director, President and Chief Executive Officer
Lorne E. Phillips	Executive Vice President and Chief Financial Officer
Franklin C. West	Former Executive Vice President and President of Drilling Services Segment; Mr. West resigned from his position as President of Drilling Services effective January 1, 2015
Joseph B. Eustace	Former Executive Vice President and President of Production Services Segment; Mr. Eustace's employment with the Company will end effective April 30, 2015
Carlos R. Peña	Senior Vice President, General Counsel, Secretary and Compliance Officer
Executive Summary
Results of 2014 Say on Pay and Shareholder Outreach
At our 2014 Annual Meeting of Shareholders, the advisory vote on our executive compensation ("say on pay") received the support of 61% of the votes cast. This result was extremely disappointing to us, our Board and the Compensation Committee. In response, the Compensation Committee and our senior management team decided to extend invitations to shareholders representing a majority of our outstanding common stock to discuss our executive compensation program. We held discussions with shareholders who, in total, beneficially owned approximately 30% of our outstanding common stock.
In response to the 2014 advisory vote on our executive compensation and the feedback we received from our shareholders, we took the following actions:

•	Supplemented Our Executive Compensation Disclosures. We addressed several key concerns of our shareholders by supplementing our executive compensation disclosures of:

▪
Our Target Compensation. Our executive compensation program is generally designed to achieve target total direct compensation (base salary, target annual cash incentive award and target long-term incentive awards) for our named executive officers at the market median compensation level, as determined by our compensation consultant. See additional disclosure in the section titled "The Role of our Compensation Consultant." Accordingly, under our long-term performance equity awards, if the Company’s performance over the relevant period were to fall exactly in the middle of the peer group, the participant would receive a target award equal to 50% of the maximum potential award. We believe this design drives improved performance because of the opportunity for above-target payouts for above-median performance. See additional disclosure in the section titled "2014 Total Direct Compensation."

▪
Our Cyclical Industry's Effects on Our Compensation Programs. The targets in our annual cash incentive plan are based on budgeted metrics measured over a one-year period. Due to the cyclical nature of the oil and gas industry, the targets in a given year could be lower than the targets or actual results achieved in the prior year. We believe it is appropriate to measure the performance of management over a one-year period against such targets primarily because the cyclical nature of our industry is outside of management’s control and because the budgeted targets are rigorous, as demonstrated by the six-year history of annual incentive plan payouts for our CEO for which the average bonus over this six-year period was 113% of target, with three bonuses below target, and three above target. See additional disclosure in the section titled "Annual Cash Incentive Compensation."

▪
Our Use of Performance Metrics and Diversified Plans. Our annual cash incentive awards and long-term performance equity awards are tied to our strategic business objectives and are not intended to reward executives multiple times for the same performance. Among other performance measures, the Compensation Committee strategically selected earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA return on capital employed ("ROCE") as base performance metrics for both the annual cash incentive award and the long-term performance equity award. However, the awards are varied in the way the metrics are used to determine performance and payouts because the annual cash incentive award is measured over a one-year period against the Company's budgeted metric, while the long-term performance equity award is measured over a three-year period against the relative performance of a pre-defined peer group. We do not believe the use of similar metrics in multiple plans would reward our executives multiple times for the same performance. See additional disclosure in the section titled "Our Compensation Philosophy."

▪
Our Use of Peer Groups for Compensation Analysis and Performance Awards. The Compensation Committee uses a "Custom Peer Group" as well as certain Industry Survey Data in order to develop a "market consensus" for the compensation of our named executive officers. The Compensation Committee believes the Custom Peer Group reflects our current competitors for executive talent and that it provides an appropriate peer set for the purposes of evaluating our pay practices and pay levels. For purposes

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    30

COMPENSATION DISCUSSION AND ANALYSIS

of determining our performance achieved as compared to the performance of our peers under the performance-based restricted stock unit ("RSU") awards, we use a "Performance Peer Group" representing the peers with whom the Compensation Committee believes we compete for business on a daily basis. Because the Performance Peer Group are direct business competitors, the Compensation Committee subjectively determined that these companies provide a better comparison for EBITDA growth, EBITDA ROCE and TSR than the Custom Peer Group, which consists of a broader group of companies with which we compete for talent. See additional disclosure in the sections titled "The Role of Competitive Pay Analysis" and "The 2014 Executive Compensation Program in Detail."

▪
Our Anti-Hedging Policy. We have a policy prohibiting directors and executive officers from engaging in hedging transactions involving the Company’s securities. See additional disclosure in the section titled "Anti-Hedging and Pledging Policy."

▪
Our Policy Prohibiting Pledging of Company Securities. We have a policy prohibiting directors and executive officers from placing Company securities in a margin account or pledging such securities as collateral for a loan. See additional disclosure in the section titled "Anti-Hedging and Pledging Policy."

•
Increased Stock Ownership Guidelines for All Directors and Named Executive Officers. In March 2015, we increased the stock ownership guidelines from three times each Board member's annual retainer fee to five times the annual retainer for non-employee directors and six times the annual retainer for the Chairman of the Board. We increased the stock ownership guidelines for our CEO from three times the annual base salary to five times the annual base salary, and from two times the annual base salary for our other named executive officers to three times the annual base salary. See the section titled "Stock Ownership Guidelines."

•
Adopted a Claw-Back Policy. We adopted a recoupment of incentive compensation policy (a claw-back policy) in March 2015 that covers all incentive compensation paid to the Company's current and former executive officers. See the section titled "Recoupment of Incentive Compensation Policy."

•
Approved Amendments to the 2007 Incentive Plan. The Board approved amendments to the 2007 Incentive Plan providing for a minimum vesting period of one year for stock options and stock appreciation rights ("SARs") and prohibiting the cash buyout of underwater stock options and SARs. These amendments are subject to shareholder approval. See the section titled "Provisions Designed to Protect Shareholders" in Proposal 2.

In line with our conversations with our shareholders, and our commitment to continuous improvement, some of the key decisions and changes to our 2014 and 2015 executive compensation programs are as follows:

•	Performance-Based Compensation. The majority of our Chief Executive Officer's target total direct compensation is performance-based, including:

▪	Annual Cash Incentive Awards. The annual cash incentive award is based on operational and financial performance.

▪	Stock Options. The value of these awards are tied directly to the Company’s stock price and thus are closely correlated with our shareholders’ interests.

▪	Performance-Based Restricted Stock Unit Awards. Our performance-based RSUs are earned based on our relative total shareholder return, EBITDA growth and EBITDA ROCE results.

•
2014 Compensation Program Changes. In order to better align our executive compensation program with the interests of our shareholders and in an effort to lower the cost of the executive compensation program to assist with the Company’s goal of reducing long-term debt, we made several key changes to our 2014 executive compensation program as follows:

▪
Increased the Percentage of Awards that Vest Based on Total Shareholder Return. The 2014 executive compensation program was realigned in order to increase the allocation of performance-based RSU awards that vest based on our achievement of total shareholder return, and decrease the number of awards that vest based on EBITDA and EBITDA ROCE metrics. The Compensation Committee believes this change better aligns the compensation of our named executive officers with the interests of our shareholders.

▪	Held Base Salaries Flat. The Compensation Committee held the salaries of the named executive officers flat in 2014.

▪	Reduced Long-Term Incentive Awards. The Compensation Committee reduced the target amount of the 2014 long-term incentive awards for all participants by 10%.

•
2015 Compensation Program Changes. As a result of our shareholder outreach conducted during 2014, and in order to maintain a conservative approach during the current industry downturn, we made the following key decisions related to our 2015 compensation program:

▪	Held Base Salaries Flat. The Compensation Committee continued to hold the salaries of the executive officers flat in 2015 for the second year in a row.

▪	Reduced Long-Term Incentive Awards. The Compensation Committee reduced the target amount of all 2015 long-term incentive awards for all participants by 30%.

▪	Reduced Annual Cash Incentive Awards. The Compensation Committee reduced the total potential payout under the 2015 annual cash incentive award for all participants by 50%.

▪
Granted Long-Term Time-Based Cash Incentive Awards. In order to offer equity compensation awards to levels of management below the named executive officers while still maintaining total equity awards granted at a consistent level with prior years, the Compensation Committee elected to provide restricted cash awards to executive officers rather than time-based RSU awards.

▪
Reduced Restricted Stock Awards for Director Compensation. As a part of the Company's overall cost reduction measures, the Compensation Committee has decided to grant restricted stock awards in 2015 with a reduced grant-date fair market value of

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    31

COMPENSATION DISCUSSION AND ANALYSIS

approximately $87,500 to each non-employee member of the Board, which represents a reduction of 24% from the $115,000 grant-date fair value awarded in 2014. Additionally, with the exception of the annual retainer for the Chairman of the Board, the Compensation Committee has held all other cash compensation for the non-employee directors flat since 2013.

Business Highlights
Early in 2014, our Board approved a business plan that reflected aggressive goals for earnings per share (“EPS”), Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Impairments (“Adjusted EBITDA”), Adjusted EBITDA ROCE and safety. These goals served as targets for our annual cash incentive plan. Our financial and operational performance in 2014 exceeded our targets. The Compensation Committee believes that management performed well during 2014 and delivered strong results for the 2014 Team Goals. Key highlights of our 2014 performance include the following:

•	Reduced debt, lowered our borrowing costs, extended debt maturities and increased liquidity through the:
Redemption of our 2010 and 2011 9.875% Senior Notes, funded primarily through the issuance of our 2014 6.125% Senior Notes;
Amendment of our revolving credit facility to increase borrowing capacity, extend the maturity and reduce the interest rate; and
Repayment of $50 million of outstanding debt;
•	Divested our fishing and rental operations and recognized a $10.7 million gain on sale;
•	Achieved record Adjusted EBITDA and total revenues, the highest since our Company's inception;
•	Achieved record revenues for all three production services businesses;
•
Achieved one of the lowest consolidated recordable incident rates since our Company's inception and received the Association of Energy Service Companies second place award for 2014 in Division V for well servicing;

•	Secured multi-year contracts for five new-build AC drilling rigs which are currently under construction and which we expect to deliver in 2015; and
•	Successfully implemented an electronic preventative maintenance system for our domestic drilling services assets.
As a result of the current industry downturn, drop in oil prices in the fourth quarter of 2014, and decline in our projected future cash flows, we incurred $73.0 million of impairment charges during the year ended December 31, 2014, primarily for the reduction in carrying values of our 31 mechanical drilling rigs and lower horsepower electric drilling rigs to their estimated fair value. This impairment charge had the following effects on our compensation programs:

•
Reduced Payout under 2012 Performance-Based Restricted Stock Unit Awards. The impairments recorded in 2014 had a significant, negative effect on the payout of our 2012 performance-based RSU awards. Because our Performance Peer Group is comprised of drilling companies with high quality fleets and production services companies that do not have significant drilling fleets, we believe the reduction in demand for this particular class of rigs affected Pioneer more significantly than it did the other peers in our Performance Peer Group. After eleven quarters of the three-year performance period, the projected payout for the 2012 awards was estimated to be approximately 140% of target, indicating that Pioneer was tracking well above the median of the peer group. As a result of the fourth quarter impairment, the actual payout fell to just above 60% of target.

•
Excluded from Annual Incentive Plan. The annual incentive plan is designed to reward management for performance as measured against budgeted metrics over a one-year period. The effect of the impairment was excluded from the 2014 performance results because (a) the Compensation Committee believes our financial and operational performance in 2014 was very good, (b) the impairment resulted from an industry-wide downturn rather than actions taken by management, (c) the payout under the 2012 performance-based RSU awards was reduced significantly as a result of the impairment and (d) the Compensation Committee made other decisions (described above) to reduce elements of the 2015 compensation program.

2014 Compensation Highlights
The Compensation Committee took the following key actions with respect to the compensation of the named executive officers in 2014:

•	Held Base Salaries Flat. Each of the base salaries of Messrs. Locke, Phillips, West, Eustace, and Peña remained flat.

•	Awarded Annual Cash Incentive Awards. Based on Company performance measures and team performance goals, each of the named executive officers earned a cash incentive award above their target level.

•
Awarded Long-Term Equity Awards and a Long-Term Cash Incentive Award. All of the named executive officers were awarded long-term incentive awards, which were allocated approximately 20% to stock options, 40% to time-based RSUs and approximately 40% to performance-based RSUs, except for Mr. West, who was awarded a long-term time-based cash award in lieu of stock options and time-based RSUs (see the section titled "Mr. West's Long-Term Cash Incentive Award"). The number of performance-based RSU awards that each named executive officer may earn is based on our relative EBITDA growth, EBITDA ROCE, and total shareholder return versus a defined group of nine peer companies over a three-year performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

We believe that our 2014 executive compensation program is competitive and strongly aligned with pay-for-performance principles. Consistent with prior practice, in 2014 the Compensation Committee emphasized compensation opportunities that reward our named executive officers when they deliver financial and operational results. Accordingly, a significant percentage of the named executive officers’ compensation that was granted in 2014 was performance-linked, as the following graph illustrates:

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy
The Compensation Committee aims to design our executive compensation program with goals and objectives to:

•	Provide a compensation structure that is consistent with competitive pay practices and normative with respect to industry peers;	•	Reward executives for building shareholder value; and
•	Attract, motivate and retain executives necessary to our success;	•	Encourage attainment of strategic business objectives with pay-for-performance principles.

WHAT WE DO		WHAT WE DON’T DO
☑	A significant portion of our executive pay is performance-linked	☒	No personal aircraft
☑	Apply shareholder aligned performance objectives for our executives	☒	No re-pricing of underwater stock options
☑	Use an independent compensation consultant	☒	No country club memberships for personal use
☑	Evaluate our executive compensation against our industry peers	☒	No tax gross ups for anyone becoming a participant in our Key Employee Severance Plan after March 2011
☑	Apply share ownership guidelines for named executive officers and directors	☒	No hedging of Company securities or pledging of Company securities as collateral for a loan
☑	Adhere to a claw-back policy
☑
Consider risk in our executive compensation program:
• A significant portion of our executive compensation is tied to long-term performance
• We use diversified performance metrics, including TSR, EBITDA ROCE, EBITDA growth, EBITDA, EPS, safety, etc.
• We use diversified plans through which relative performance is measured against our own budgeted goals and against the performance of our peers

Performance-Based Compensation. The majority of our Chief Executive Officer's target total direct compensation is performance-based, including:

▪	Annual Cash Incentive Awards. The annual cash incentive award is based on operational and financial performance.

▪	Stock Options. The value of these awards are tied directly to the Company’s stock price and thus are closely correlated with our shareholders’ interests.

▪	Performance-Based Restricted Stock Unit Awards. Our performance-based RSUs are earned based on our relative total shareholder return, EBITDA growth and EBITDA ROCE results.
Our Use of Peer Groups for Compensation Analysis and Performance Awards. The Compensation Committee uses a "Custom Peer Group" as well as certain Industry Survey Data in order to develop a "market consensus" for the compensation of our named executive officers. The Compensation Committee believes the Custom Peer Group reflects our current competitors for executive talent and that it provides an appropriate peer set for the purposes of evaluating our pay practices and pay levels. For purposes of determining our performance achieved as compared to the performance of our peers under the performance-based restricted stock unit ("RSU") awards, we use a "Performance Peer Group" representing the peers with whom the Compensation Committee believes we compete for business on a daily basis. Because the Performance Peer Group are direct business competitors, the Compensation Committee subjectively determined that these companies provide a better comparison for EBITDA growth, EBITDA ROCE and TSR than the Custom Peer Group, which consists of a broader group of companies with which we compete for talent. See additional disclosure in the sections titled "The Role of Competitive Pay Analysis" and "The 2014 Executive Compensation Program in Detail."
Target Compensation. Our executive compensation program is generally designed to achieve target total direct compensation (base salary, target annual cash incentive award and target long-term incentive awards) for our named executive officers at the market median compensation level, as determined by our compensation consultant. See additional disclosure in the section titled "The Role of our Compensation Consultant." Accordingly, under our long-term performance equity awards, if the Company’s performance over the relevant period were to fall exactly in the middle of the peer group, the participant would receive a target award equal to 50% of the maximum potential award. We believe this design drives improved performance because of the opportunity for above-target payouts for above-median performance. See additional disclosure in the section titled "2014 Total Direct Compensation."
Our Use of Performance Metrics and Diversified Plans. We use diversified performance metrics and plans. Our annual cash incentive awards and long-term performance equity awards are tied to our strategic business objectives and are not intended to reward executives multiple times for the same performance. Among other performance measures, the Compensation Committee strategically selected earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA return on capital employed ("ROCE") as base performance metrics for both the annual cash incentive award and the long-term performance equity award. However, the awards are varied in the way the metrics are used to determine performance and payouts because the annual cash incentive award is measured over a one-year period against the Company's budgeted metric, while the long-term performance equity award is measured over a three-year period against the relative performance of a pre-defined peer group. Consequently, the Company's achievement of a target level EBITDA payout under the annual cash incentive award will not necessarily mean that a target payout level will be achieved under the long-term performance-based RSU award, as the performance-based RSU award payout is based on the Company's EBITDA growth over the three-year performance period relative to the performance of the nine peer companies, which could be zero if the Company's relative performance was in the bottom quartile as compared to the peer group. Because of the varied plans, we do not believe the use of similar metrics in multiple plans would reward our executives multiple times for the same performance.
The Role of the Compensation Committee

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee administers our executive compensation program and is responsible for establishing appropriate compensation for our named executive officers. The duties of the Compensation Committee include:

•	Approving and overseeing our compensation policies, objectives and programs for executive officers;

•	Reviewing and approving all formal employment or other contracts between us and our executive officers;

•	Annually reviewing and approving corporate goals, objectives and other key measures relevant to the compensation of our executive officers;

•	Evaluating the performance of our executive officers; and

•	Appointing, compensating, retaining and overseeing the Compensation Committee’s consultant and other advisors.
Except as disclosed in this Compensation Discussion and Analysis, at this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee or other persons.

The Role of Management
The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, objectives, and programs. In 2014, the Chief Executive Officer, Chief Financial Officer, Vice President Global Human Resources, and General Counsel worked closely with the Compensation Committee in formulating award designs, performance measures, and performance levels (i.e., threshold, target, and above expectation) necessary to align the executive compensation program with our strategic business objectives.
Generally, the Chief Executive Officer reviews with the Compensation Committee his performance evaluations of the other named executive officers and his recommendations regarding base salary adjustments, cash incentive awards, and long-term incentive awards for the other named executive officers to help ensure alignment with pay-for-performance principles. However, all final decisions regarding the compensation of the named executive officers are made by the Compensation Committee.
The Board and Compensation Committee conduct their own performance assessment of the Chief Executive Officer and no management recommendation is made with regard to his compensation.
While certain members of management attended the Compensation Committee’s meetings in 2014 upon invitation, they did not attend either private sessions or portions of any other meetings of the Compensation Committee where executive compensation determinations were made by the Compensation Committee.

The Role of the Compensation Consultant
During 2014, the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant to obtain objective, expert advice on executive compensation. Pearl Meyer advised the Compensation Committee on a variety of compensation related issues in 2014, including:

•	Competitive pay analysis on executive compensation including:

◦	The composition of the "Custom Peer Group" which the Compensation Committee uses for competitive pay analysis;

◦
The weighting of information from the Custom Peer Group and Industry Survey Data in order to develop a "market consensus" which is used by the Compensation Committee for the named executive officers' competitive pay analysis;

•	Pay levels of the named executive officers;

•	Our executive compensation program design, including short-term incentive plan design, long-term incentive plan design and pay mix; and

•	The composition of the "Performance Peer Group" which the Company uses for certain of its performance-based compensation plans.
Pearl Meyer developed a “market consensus” for each named executive officer’s 2014 base salary, target total cash compensation, target long-term incentive awards and target total direct compensation by subjectively prioritizing the data derived from the Custom Peer Group and the Industry Survey Data. The “market consensus” was used to determine the competitiveness of the Company’s executive compensation for each named executive officer. In addition, Pearl Meyer provided a sensitivity analysis for the Custom Peer Group by removing the two largest peers and four largest peers to assess the impact to the “market consensus”, which each resulted in a deviation of less than 10% of the market consensus. See additional disclosure in the section titled "The Role of Competitive Pay Analysis."
In the course of conducting its activities, Pearl Meyer attended meetings of the Compensation Committee and presented its findings and recommendations for discussion. During 2014, Pearl Meyer also met with certain senior management to obtain and validate data and review materials.
The compensation consultant also provides the Compensation Committee with an analysis of director compensation every other year with the last review done in December, 2014 (which was considered in setting the director compensation for 2015 and 2016). The Compensation Committee reviews the analysis and determines whether to recommend a compensation increase for non-employee directors. The executive officers do not play a role in determining or recommending the amount or form of director compensation.
In 2014, Pearl Meyer did not provide any services to the Company, or receive any payments from the Company, other than in its capacity as a consultant to the Compensation Committee. The Compensation Committee has assessed whether the services provided by Pearl Meyer raised any conflicts of interest pursuant to the SEC rules, and has concluded that no such conflicts of interest existed during 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of Competitive Pay Analysis
Each year the Compensation Committee evaluates how our pay practices and the named executive officers’ compensation levels compare to the competitive market for executive talent.
To evaluate the competitiveness of the named executive officers’ base salary, target total cash compensation (i.e., base salary plus target short-term cash incentive award), target long-term incentive awards, and target total direct compensation (i.e. base salary, target short-term cash incentive award, and target long-term incentive awards) for 2014, Pearl Meyer provided the Compensation Committee competitive pay information derived from a custom peer group (the “Custom Peer Group”) and the following industry specific surveys (collectively, the “Industry Survey Data”):

•	Pearl Meyers Oilfield Services Benchmark Survey;

•	Pearl Meyers Drilling Management Survey;

•	Watson Wyatt Top Management; and

•	William M. Mercer-Energy.
The companies comprising the Custom Peer Group for 2014 compensation included:

Custom Peer Group	Primary SIC (Standard Industrial Classification) Description
Atwood Oceanics	Drilling Oil & Gas Wells
Basic Energy Services	Oil & Gas Field Services
C&J Energy Services	Oil & Gas Field Services
Helix Energy Solutions Group	Oil & Gas Field Services
Helmerich & Payne	Drilling Oil & Gas Wells
Hercules Offshore	Drilling Oil & Gas Wells
Key Energy Services	Drilling Oil & Gas Wells
Newpark Resources	Scrap & Waste Materials
Oil States International	Oil & Gas Field Machinery, Equipment
Parker Drilling	Drilling Oil & Gas Wells
Patterson-UTI Energy	Drilling Oil & Gas Wells
RPC Inc.	Oil & Gas Field Services
Superior Energy Services	Oil & Gas Field Services
TETRA Technologies	Oil & Gas Field Services
Unit Corp	Crude Petroleum & Natural Gas

The Compensation Committee, with the assistance of the compensation consultant, annually reviews the companies comprising the Custom Peer Group in order to maintain its appropriateness for the competitive pay analysis. These companies were generally selected based upon their (i) Primary SIC Description, (ii) annual revenues (roughly 0.8x to 4.9x our revenues), and (iii) market capitalization (roughly 1.2x to 15.7x our market capitalization). Information regarding our and our peer companies’ annual revenues and market capitalization is based on publicly available information as of September 30, 2013 and October 31, 2013, respectively. There were no changes to the composition of the Custom Peer Group from 2013 to 2014 except that because Lufkin Industries was acquired during 2013, this peer was removed and C&J Energy Services was added as a replacement. The Compensation Committee believes the Custom Peer Group reflects our current competitors for executive talent and that it provides an appropriate peer set for the purposes of evaluating our pay practices and pay levels.
Pearl Meyer developed a “market consensus” for each named executive officer’s 2014 base salary, target total cash compensation, target long-term equity awards and target total direct compensation by subjectively weighting the data derived from the Custom Peer Group and the Industry Survey Data, where appropriate, to provide representative market comparisons. In addition, Pearl Meyer provided a sensitivity analysis for the Custom Peer Group by removing the two largest peers and four largest peers to assess the impact to the “market consensus”, which each resulted in a deviation of less than 10% of the market consensus.
The Compensation Committee uses the competitive pay information as a “market check” to ensure, in its subjective judgment, that the named executive officers’ base salary, target total cash compensation, target long-term incentive awards and target total direct compensation remain competitive. Other than target total direct compensation, the Compensation Committee does not target any individual pay component to fall within a specific range or percentile of the competitive pay information. The Compensation committee generally aims to set the target total direct compensation of the named executive officers at the median compensation level of the market consensus. While the competitive pay information is important to the Compensation Committee’s approval process, it is just one of several factors considered by the Compensation Committee in approving executive compensation and the Compensation Committee has discretion in determining the nature and extent of its use.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of Team Performance
The named executive officers’ compensation is impacted by their individual contributions to team goals, as well as their overall performance as a team. The Compensation Committee annually conducts a subjective assessment of the named executive officers’ accomplishments as a team with respect to goals and strategies that are established at the beginning of each year. The Compensation Committee believes that focusing on team performance, rather than individual performance, emphasizes the importance of team work among the named executive officers.
The 2014 team goals included the following (collectively, the “2014 Team Goals”):

•	Reduce debt and initiate cost reductions to reposition the Company for future long-term growth;

•	Create a plan for divesting non-strategic and/or under-performing assets;

•	Secure multi-year term contracts for the construction of new-build drilling rigs at attractive terms and conditions;

•	Maintain emphasis on safety and service with a goal to be the best in the industry;

•	Develop a long-term plan for maintaining the quality of the production services fleets;

•	Increase profitability of our coiled tubing business;

•	Leverage IT resources to benefit our operations; and

•	Execute named executive officer successor development.
The Compensation Committee subjectively determined that the named executive officers successfully accomplished the 2014 Team Goals during 2014.

The 2014 Executive Compensation Program in Detail
Base Salary

We provide the named executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team. The Compensation Committee generally reviews each named executive officer’s base salary on an annual basis. The named executive officers’ annual base salary as of December 31, 2014 and 2013 were as follows:

	Annual Base Salary as of
Name and Position	December 31, 2014	December 31, 2013	% Change
Wm. Stacy Locke, Director, President and Chief Executive Officer	$715,000	$715,000	—
Lorne E. Phillips, Executive Vice President and Chief Financial Officer	$375,000	$375,000	—
Franklin C. West(1), Former Executive Vice President and President of Drilling Services Segment	$430,000	$430,000	—
Joseph B. Eustace(2), Former Executive Vice President and President of Production Services Segment	$345,000	$345,000	—
Carlos R. Peña, Senior Vice President, General Counsel, Secretary and Compliance Officer	$345,000	$345,000	—
(1) Mr. West resigned from his position as President of Drilling Services effective January 1, 2015.
(2) Mr. Eustace's employment with the Company will end effective April 30, 2015.

As a “market check,” the Compensation Committee reviewed the competitive pay information in setting the named executive officers’ base salaries in 2014. The respective base salaries of Messrs. Locke, Phillips, Eustace and Peña fell between the 25th and 50th percentiles, while Mr. West’s base salary fell slightly above the 50th percentile of the competitive pay information.
While the Compensation Committee reviewed the competitive pay information in connection with setting the named executive officers' base salary, together with their contributions toward the team goals, the Compensation Committee did not target their respective base salary to fall within a specific range or percentile of the competitive pay information.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Compensation

Each year, the named executive officers are eligible to earn a cash incentive award under our 2007 Incentive Plan. The annual cash incentive award is intended to motivate and reward the named executive officers for their contributions in achieving certain strategic business objectives that we believe create shareholder value.
Each named executive officer has a target annual cash incentive award opportunity expressed as a percentage of their annual base salary paid. Subject to performance, the payout of the annual cash incentive award can range from zero to two times the target award opportunity.
The threshold, target and maximum opportunity levels, expressed as a percentage of each named executive officer’s respective base salary paid in 2014, are as follows:

	Award Opportunity (as % of Salary Paid)			Award Opportunity ($)
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Wm. Stacy Locke	45%	100%	200%	$321,750	$715,000	$1,430,000
Lorne E. Phillips	27%	60%	120%	$101,250	$225,000	$450,000
Franklin C. West	27%	60%	120%	$116,100	$258,000	$516,000
Joseph B. Eustace	27%	60%	120%	$93,150	$207,000	$414,000
Carlos R. Peña	27%	60%	120%	$93,150	$207,000	$414,000

Our Cyclical Industry's Effect on our Compensation

The targets in our annual cash incentive plan are based on budgeted metrics measured over a one-year period. Due to the cyclical nature of the oil and gas industry, the targets in a given year could be lower than the targets or actual results achieved in the prior year. We believe it is appropriate to measure the performance of management over a one-year period against such targets primarily because the cyclical nature of the industry is outside of management’s control and because the budgeted targets are rigorous, as demonstrated by the six-year history of annual incentive plan payouts for our CEO represented in the graph at left. The average bonus over this six-year period was 113% of target, with three bonuses below target, and three above target.

The amount of the cash incentive award is determined by comparing our actual performance against a scorecard of specific performance measures and associated performance levels approved by the Compensation Committee each year. The results of this comparison dictate the ultimate amount of each named executive officer’s annual cash incentive award. The Compensation Committee designed the cash incentive award to reward exceptional performance by providing for progressively increasing payments as our performance exceeds the target level, and correspondingly providing for no payment unless a threshold level of performance is achieved.
If the Company’s performance falls between the threshold, target or above expectation performance levels, the cash incentive award opportunity is linearly interpolated to determine the actual payout.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, in January 2014, the Compensation Committee reviewed and approved the following performance measures and associated performance levels for the 2014 annual cash incentive awards. The Company's performance measures and associated performance levels were designed to be in alignment with the Company’s strategic plans and the 2014 budget (which was approved by the Board).

	Performance Levels
	Threshold	Target	Above Expectation	Actual Performance	Measurement Indicator
Adjusted Diluted Earnings Per Share(1)	$0.06	$0.08	$0.10	$0.24	Representation of bottom line performance
Consolidated Adjusted EBITDA*(2)	$188,091	$250,788	$326,024	$269,148	Indicator of consolidated operating performance of the Company
Drilling Services Segment Adjusted EBITDA*(2)	$110,098	$146,798	$190,837	$146,766	Indicator of operating performance of the Drilling Services Segment
Production Services Segment Adjusted EBITDA*(2)	$96,874	$129,166	$167,915	$144,422	Indicator of operating performance of the Production Services Segment
Consolidated Adjusted EBITDA(2) ROCE	19.0%	25.3%	32.9%	26.4%	Indicator of the profitability of our assets
Consolidated Safety Record (Recordable Incident Rate)	1.6	1.3	0.9	1.1	A cultural measurement important to management, our clients and the families of our employees
Individual Performance	NA	NA	NA	NA	Emphasizes the importance of consistent, personal performance and contribution to the Company
* In Thousands
(1) “Adjusted Diluted Earnings Per Share” as defined for the calculation of the performance achieved under the 2014 annual cash incentive award was defined as the Company’s earnings before loss on extinguishment of debt, impairments, other benefits and charges of the redemption of our 2010 and 2011 senior notes and amendment of our revolving credit facility, the gain on sale of fishing and rental operations and severance costs.

(2) “Adjusted EBITDA” as defined for the calculation of the performance achieved under the 2014 annual cash incentive award was defined as the Company’s earnings before interest, income taxes, depreciation, amortization, loss on extinguishment of debt, impairments, other benefits and charges of the redemption of our 2010 and 2011 senior notes and amendment of our revolving credit facility, the gain on sale of fishing and rental operations and severance costs.

After the end of the year, the Compensation Committee determined that for purposes of the annual cash incentive award, the Company’s adjusted diluted earnings per share was $0.24 per share. In determining the Company’s actual performance for 2014, the Company’s adjusted diluted earnings per share was based on the Company’s 2014 loss per share reported in its financial statements and adjusted to account for significant events not considered by the Compensation Committee in setting the performance targets. Specifically, adjustments were made to mitigate the financial statement impact of impairments, the sale of our fishing and rental operations, the redemption of our 2010 and 2011 senior notes, the amendment of our revolving credit facility, and severance costs. The Company believes that performance goals should be made no easier (or harder) to achieve because of the favorable (or unfavorable) transactions which management executed during the year, and the impairments resulting from the industry downturn that was unforeseen when the performance goals were established. Accordingly, these adjustments were made to preserve the level of incentives that were intended when the 2014 performance goals were established.
In order to align the Company’s performance and the named executive officers’ performance with the interests of our shareholders, the Compensation Committee subjectively weighted each of the above performance measures relative to its potential impact on the Company’s performance and creation of shareholder value. For all named executive officers, the performance measures included consolidated Adjusted Diluted Earnings Per Share. For our CEO, CFO and General Counsel, the performance measures included consolidated Adjusted EBITDA ROCE, consolidated Adjusted EBITDA and a Company-wide Safety Record. However, for our named executive officers who lead a principal business segment, the Compensation Committee included both Company-wide and segment-level performance goals to provide them incentives to drive the operational results of the respective segment they oversee, while ensuring their overall accountability to corporate performance. Accordingly, for our Segment Presidents, the Adjusted EBITDA performance measure is based on segment-level Adjusted EBITDA and the safety record performance measure is based on the segment-level safety record.
Each named executive officer’s annual cash incentive award is derived from our actual performance with respect to the measures above, on a weighted basis. The weighting of the performance measures for the named executive officers’ target annual cash incentive award for 2014 was as follows:

	Weighting of Performance Measures (at Target Level)(1)
	Adjusted Diluted Earnings Per Share	Consolidated Adjusted EBITDA	Segment Level Adjusted EBITDA	Consolidated Adjusted EBITDA ROCE	Consolidated or Segment Level Safety Record	Individual Performance
Wm. Stacy Locke	20%	25%	NA	15%	20%	20%
Lorne E. Phillips	20%	25%	NA	15%	20%	20%
Franklin C. West	20%	NA	40%	NA	20%	20%
Joseph B. Eustace	20%	NA	40%	NA	20%	20%
Carlos R. Peña	20%	25%	NA	15%	20%	20%
(1) The weights set forth in the above table are based upon target performance. Consequently, if our performance falls below or above target with respect to a specific performance goal, the weighting of such performance goal toward the actual amount earned will correspondingly increase or decrease, as the case may be.

In assessing individual performance, the Compensation Committee considered the named executive officers’ achievement, as a team, of the 2014 Team Goals discussed in the section titled "The Role of Team Performance."

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COMPENSATION DISCUSSION AND ANALYSIS

At the end of 2014, the Compensation Committee completed the evaluation of our results and the weighting of the performance measures to help ensure that the annual cash incentive award determinations were aligned with pay-for-performance principles. The Compensation Committee made the following annual cash incentive award determinations for our named executive officers for 2014:

	Award Achievement Levels by Performance Measure
	Adjusted Diluted Earnings Per Share	Consolidated Adjusted EBITDA	Segment Level Adjusted EBITDA	Consolidated Adjusted EBITDA ROCE	Consolidated or Segment Level Safety Record	Individual Performance	2014 Cash Incentive Award
Wm. Stacy Locke
Award Achieved ($)	$286,000	$222,372	NA	$122,770	$230,328	$107,250	$968,720
Award Achieved (% of Salary Paid)	40%	31%	NA	17%	32%	15%	135%
Lorne E. Phillips
Award Achieved ($)	$90,000	$69,977	NA	$38,634	$72,481	$33,750	$304,842
Award Achieved (% of Salary Paid)	24%	19%	NA	10%	19%	9%	81%
Franklin C. West
Award Achieved ($)	$103,200	NA	$103,151	NA	$103,200	$38,700	$348,251
Award Achieved (% of Salary Paid)	24%	NA	24%	NA	24%	9%	81%
Joseph B. Eustace
Award Achieved ($)	$82,800	NA	$115,399	NA	$43,644	$31,050	$272,893
Award Achieved (% of Salary Paid)	24%	NA	33%	NA	13%	9%	79%
Carlos R. Peña
Award Achieved ($)	$82,800	$64,379	NA	$35,543	$66,682	$31,050	$280,454
Award Achieved (% of Salary Paid)	24%	19%	NA	10%	19%	9%	81%

The named executive officers’ 2014 cash incentive awards are reported in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table.
Long-Term Incentive Compensation

In 2014, the Compensation Committee granted each of the named executive officers time-vested stock options, time-based RSU awards and performance-based RSU awards under our 2007 Incentive Plan, except for Mr. West, who received a long-term cash incentive award in lieu of stock options and time-based RSU awards.
Because stock options and RSU awards are directly tied to the Company’s stock price, we believe they are closely correlated with our shareholders’ interests. These awards are intended to instill a sense of ownership in our named executive officers, incentivize them to have a long-term focus for our business, reward them for creating value for our shareholders, and align their financial interests with that of our shareholders.
Stock Options and RSU Awards
In setting the target value of each named executive officer’s 2014 long-term equity awards, the Compensation Committee conducted an assessment of the competitive pay information derived by Pearl Meyer to subjectively develop a competitive aggregate grant date fair value for such awards. The Compensation Committee then converted the competitive aggregate grant date fair value into shares of our common stock (the “Target Shares”) by using a representative “stock price” for our common stock. The Compensation Committee determined the representative “stock price” by using the average of the closing prices of our common stock from December 31, 2013 to January 17, 2014, which was $8.10 per share. The Compensation Committee then allocated the Target Shares among stock options, time-based RSU awards and performance-based RSU awards using an approximate 60% time-vested (20% stock options and 40% time-based RSUs) and 40% performance-based split, respectively, except for Mr. West, who received a long-term cash incentive award in lieu of stock options and time-based RSU awards.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2014, the Compensation Committee granted the named executive officers the following stock options, time-based RSU awards and target performance-based RSU awards:

Name	Stock Options (#)	Time-Based RSU Awards (#)	Target Performance-Based RSU Awards (#)	Aggregate Grant Date Fair Value ($)(2)
Wm. Stacy Locke(1)	86,615	93,253	93,253	$2,163,256
Lorne E. Phillips	29,106	31,336	31,336	$726,926
Franklin C. West	—	—	27,025	$267,548
Joseph B. Eustace	24,098	25,945	25,945	$601,865
Carlos R. Peña	24,977	26,891	26,891	$623,811
(1) As further described in Proposal 3 of this Proxy Statement, the Board determined that the time-based RSU awards and performance-based RSU awards that were granted to Mr. Locke on January 30, 2014 had inadvertently exceeded the individual award limit of 200,000 shares under the 2007 incentive Plan. In Proposal 3, the Board is seeking shareholder ratification of the excess RSUs awards and other awards made to Mr. Locke.

(2) The amounts reflect the aggregate grant date fair value of the stock options, time-based RSU awards and target performance-based RSU awards granted in 2014 to the named executive officers, as applicable, computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to Consolidated Financial Statements of our 2014 Annual Report on Form 10-K filed with the SEC on February 17, 2015.

The number of performance-based RSU awards set forth in the above table reflects the target number of RSU awards to be earned by each named executive officer following a three-year performance period (January 1, 2014 to December 31, 2016). The actual number of RSU awards that each named executive officer may earn, which may be greater or less than his respective target number, will be based on a weighted average of our relative performance versus a defined group of nine peer companies (the “Performance Peer Group”) over the three-year performance period in each of the three metrics below, which are weighted as follows:

•	Total Shareholder Return (“TSR”), which represents 50% of the total award;

•	EBITDA growth, which represents 25% of the total award; and

•	EBITDA return on capital employed (“EBITDA ROCE”), which represents 25% of the total award.
Accordingly, the actual number of performance-based RSU awards that each named executive officer may earn at the end of the three-year performance period may vary from zero to 200% of his respective target amount, as shown in the following table:

Our performance relative (on weighted average(2)) to the EBITDA growth; EBITDA ROCE; and TSR of the Performance Peer Group	Percentage of Target Performance-Based RSU Awards that may be Earned(1)	Percentage of Maximum Performance-Based RSU Awards that may be Earned(1)
<25th Percentile	0%	0%
25th Percentile	25%	12.5%
50th Percentile	100%	50%
90th Percentile	200%	100%
(1) If our performance falls between performance levels, the earned percentage will be linearly interpolated.
(2) The total performance percentile achieved is a weighted average of the performance percentiles achieved for each of the three metrics, weighted 50% for TSR and 25% each for EBITDA growth and EBITDA ROCE performance.

Our executive compensation program is generally designed to achieve target total direct compensation (base salary, target annual cash incentive award and target long-term incentive awards) for our named executive officers at the market median compensation level, as determined by our compensation consultant. See additional disclosure in the section titled "The Role of our Compensation Consultant." Accordingly, under our long-term performance equity awards, if the Company’s performance over the relevant period were to fall exactly in the middle of the peer group, the participant would receive a target award equal to 50% of the maximum potential award. We believe this design drives improved performance because of the opportunity for above-target payouts for above-median performance.
In order to better align the performance-based incentive compensation with shareholder value, the percentage of the performance-based RSU awards granted during 2014 which are linked to TSR was increased from 33.3% to 50%, and the percentage of performance-based RSU awards which are linked to EBITDA growth and EBITDA ROCE were decreased from 33.3% each to 25% each, as compared to performance-based RSU awards granted during 2013. The Compensation Committee believes this change better aligns the compensation of our named executive officers with the interests of our shareholders.
Following the three-year performance period, the Compensation Committee will compare our performance in each of the three weighted performance measures (i.e., EBITDA growth, EBITDA ROCE, and TSR) relative to the performance of the Performance Peer Group, and assign the applicable earning percentage (i.e., 0% to 200%) to each such performance measure. Each named executive officer’s final performance-based RSU award is equal to the product of (i) the weighted average of the three earning percentages and (ii) his respective target number of performance-based RSU awards.
Following the end of the three-year performance period, the Compensation Committee will approve the final performance-based RSU awards that each named executive officer earned and such RSU awards will cliff vest in April 2017 and convert to common stock.
The Performance Peer Group consisted of Nabors Industries, Helmerich & Payne, Patterson-UTI Energy, Parker Drilling, Superior Energy Services, Key Energy Services, Basic Energy Services, C&J Energy Services and RPC, Inc., all of which the Compensation Committee believes we compete with for business on a daily basis. Because the Performance Peer Group are direct business competitors, the Compensation Committee subjectively determined that these companies provide a better comparison for EBITDA growth, EBITDA ROCE and TSR than the Custom Peer Group, which consists of a broader group of companies with which we compete for talent.

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COMPENSATION DISCUSSION AND ANALYSIS

The aggregate grant date fair value of the named executive officer’s stock options, time-based RSU awards and target performance-based RSU awards, as applicable, are reported in the “Option Awards” column and “Stock Awards” column, respectively, of the 2014 Summary Compensation table.
We do not have a program, plan or practice to time our long-term equity incentive awards in coordination with the release of material, non-public information. In the event that material non-public information becomes known to the Compensation Committee prior to granting long-term equity incentive awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the long-term equity incentive award in order to avoid any impropriety.
Mr. West's Long-Term Cash Incentive Award
In 2012, we adopted a policy that allows any employee, including any named executive officer, who has attained (i) normal retirement age of 65, or (ii) at least the age of 60 with 5 or more years of service with the Company, to receive a long-term cash incentive award in lieu of their stock options and time-based RSU awards. The Compensation Committee adopted this policy to provide strong retention incentives for employees close to retirement.
In accordance with the above policy, the Compensation Committee awarded Mr. West a $330,000, $330,000 and $328,320 long-term cash incentive award in lieu of his annual time-vested awards in 2012, 2013 and 2014, respectively. The cash awards vest in one-third increments on April 30th of each of the three years following the grant date, assuming Mr. West provides continuous service through the applicable vesting date. Any portion of the cash award that vests will be paid to Mr. West as soon as possible following the vesting date; provided that, at the Compensation Committee’s sole discretion, up to 50% of any such payment may be paid in shares of the Company’s common stock instead of in cash.
2014 Total Direct Compensation

Our executive compensation program is generally designed to achieve target total direct compensation (base salary, target annual cash incentive award and target long-term incentive awards) for our named executive officers at the market median compensation level, as determined by our compensation consultant. Accordingly, under our long-term performance equity awards, if the Company’s performance over the relevant period were to fall exactly in the middle of the peer group, the participant would receive a target award equal to 50% of the maximum potential award. We believe this design drives improved performance because of the opportunity for above-target payouts for above-median performance.
Based upon the most recent competitive pay information derived by Pearl Meyer, our 2014 executive compensation program provided total direct compensation (i.e., base salary, target annual cash incentive award and target long-term incentive awards) that was competitive and aligned with the market for which we believe we compete for employee talent, as the following table illustrates.
As illustrated in the above graph, the 2014 target total direct compensation for each of the named executive officers, except Mr. West, was slightly below the median compensation level of the market consensus, as determined by our compensation consultant (the "market median"). The Compensation Committee uses the competitive pay information as a “market check” to ensure, in its subjective judgment, that the named executive officers’ base salary, target total cash compensation, target long-term incentive awards and target total direct compensation remain competitive. Based on this market check, the Compensation Committee believes the 2014 total direct compensation of the named executive officers to be appropriate. The Compensation Committee also considered the results of the 2014 market check in its determination of the compensation program for 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance Arrangements

Retirement and Consulting Services Agreement - Franklin C. West
Effective January 1, 2015, Franklin C. West resigned from his position as Executive Vice President and President of Drilling Services. In connection with his resignation, Mr. West entered into a Retirement and Consulting Services Agreement and Complete Release of All Claims (the “Retirement and Consulting Agreement”) with the Company. Pursuant to the terms of the Retirement and Consulting Agreement, Mr. West and the Company agreed as follows:

•
As severance, Mr. West received (i) a lump-sum payment of $2,034,320, less all applicable tax deductions and withholdings, consisting of (a) $1,376,000 representing 24 months’ severance and two years of Mr. West's annual cash incentive award at the target level and (b) $658,320 representing the accelerated vesting of Mr. West’s 2012, 2013, and 2014 long-term cash incentive awards, (ii) accelerated vesting of Mr. West’s 2012, 2013 and 2014 performance-based RSU awards of 78,897 shares of common stock of the Company, and (iii) a lump-sum payment of $348,251 under the Company’s 2014 annual cash incentive award, which was paid in February 2015.

•
Mr. West shall be employed as an Executive Consultant of the Company from January 1, 2015 through December 31, 2015, which term may be extended upon the mutual agreement by Mr. West and the Company. As Executive Consultant, Mr. West shall assist and advise the Company with regard to the development of turnkey well proposals, operational oversight of turnkey well operations, the disposal of certain non-core drilling assets, the design of the Company’s next-generation drilling rig, and such other services requested by the President and Chief Executive Officer of the Company. In exchange for these services, Mr. West will receive annualized wages in the amount of $150,000, which will be payable in accordance with the Company’s standard payroll procedures. Additionally, Mr. West shall be eligible to participate in the Company’s medical, dental, and vision health and welfare plans during the term of the Retirement and Consulting Agreement. Upon Mr. West’s death or disability during the term of the Retirement and Consulting Agreement, he will be entitled to continue to receive the full amount of his wages to which he would have otherwise been entitled through the end of the term of the Retirement and Consulting Agreement.

•	The Retirement and Consulting Agreement contains a general release and customary non-disclosure and non-solicitation provisions.
In approving the Retirement and Consulting Agreement, the Board considered his tenure with the Company, his contributions in growing the Company’s operations during his career at Pioneer, and his ongoing contributions to Pioneer by providing consulting services in 2015.
Waiver and Release Agreement - Joseph B. Eustace
Effective April 30, 2015, Joseph B. Eustace's employment with the Company will end. Pursuant to the terms of the Company’s Key Executive Severance Plan, Mr. Eustace executed a Waiver and Release Agreement and will be entitled to the following severance and benefits:

•	A lump-sum payment of $1,104,000, representing 24 months of Mr. Eustace’s base salary and two years of Mr. Eustace's annual cash incentive award at the target level.

•
Accelerated vesting of Mr. Eustace’s (i) 2013 performance-based RSU award at the target level of 26,643 shares, (ii) 2013 time-based RSU award originally scheduled to vest on January 31, 2016 of 8,881 shares, (iii) 2014 time-based RSU award originally scheduled to vest on January 30, 2016 of 8,648 shares, (iv) stock options awarded in 2013 of 8,140 shares originally scheduled to vest on January 31, 2016 and (v) stock options awarded in 2014 of 8,033 shares originally scheduled to vest on January 30, 2016.

•	Continuation of life and health benefits through April 30, 2016.
Other Practices, Policies & Guidelines

Stock Ownership Guidelines
In order to strengthen the alignment of the interests of the named executive officers and shareholders and to increase visibility of the named executive officers’ and directors’ stock ownership, we have the following stock ownership guidelines, which were increased in 2015 as follows:

Minimum Stock Ownership
	Previous Requirement	Revised Requirement
Chief Executive Officer	Three times annual base salary	Five times annual base salary
All Other Named Executive Officers	Two times annual base salary	Three times annual base salary
Chairman of the Board	Three times the Board member’s annual retainer fee	Six times the Board member’s annual retainer fee
Non-Employee Directors	Three times the Board member’s annual retainer fee	Five times the Board member’s annual retainer fee

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COMPENSATION DISCUSSION AND ANALYSIS

Generally, the ownership target is to be acquired no later than the December 31 following the fifth anniversary of the director’s initial appointment or election to the Board, or the fifth anniversary following the change in the ownership requirement. For purposes of the above calculation, unvested restricted stock and restricted stock units may be counted toward the applicable ownership requirement.
As of May 14, 2014, all of our non-employee directors and named executive officers were in compliance with their stock ownership requirements and remain in compliance.
Health, Welfare and Retirement Benefits
We offer a standard range of health and welfare benefits to substantially all of our U.S. employees, including the named executive officers. These benefits include medical, prescription drug and dental coverage, life and accidental death and dismemberment insurance, vacation, sick leave and other paid holidays. In addition, long-term disability insurance benefits and optional short-term coverage is available to all of our employees. These benefits are intended to aid in the health and well-being of our employees, as well as contribute directly to a productive and successful work life, which the Compensation Committee believes will enhance the financial results for us and our shareholders.
We also offer all of our U.S. employees the opportunity to participate in our defined contribution 401(k) plan. Under the plan, we make matching contributions equal to 50% of the participant’s contributions on the first 8% of compensation deferred under the plan. Under this matching scheme, employees become fully vested in our matching contributions after three years of employment. The 2014 Summary Compensation Table reflects our contributions to the 401(k) plan for each named executive officer in 2014.
On January 29, 2013, the Compensation Committee approved the Pioneer Energy Services Corp. Nonqualified Retirement Savings and Investment Plan, an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees, and our non-employee directors. The plan became effective on April 1, 2013.
Under the plan, unless otherwise determined by the committee administering the plan, eligible employees may irrevocably elect to defer up to 80% of their base salary, up to 100% of their bonuses, and up to 100% of their restricted stock units. Non-employee directors may irrevocably elect to defer up to 100% of their director fees and up to 100% of their restricted stock units. However, at this time, all of our named executive officers and our non-employee directors have elected not to enroll in the plan.
A participant’s deferrals will be credited to an account under the plan and that account will be credited (or debited) with earnings and losses based on the actual rate of return of hypothetical investments. Participants are fully vested in their deferred contributions. The Company may make additional contributions to participants’ accounts under the plan with the approval of our Board or our Compensation Committee. The amount and timing of such contributions, as well as the vesting conditions, would also need approval by our Board or our Compensation Committee.
A majority of our peers, as well as a prevalence of Fortune 1000 companies, offer a nonqualified deferred compensation plan. Therefore, the Compensation Committee believes the implementation of this plan will increase the competitiveness of our executive compensation program and serve as an important tool for attracting and retaining high performing executives.
Perquisites
We provide a limited number of perquisites to the named executive officers, including a car allowance, payment of life insurance premiums and Petroleum Club dues. The life insurance policy pays the beneficiary an amount equal to the applicable named executive officer’s annual salary up to a maximum of $300,000.
Effective December 31, 2010, the Compensation Committee adopted a policy prohibiting the payment of country club memberships for any of the named executive officers.
The "All Other Compensation" column of the 2014 Summary Compensation Table shows the value of perquisites we provided to the named executive officers in 2014.
Recoupment of Incentive Compensation Policy (Claw-back Policy)
The Board is dedicated to maintaining and enhancing a culture focused on integrity and accountability which discourages conduct detrimental to the Company’s sustainable growth. On March 26, 2015 the Board approved and adopted a Recoupment of Incentive Compensation Policy (“Recoupment Policy”). The Recoupment Policy applies to the Company’s current and former executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended) and any other employee or former employee of the Company and its subsidiaries designated by the Board from time to time (each, a “Covered Employee”).
Under the Recoupment Policy, the Board may claw back incentive compensation paid or payable to Covered Employee if the Company is required to file an adverse accounting restatement with the SEC. If triggered, then to the fullest extent permitted by law, the Board may require the Covered Employee to reimburse or forfeit (as applicable) the excess incentive compensation paid, granted or awarded to the Covered Employee during the three-year period ending on the date of filing of the accounting restatement based on the erroneous performance data. In making the determination to claw back such incentive compensation, the Board will take into account such factors as it deems appropriate, including, among other things, whether the Covered Employee engaged in fraud or misconduct that caused or was a significant contributing factor to the accounting restatement, and the amount of the excess incentive compensation.
In addition, under the Recoupment Policy the Board may claw back incentive compensation paid or payable to a Covered Employee if the Board determines that the Covered Employee violated the Company’s Corporate Code of Business Conduct and Ethics (“Code of Conduct”), and such violation is not waived pursuant to the terms of the Code of Conduct. If triggered, then to the fullest extent permitted by law, the Board may require the Covered Employee to reimburse or forfeit (as applicable) any incentive compensation paid, granted or awarded to the Covered Employee during

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COMPENSATION DISCUSSION AND ANALYSIS

the fiscal year in which such violation occurred and the immediately preceding fiscal year. The amount of any incentive compensation to be clawed back, if any, will be in the Board’s discretion, which will consider, among other things, the seriousness and magnitude of the Code of Conduct violation.
The Recoupment Policy applies to all incentive compensation paid or payable to Covered Employees on or after May 21, 2015.
Anti-Hedging and Pledging Policy
The Company's insider trading policy prohibits the Company's employees, including the named executive officers, from engaging in hedging transactions involving the Company's securities. Additionally, the Company's insider trading policy prohibits the company's employees, including the named executive officers, from placing the Company's securities in a margin account or pledging the Company's securities as collateral for a loan.
Compliance With Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits the federal income tax deduction for annual compensation paid to a public company’s Chief Executive Officer and its next three most highly compensated executive officers, excluding the Chief Financial Officer, to $1,000,000. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. From time to time, the Compensation Committee will design compensation awards that may not be deductible under Section 162(m) of the Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals necessary to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    45

2015 COMPENSATION ACTIONS
On January 29, 2015, the Compensation Committee approved the following grants of plan-based awards to the Company's executive officers:

Name	Target Annual Cash Incentive Award ($)(1)	Long-Term Cash Incentive Award ($)(2)	Shares Subject to Stock Options #(3)	Target Shares Subject to Performance-Based RSUs (#)(4)
Wm. Stacy Locke	$357,500	$676,200	135,240	145,107
Lorne E. Phillips	$112,500	$248,640	49,728	53,356
Carlos R. Peña	$103,500	$205,240	41,048	44,043
Brian L. Tucker	$102,000	$165,648	33,130	35,547
Joe P. Freeman	$80,000	$114,240	—	16,343
Bill W. Bouziden	$80,000	$76,160	15,232	16,343
(1) Annual Cash Incentive Award - The amounts shown reflect the target payout under a cash incentive award granted to each of the named executive officers in 2015 under the 2007 Incentive Plan, for which the payouts are based upon the target percentage of each named executive officer’s respective base salary expected to be paid in 2015. For 2015, the Target payouts have been reduced by 50% as discussed below. The actual amount of the cash incentive award that each named executive officer may earn can range from zero to 200% and will be determined by comparing our actual performance in 2015 against a scorecard of weighted performance measures (i.e., diluted earnings (loss) per share; consolidated or segment level Adjusted EBITDA; consolidated Adjusted EBITDA ROCE; consolidated or segment level safety record; and individual performance) and associated performance levels approved by the Compensation Committee.

(2) Long-Term Cash Incentive Award - The award will vest in three equal annual installments from the date of grant.
(3) Stock Option Award - These stock option awards were granted under our 2007 Incentive Plan and will vest in three equal annual installments from the date of grant.
(4) Performance-Based RSU Award - The award amounts shown reflect the target number of shares of common stock that each of the named executive officers may earn under a performance-based RSU award granted in 2015 under the 2007 Incentive Plan. The actual number of RSU awards that the named executive officers may earn can range from zero to 200% and will be based on the weighted average of our relative EBITDA growth, EBITDA ROCE, and TSR versus the Performance Peer Group over a three-year performance period. As further described in Proposal 2, Mr. Locke's performance-based RSU award is contingent upon the Company's shareholders approving Proposal 2.

As a result of our shareholder outreach conducted during 2014, and in order to maintain a conservative approach during the current industry downturn, we made the following key decisions related to our 2015 compensation program:

▪	Held Base Salaries Flat. The Compensation Committee continued to hold the salaries of the executive officers flat in 2015 for the second year in a row.

▪	Reduced Long-Term Incentive Awards. The Compensation Committee reduced the target amount of all 2015 long-term incentive awards for all participants by 30%.

▪	Reduced Annual Cash Incentive Awards. The Compensation Committee reduced the total potential payout under the 2015 annual cash incentive award for all participants by 50%.

▪
Granted Long-Term Time-Based Cash Incentive Awards. In order to offer equity compensation awards to levels of management below the named executive officers while still maintaining total equity awards granted at a consistent level with prior years, the Compensation Committee elected to provide restricted cash awards to executive officers rather than time-based RSU awards.

▪
Reduced Restricted Stock Awards for Director Compensation. As a part of the Company's overall cost reduction measures, the Compensation Committee has decided to grant restricted stock awards in 2015 with a reduced grant-date fair market value of approximately $87,500 to each non-employee member of the Board, which represents a reduction of 24% from the $115,000 grant-date fair value awarded in 2014. Additionally, with the exception of the annual retainer for the Chairman of the Board, the Compensation Committee has held all other cash compensation for the non-employee directors flat since 2013.

REPORT OF THE COMPENSATION COMMITTEE

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The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the management of Pioneer Energy Services Corp., and, based on such review and discussions, the Compensation Committee recommended to the Board of Pioneer Energy Services Corp. that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Dean A. Burkhardt
John Michael Rauh
C. John Thompson
Scott D. Urban, Chairman
The information in the Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates the information by reference.

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EXECUTIVE COMPENSATION
2014 Summary Compensation Table
The following table presents information concerning compensation for all services rendered to us in all capacities during the fiscal years ended December 31, 2014, 2013, and 2012, by our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Stock Awards(3)(6)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Wm. Stacy Locke Director, President and Chief Executive Officer	2014	$715,000	—	$452,996	$1,710,260	$968,720	$26,708	$3,873,684
	2013	$704,231	—	$422,222	$1,609,811	$595,087	$26,472	$3,357,823
	2012	$655,385	$117,000	$1,021,745	$715,258	$572,303	$23,545	$3,105,236
Lorne E. Phillips Executive Vice President and Chief Financial Officer	2014	$375,000	—	$152,224	$574,702	$304,842	$25,448	$1,432,216
	2013	$367,308	—	$122,222	$465,998	$186,229	$25,212	$1,166,969
	2012	$343,231	$44,750	$288,630	$202,053	$175,713	$22,350	$1,076,727
Franklin C. West(7)Former Executive Vice President and President of Drilling Services Segment	2014	$430,000	$220,000	—	$267,548	$348,251	$26,837	$1,292,636
	2013	$425,385	$110,000	—	$244,136	$281,833	$26,544	$1,087,898
	2012	$413,462	$60,500	—	$222,255	$220,231	$23,606	$940,054
Joseph B. Eustace(7)Former Executive Vice President and President of Production Services Segment	2014	$345,000	—	$126,033	$475,832	$272,893	$26,379	$1,246,137
	2013	$338,846	—	$111,111	$423,624	$106,449	$26,472	$1,006,502
	2012	$314,846	$34,250	$265,535	$185,889	$153,296	$23,512	$977,328
Carlos R. Peña Senior Vice President, General Counsel and Secretary	2014	$345,000	—	$130,630	$493,181	$280,454	$23,198	$1,272,463
	2013	$337,308	—	$111,111	$423,624	$171,018	$23,182	$1,066,243
	2012	$306,769	$31,000	$259,763	$181,851	$157,047	$20,925	$957,355
(1) The amounts shown for 2012 reflect the payout of the remaining 50% of the time-based component of the 2009 Long-Term Cash Incentive Award in April 2012. The amounts shown for 2013 and 2014 reflect the payout of the vested portion of the Long-Term Incentive Cash Awards granted to Mr. West in 2012 and 2013.

(2) The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the option awards granted to the named executive officers during the respective fiscal year, computed in accordance with ASC Topic 718, Stock Compensation, except that no assumption for forfeitures was included. For a discussion of valuation assumptions, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014. Please see the “2014 Grants of Plan-Based Awards Table” for further information regarding the option awards we granted during 2014.

(3) These amounts reflect the aggregate grant date fair value of the time-based RSU and performance-based RSU awards granted to the named executive officers, except for Mr. West who did not receive any time-based RSU awards. In 2014, Mr. West's 2012, 2013 and 2014 performance-based RSU awards were modified to accelerate vesting to January 1, 2015 and to payout at the target performance level. With respect to the modifications to Mr. West's awards, there was no incremental fair value calculated in accordance with Topic 718 as a result of these modifications. The grant date fair value of the performance-based RSU awards is based on the target performance level, and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, Stock Compensation, except that no assumption for forfeitures was included. The grant date fair value of the time-based and performance-based RSU awards granted during 2014, 2013 and 2012, assuming the highest level of performance conditions will be achieved would be as follows:

Name	Stock Awards Granted in 2014	Stock Awards Granted in 2013	Stock Awards Granted in 2012
Wm. Stacy Locke	$2,103,563	$2,121,127	$1,146,863
Lorne E. Phillips	$706,865	$614,009	$323,977
Franklin C. West	$381,528	$392,148	$356,370
Joseph B. Eustace	$585,257	$558,177	$298,060
Carlos R. Peña	$606,596	$558,177	$291,584

For a discussion of valuation assumptions, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014. Please see the “2014 Grants of Plan-Based Awards Table” for further information regarding the performance-based RSU awards we granted during 2014.

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EXECUTIVE COMPENSATION

(4) For 2014, the amounts reflect the annual cash incentive awards earned in 2014, but paid in 2015. For 2013, the amounts reflect the annual cash incentive awards earned in 2013, but paid in 2014. For 2012, the amounts reflect the annual cash incentive awards earned in 2012, but paid in 2013.

(5) The amounts shown in the “All Other Compensation” column for 2014 are noted in the table below. All of the amounts reflected in the below table were valued based on the Company's direct costs.
Name	Auto Allowance	401K Matching Contributions	Life Insurance Premiums	Petroleum Club Dues	Total
Wm. Stacy Locke	$14,400	$10,400	$648	$1,260	$26,708
Lorne E. Phillips	$14,400	$10,400	$648	—	$25,448
Franklin C. West	$14,400	$10,400	$777	$1,260	$26,837
Joseph B. Eustace	$14,400	$10,071	$648	$1,260	$26,379
Carlos R. Peña	$14,400	$8,150	$648	—	$23,198

(6) As further described in Proposal 3 of this Proxy statement, the Board determined that the time-based RSU awards and performance-based RSU awards that were granted to Mr. Locke in 2013 and 2014 had inadvertently exceeded the individual award limit of 200,000 shares under the 2007 Incentive Plan. In Proposal 3, the Board is seeking shareholder ratification of the excess RSU awards.

(7) Mr. West resigned from his position as President of Drilling Services effective January 1, 2015 and Mr. Eustace's employment with the Company will end effective April 30, 2015.

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EXECUTIVE COMPENSATION

2014 Grants of Plan-Based Awards
The following table summarizes information concerning plan-based awards to the named executive officers during the fiscal year ended December 31, 2014:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(6)
Name		Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Wm. Stacy Locke(7)	(1)	1/30/2014	$321,750	$715,000	$1,430,000	—	—	—	—	—	—	—
	(2)	1/30/2014	—	—	—	11,657	93,253	186,506	—	—	—	$923,205
	(3)	1/30/2014	—	—	—	—	—	—	93,253	—	—	$787,055
	(4)	1/30/2014	—	—	—	—	—	—	—	86,615	$8.44	$452,996
Lorne E. Phillips	(1)	1/30/2014	$101,250	$225,000	$450,000	—	—	—	—	—	—	—
	(2)	1/30/2014	—	—	—	3,917	31,336	62,672	—	—	—	$310,226
	(3)	1/30/2014	—	—	—	—	—	—	31,336	—	—	$264,476
	(4)	1/30/2014	—	—	—	—	—	—	—	29,106	$8.44	$152,224
Franklin C. West	(1)	1/30/2014	$116,100	$258,000	$516,000	—	—	—	—	—	—	—
	(2)	1/30/2014	—	—	—	3,378	27,025	54,050	—	—	—	$267,548
	(5)	1/30/2014	—	$328,320	—	—	—	—	—	—	—	—
Joseph B. Eustace	(1)	1/30/2014	$93,150	$207,000	$414,000	—	—	—	—	—	—	—
	(2)	1/30/2014	—	—	—	3,243	25,945	51,890	—	—	—	$256,856
	(3)	1/30/2014	—	—	—	—	—	—	25,945	—	—	$218,976
	(4)	1/30/2014	—	—	—	—	—	—	—	24,098	$8.44	$126,033
Carlos R. Peña	(1)	1/30/2014	$93,150	$207,000	$414,000	—	—	—	—	—	—	—
	(2)	1/30/2014	—	—	—	3,361	26,891	53,782	—	—	—	$266,221
	(3)	1/30/2014	—	—	—	—	—	—	26,891	—	—	$226,960
	(4)	1/30/2014	—	—	—	—	—	—	—	24,977	$8.44	$130,630
(1) Annual Cash Incentive Award - The amounts shown reflect the range of possible payouts under a cash incentive award granted to each of the named executive officers in 2014 under the 2007 Incentive Plan, for which the payouts are based upon percentages of each named executive officer’s respective base salary paid in 2014. For example, (i) the threshold, target and maximum levels for Mr. Locke are calculated as 45%, 100% and 200%, respectively, of his respective base salary paid in 2014 and (ii) the threshold, target and maximum levels for the other named executive officers are calculated as 27%, 60% and 120%, respectively, of their respective base salary paid in 2014. The actual amount of the cash incentive award is determined by comparing our actual performance in 2014 against a scorecard of weighted performance measures (i.e., adjusted diluted earnings per share; consolidated or segment level Adjusted EBITDA; consolidated Adjusted EBITDA ROCE; consolidated or segment level safety record; and individual performance) and associated performance levels approved by the Compensation Committee. Please see “Compensation Discussion and Analysis – Annual Cash Incentive Compensation” for more information regarding the 2014 cash incentive awards.

(2) Performance-Based RSU Award - The award amounts shown reflect the range of possible RSU awards that each of the named executive officers may earn under a performance-based RSU award granted in 2014 under the 2007 Incentive Plan. The actual number of RSU awards that the named executive officers earn will be based on the weighted average of our relative EBITDA growth, EBITDA ROCE, and TSR versus the Performance Peer Group over a three-year performance period. Please see “Compensation Discussion and Analysis – Long-Term Incentive Compensation” for more information regarding the performance-based RSU awards. In general, any performance-based RSU awards that are earned by the named executive officers will cliff vest in April 2017 and convert to common stock.

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(3) Time-Based RSU Award - These RSU awards were granted under our 2007 Incentive Plan and will vest in three equal annual installments on January 30, 2015, 2016 and 2017.
(4) Stock Option Award - These stock option awards were granted under our 2007 Incentive Plan and will vest in three equal annual installments from the date of grant.
(5) Long-Term Cash Incentive Award - Mr. West was granted a long-term cash incentive award in 2014 in lieu of stock options and time-based RSUs. The award will vest and be payable over three years. In 2014, Mr. West's 2012, 2013 and 2014 long-term cash incentive awards were modified to accelerate vesting to January 1, 2015. Please see "Compensation Discusion and Analysis – Long-Term Incentive Compensation" for more information regarding this Long-Term Cash Incentive Award.

(6) For the performance-based RSU awards, these amounts reflect the aggregate grant date fair value of the performance-based RSU awards based upon the probable outcome of the performance conditions (for 2014, at the target performance level), and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718, Stock Compensation, except that no assumptions for forfeitures was included. In 2014, Mr. West's 2012, 2013 and 2014 performance-based RSU awards were modified to accelerate vesting to January 1, 2015 and to payout at the target performance level. With respect to the modifications to Mr. West's awards, there was no incremental fair value calculated in accordance with Topic 718 as a result of these modifications.

For the time-based RSU awards, these amounts reflect the aggregate grant date fair value of the time-based RSU awards computed in accordance with ASC Topic 718, Stock Compensation, except that no assumptions for forfeitures were included.

For the stock options, these amounts reflect the aggregate grant date fair value of the stock options computed in accordance with ASC Topic 718, Stock Compensation, except that no assumptions for forfeitures were included.

For a discussion of valuation assumptions, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.
(7) As further described in Proposal 3 of this Proxy Statement, the Board determined that the time-based RSU awards and performance-based RSU awards that were granted to Mr. Locke on January 30, 2014 had inadvertently exceeded the individual award limit of 200,000 shares under the 2007 incentive Plan.  In Proposal 3, the Board is seeking shareholder ratification of the excess RSUs awards.

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EXECUTIVE COMPENSATION

2014 Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning stock options and restricted stock units held by the named executive officers which were outstanding as of December 31, 2014.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(22) ($)	Equity Incentive Plan Awards:
Name									Number of Unearned Shares or Units That Have Not Vested (#)		Market or Payout Value of Unearned Shares or Units That Have Not Vested(22) ($)
Wm. Stacy Locke	98,000	—		$14.58	8/17/2015	—		—	—		—
	120,000	—		$14.54	6/4/2016	—		—	—		—
	200,000	—		$14.07	5/13/2017	—		—	—		—
	180,000	—		$17.07	8/27/2018	—		—	—		—
	236,000	—		$3.84	3/1/2019	—		—	—		—
	181,800	—		$8.86	2/1/2020	—		—	—		—
	155,919	—		$9.01	2/1/2021	—		—	—		—
	127,798	63,899	(1)	$8.92	1/30/2022	46,545	(10)	$257,859	—		—
	30,932	61,864	(2)	$7.58	1/31/2023	67,497	(13)(23)	$373,933	101,246	(11)(23)	$560,903
	—	86,615	(3)	$8.44	1/30/2024	93,253	(14)(23)	$516,622	93,253	(12)(23)	$516,622
Lorne E. Phillips	100,000	—		$4.73	2/1/2019	—		—	—		—
	90,000	—		$3.84	3/1/2019	—		—	—		—
	75,400	—		$8.86	2/1/2020	—		—	—		—
	64,665	—		$9.01	2/1/2021	—		—	—		—
	36,101	18,051	(1)	$8.92	1/30/2022	13,148	(10)	$72,840	—		—
	8,954	17,908	(4)	$7.58	1/31/2023	19,539	(15)	$108,246	29,308	(11)	$162,366
	—	29,106	(5)	$8.44	1/30/2024	31,336	(16)	$173,601	31,336	(12)	$173,601
Franklin C. West	93,000	—		$17.07	8/27/2018	—		—	—		—
	120,000	—		$3.84	3/1/2019	—		—	—		—
	93,100	—		$8.86	2/1/2020	—		—	—		—
	79,820	—		$9.01	2/1/2021	—		—	—		—
	—	—		—	—	22,564	(10)	$125,005	—		—
	—	—		—	—	29,308	(17)	$162,366	—		—
	—	—		—	—	27,025	(18)	$149,719	—		—
Joseph B. Eustace	42,501	—		$13.57	3/2/2018	—		—	—		—
	54,000	—		$17.07	8/27/2018	—		—	—		—
	34,500	—		$3.84	3/1/2019	—		—	—		—
	26,800	—		$8.86	2/1/2020	—		—	—		—
	22,998	—		$9.01	2/1/2021	—		—	—
	16,606	16,607	(1)	$8.92	1/30/2022	12,096	(10)	$67,012	—		—
	4,070	16,280	(6)	$7.58	1/31/2023	17,762	(19)	$98,401	26,643	(11)	$147,602
	—	24,098	(7)	$8.44	1/30/2024	25,945	(20)	$143,735	25,945	(12)	$143,735
Carlos R. Peña	15,000	—		$5.51	10/26/2018	—		—	—		—
	63,000	—		$3.84	3/1/2019	—		—	—		—
	53,000	—		$8.86	2/1/2020	—		—	—		—
	48,157	—		$9.01	2/1/2021	—		—	—		—
	32,490	16,246	(1)	$8.92	1/30/2022	11,833	(10)	$65,555	—		—
	8,140	16,280	(8)	$7.58	1/31/2023	17,762	(19)	$98,401	26,643	(11)	$147,602
	—	24,977	(9)	$8.44	1/30/2024	26,891	(21)	$148,976	26,891	(12)	$148,976
(1)				The indicated options vested on January 30, 2015.
(2)				Of the indicated options, 30,932 vested on January 31, 2015 and 30,932 are scheduled to vest on January 31, 2016.

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EXECUTIVE COMPENSATION

(3)	Of the indicated options, 28,871 vested on January 30, 2015 and installments of 28,872 each are scheduled to vest on January 30, 2016 and 2017.
(4)	Of the indicated options, 8,954 vested on January 31, 2015 and 8,954 are scheduled to vest on January 31, 2016.
(5)	Of the indicated options, 9,702 vested on January 30, 2015 and installments of 9,702 each are scheduled to vest on January 30, 2016 and 2017.
(6)	Of the indicated options, 8,140 vested on January 31, 2015 and 8,140 are scheduled to vest on January 31, 2016.
(7)	Of the indicated options, 8,032 vested on January 30, 2015 and installments of 8,033 each are scheduled to vest on January 30, 2016 and 2017.
(8)	Of the indicated options, 8,140 vested on January 31, 2015 and 8,140 are scheduled to vest on January 31, 2016.
(9)	Of the indicated options, 8,325 vested on January 30, 2015 and installments of 8,326 each are scheduled to vest on January 30, 2016 and 2017.
(10)
The amounts shown reflect the actual number of restricted shares each named executive officer earned under his respective 2012 performance-based RSU award, which are scheduled to vest on April 30, 2015, except for Mr. West's performance-based RSU award, which is vesting at the target level on January 1, 2015, as per the terms of Mr. West's Retirement and Consulting Services Agreement.

(11)
The amounts shown reflect the target number of restricted shares each named executive officer could earn under his respective 2013 performance-based RSU award, which are scheduled to vest on April 30, 2016.

(12)
The amounts shown reflect the target number of restricted shares each named executive officer could earn under his respective 2014 performance-based RSU award, which are scheduled to vest on April 30, 2017.

(13)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2013, of which 33,749 shares vested on January 31, 2015 and 33,748 shares are scheduled to vest on January 31, 2016.

(14)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2014, of which 31,084 shares vested on January 30, 2015, 31,084 are scheduled to vest on January 30, 2016 and 31,085 shares are scheduled to vest on January 30, 2017.

(15)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2013, of which 9,770 shares vested on January 31, 2015 and 9,769 shares are scheduled to vest on January 31, 2016.

(16)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2014, of which 10,445 shares vested on January 30, 2015, 10,445 are scheduled to vest on January 30, 2016 and 10,446 shares are scheduled to vest on January 30, 2017.

(17)
The amounts shown reflect the 2013 performance-based restricted stock unit award, of which the target number of restricted shares will vest on January 1, 2015, as per the terms of Mr. West's Retirement and Consulting Services Agreement.

(18)
The amounts shown reflect the 2014 performance-based restricted stock unit award, of which the target number of restricted shares will vest on January 1, 2015, as per the terms of Mr. West's Retirement and Consulting Services Agreement.

(19)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2013, of which 8,881 shares vested on January 31, 2015 and 8,881 shares are scheduled to vest on January 31, 2016.

(20)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2014, of which 8,648 shares vested on January 30, 2015, 8,648 are scheduled to vest on January 30, 2016 and 8,649 shares are scheduled to vest on January 30, 2017.

(21)
The amounts shown reflect the number of time-based restricted stock units granted to the named executive officer during 2014, of which 8,963 shares vested on January 30, 2015, 8,964 are scheduled to vest on January 30, 2016 and 8,964 shares are scheduled to vest on January 30, 2017.

(22)	The market value of the restricted stock units is based on the closing price of our common stock on December 31, 2014 of $5.54 per share.
(23)
As further described in Proposal 3 to this Proxy Statement, the Board determined that the time-based RSU awards and performance-based RSU awards that were granted to Mr. Locke on May 21, 2013 and January 30, 2014 had inadvertently exceeded the individual award limit of 200,000 shares under the 2007 incentive Plan. (The Company granted the performance-based RSU awards to Mr. Locke in May 2013 because there were not enough shares available under the 2007 Incentive Plan to grant the awards in January. The shareholders approved an increase in the number of shares available under the 2007 Incentive Plan in May 2013, at which time the Company granted the 2013 performance-based RSU awards.) In Proposal 3, the Board is seeking shareholder ratification of the excess RSU awards.

2014 Option Exercises and Stock Vested
The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during 2014, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Wm. Stacy Locke	—	—	77,659	$940,149
Lorne E. Phillips	—	—	27,979	$354,468
Franklin C. West	300,000	$1,632,454	22,477	$336,481
Joseph B. Eustace	147,475	$931,683	21,835	$268,344
Carlos R. Peña	—	—	22,441	$277,416
(1) Represents the amount realized based on the difference between the closing price of our common stock on the date of exercise and the exercise price.
(2) Represents the amounts realized based on the closing price of our common stock on the vesting date for time-based and performance-based restricted stock unit awards.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL
The Compensation Committee views change in control and non-change in control severance protection for officers as a necessary part of compensation to remain competitive in the market. A substantial portion of oilfield service companies provide such benefits. While the Compensation Committee recognizes there are variations in types, amounts, eligibility requirements and other terms and conditions among companies, the Compensation Committee believes that the aggregate potential value remains competitive and does not significantly vary from similar programs at peer group companies.

In 2009, the Company adopted a new Long-Term Disability Plan. This plan is available to all U.S. salaried employees and other full-time active employees and does not discriminate in scope, terms or operation, in favor of the named executive officers. In the event an employee has been disabled for more than 180 days, the Long-Term Disability Plan generally provides for payment of 60% of an employee’s base salary up to a maximum monthly benefit of $7,000 until the earlier of the employee reaching standard retirement age as determined by the Social Security Administration or the employee’s death.

Key Executive Severance Plan

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

The following is a brief description of the material terms and conditions of our Key Executive Severance Plan (the “KESP”).
Participation in the KESP is limited to our key executives who are considered to be senior management employees by the Compensation Committee and who are designated by the Compensation Committee, in its sole discretion, as participants in the KESP. The Compensation Committee, upon twelve months’ written notice, may also terminate an employee’s participation in the KESP; however, an individual participating immediately prior to a change in control may not be removed from participation in the KESP prior to the date which is two years following the date of the “change in control” of Pioneer (as defined below). Participants in the KESP will be designated by the Compensation Committee as either “Level I,” “Level II” or “Level III” participants, or as other participants. With regard to our named executive officers, Mr. Locke is designated as a Level I participant, Messrs. West, Eustace, Peña and Phillips are designated as Level II participants.
In the event of an “involuntary termination” prior to a change in control of Pioneer and subject to certain conditions, including the requirement that a KESP participant execute an acceptable waiver and release of claims, a Level I or Level II participant will receive (1) a lump-sum cash payment equal to 200% of the participant’s annual base salary and annual target bonus, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within twelve months, and (3) continued life insurance and medical benefits coverage at active employee rates for twelve months. A Level III participant will receive (1) a lump-sum cash payment equal to 100% of the participant’s annual base salary, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within twelve months, and (3) continued life insurance and medical benefits coverage at active employee rates for twelve months. Other participants will receive (1) a lump-sum cash payment equal to 50% of the participant’s annual base salary, (2) accelerated vesting of stock options and other equity-based awards held on the date of termination of employment, but only to the extent such stock options or other equity-based awards would otherwise have vested within six months, and (3) continued life insurance and medical benefits coverage for six months. An “involuntary termination” means the termination of the participant’s employment (1) for any reason other than cause, death or disability or (2) by the participant for good reason, as defined in the KESP.
“Cause” means (1) with respect to any Level I or Level II Participant, that participant’s (A) commission of any act or omission constituting fraud under any law of the State of Texas, (B) conviction of, or a plea of nolo contendere to, a felony, (C) embezzlement or theft of property or funds of Pioneer or any of its affiliates or (D) refusal to perform his or her duties, as specified in any written agreement between the participant and Pioneer or in any specific directive adopted by a majority of the members of the Board at a meeting of the Board that is consistent with the participant’s status as an executive officer of the Company; and (2) with respect to any Level III or other participant, that participant’s (A) commission of any act or omission constituting fraud under any law of the State of Texas, (B) conviction of, or a plea of nolo contendere to, a felony, (C) embezzlement or theft of property or funds of Pioneer or any of its affiliates, (D) failure to follow the instructions of the Board (in either case, as approved by a majority of the members of such Board at a meeting of such Board) or any supervising or executive officer of Pioneer or any of its affiliates or (E) unacceptable performance, gross negligence or willful misconduct with respect to his or her duties to Pioneer or any of its affiliates.
“Good reason” for the participant to terminate his or her employment means, prior to the effective date of a change in control, the occurrence (without the participant’s written consent) of any of the following: (1) a reduction in the participant’s base salary or total compensation except for an across-the-board reduction similarly affecting all senior executives of Pioneer and all senior executives of any person in control of Pioneer; (2) failure by Pioneer to pay any portion of the participant’s compensation within fourteen days of the date it is due or any other material breach of a contract with the participant by Pioneer which is not remedied by Pioneer within 5 business days after the participant’s written notice to Pioneer of such breach; or (3) Pioneer’s failure to maintain a participant’s employment without material diminution in the participant’s duties and responsibilities, and such failure is not cured by Pioneer within 5 business days after the participant’s written notice to Pioneer of such failure. After the effective date of a change in control, “good reason” shall also include any of (4)-(9) below unless, in the case of any of (5), (7), (8), or (9), such act or failure is corrected within five business days following the giving of written notice of good reason by the participant, and in the case of (6) below, such act is not objected to in writing by the participant within fourteen days after notification thereof: (4) after a change in control, the determination by the participant, in his or her sole and absolute discretion, that the business philosophy or policies of Pioneer or its successor or the implementation thereof is not compatible with those of the participant; (5) the assignment to the participant of duties inconsistent with his or her status as an executive officer of Pioneer or a meaningful alteration, adverse to the participant, in the nature or status of his or her responsibilities (other than reporting responsibilities) from those in effect immediately prior to a change in control, including, without limitation, a material reduction in the budget for which the participant is responsible; (6) failure by Pioneer to continue in effect any compensation plan in which the participant participates immediately prior to a change in control that is material to the participant’s compensation, unless an equitable arrangement has been made with the participant with respect to such

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

plan; (7) failure by Pioneer to continue the participant’s participation in a plan described in (6) above or a substitute or alternative plan on a basis not materially less favorable to the participant than as existed at the time of a change in control; (8) failure by Pioneer to continue to provide the participant with benefits substantially similar to those enjoyed by the participant prior to a change in control; or (9) a requirement by Pioneer that the participant relocate his or her residence outside the metropolitan area in which the participant was based immediately prior to a change in control, or a move of the participant’s principal business location more than 45 miles from the participant’s previous principal business location. The participant’s continued employment shall not of itself constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting good reason under the KESP.
Upon a change in control of Pioneer, all participants will be entitled to full vesting of all options, restricted stock and other equity awards. Upon an involuntary termination within two years following the effective date of a change in control, a Level I or Level II participant will receive (1) a lump-sum cash payment equal to 300% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life insurance and medical benefits coverage at active employee rates for 18 months. A Level III participant will receive (1) a lump-sum cash payment equal to 200% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life insurance and medical benefits coverage at active employee rates for twelve months. Other participants will receive (1) a lump-sum cash payment equal to 150% of the sum of the participant’s (A) annual base salary, (B) annual maximum bonus and (C) annual car allowance and club dues, and (2) continued life insurance and medical benefits coverage at active employee rates for twelve months. Furthermore, a terminated participant who is unable to sell securities on the open market may require the surviving entity to acquire any vested equity awards or any shares acquired pursuant to equity awards at a price equal to the then fair market value for such shares; such right must be exercised prior to twelve months after the participant’s involuntary termination within two years after the change in control.
A “change in control” shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1)
any person, (other than (A) Pioneer; (B) any affiliate of Pioneer; (C) any employee benefit plan of Pioneer or of any affiliate and any person organized, appointed or established by Pioneer for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Pioneer or any affiliate of Pioneer; or (D) any corporation or other entity owned, directly or indirectly, by the shareholders of Pioneer in substantially the same proportions as their ownership of capital stock of Pioneer) is or becomes the beneficial owner of voting stock of Pioneer (not including in the securities beneficially owned by such person any securities acquired directly from Pioneer after the date the KESP first became effective) representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding; provided, however, that a change of control will not be deemed to occur under this paragraph (1) if a person becomes the beneficial owner of voting stock of Pioneer representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding solely as a result of a reduction in the number of shares of voting stock of Pioneer outstanding which results from Pioneer’s repurchase of voting stock of Pioneer, unless and until such time as that person or any affiliate or associate of that person purchases or otherwise becomes the beneficial owner of additional shares of voting stock of Pioneer constituting 1% or more of the combined voting power of the voting stock of Pioneer then outstanding, or any other person (or persons) who is (or collectively are) the beneficial owner of shares of voting stock of Pioneer constituting 1% or more of the combined voting power of the voting stock of Pioneer then outstanding becomes an affiliate or associate of that person, unless, in either such case, that person, together with all its affiliates and associates, is not then the beneficial owner of voting stock of Pioneer representing 40% or more of the voting stock of Pioneer then outstanding;

(2)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the date the KESP first became effective, constitute the Board; and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Pioneer) whose appointment or election by the Board of Pioneer or nomination for election by Pioneer’s shareholders was approved or recommended by a majority vote of the directors then still in office who either were directors on the date the KESP first became effective or whose appointment, election or nomination for election was previously so approved or recommended;

(3)
there is consummated a merger or consolidation of Pioneer or any parent or direct or indirect subsidiary of Pioneer with or into any other corporation, other than: (A) a merger or consolidation which results in the voting stock of Pioneer outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of Pioneer or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of Pioneer (or similar transaction) in which no person (other than those persons listed in clauses (A) through (D) of paragraph (1) above) is or becomes the beneficial owner of voting stock of Pioneer (not including, for purposes of this determination, any voting stock of Pioneer acquired directly from Pioneer or its subsidiaries after the date the KESP first became effective other than in connection with the acquisition by Pioneer or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the voting stock of Pioneer then outstanding; or

(4)
the shareholders of Pioneer approve a plan of complete liquidation or dissolution of Pioneer, or there is consummated an agreement for the sale or disposition of all or substantially all of Pioneer’s assets unless (A) the sale is to an entity, of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of such entity are owned by shareholders of Pioneer in substantially the same proportions as their ownership of the voting stock of Pioneer immediately prior to such sale; (B) no person other than Pioneer and any employee benefit plan or related trust of Pioneer or of such corporation then beneficially owns 40% or more of the voting securities of such new entity; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

In addition, in the event any participant is subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, as a result of payments under the KESP or otherwise, the participant will be entitled to a gross-up payment such that after payment of all taxes on the gross-up payment, the participant retains sufficient funds to pay the Section 4999 excise tax on his or her KESP and other payments (or such excise tax is paid on his or her behalf). Pioneer will be responsible for any attorneys’ fees incurred by a participant who is successful in pursuing litigation for benefits under the KESP. For any participant who is a “specified employee” within the meaning of Section 409A of the Code, payments under the KESP will generally be delayed six months following termination of employment.
At its March 30, 2011 meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders. Pursuant to the policy, any participant who enters the Key Executive Severance Plan after March 30, 2011 will not be entitled to any excise tax gross-up payments.
The KESP may not be amended in a manner adverse to the rights of a participant without his or her consent.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

Potential Payments upon Termination or Change in Control
The tables below reflect the amount of compensation that would be payable to each of the named executive officers in various scenarios involving termination of the named executive officer’s employment, including following a change in control. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named executive officer is shown below. The amounts shown assume that the termination was effective on December 31, 2014 and thus include amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. In addition to the amounts presented below, the officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table.
As of December 31, 2014, Mr. West was eligible for payments under certain of our plans in the case of retirement (the table presenting potential payments to Mr. West sets forth the amount of compensation that would be payable to him upon retirement).

Wm. Stacy Locke’s Benefits and Payments Upon Termination as of 12/31/2014	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability(1)
Compensation:
Severance Payments	—	$1,430,000	$2,145,000	—	—	—
Annual Cash Incentive Payment(3)	—	$1,430,000	$4,290,000	—	$968,720	$968,720
Intrinsic Value of Unvested and Accelerated Time-Based Restricted Stock Units	—	$359,174	$890,555	—	$890,555	$890,555
Intrinsic Value of Unvested and Accelerated Performance-Based Restricted Stock Units(4)	—	$257,859	$1,335,384	—	$1,335,384	$1,335,384
Benefits and Perquisites:
Excise Tax Gross-Up(2)	—	—	$3,458,897	—	—	—
Health Care and Life Insurance Coverage	—	$12,481	$18,722	—	—	—
Life Insurance Proceeds(5)	—	—	—	—	$300,000	—
Auto Allowance	—	—	$43,200	—	—	—
Petroleum Club Dues	—	—	$3,780	—	—	—
TOTAL	$—	$3,489,514	$12,185,538	$—	$3,494,659	$3,194,659
12/31/2014 stock price	$5.54
(1) Disability payment does not include benefits payable under the Company’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would depend on the life span or years remaining prior to the named executive officer reaching the standard retirement age based on the retirement age guidelines used by Social Security Administration.

(2) At its March 30, 2011 meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders.

(3) In the event of retirement, death or disability before the annual cash incentive award is paid, the Compensation Committee has the discretion under the 2007 Incentive Plan to authorize payment (in full or on a prorated basis) of the amount the officer would have received, to the extent that the performance goals were achieved. We have assumed that the Compensation Committee would have authorized the payment of the cash incentive award in full, at the actual performance levels achieved, for purposes of the table above.

(4) The intrinsic value of unvested and accelerated performance-based restricted stock units is calculated based on the target performance level for the 2013 and 2014 awards. For the performance-based restricted stock unit awards granted in 2012, the intrinsic value is calculated based on the actual performance level achieved.

(5) The life insurance plan pays the beneficiary an amount equal to the applicable officer’s annual salary up to a maximum of $300,000.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

Lorne E. Phillips’ Benefits and Payments Upon Termination as of 12/31/2014	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability(1)
Compensation:
Severance Payments	—	$750,000	$1,125,000	—	—	—
Annual Cash Incentive Payment(3)	—	$450,000	$1,350,000	—	$304,842	$304,842
Intrinsic Value of Unvested and Accelerated Time-Based Restricted Stock Units	—	$111,990	$281,848	—	$281,848	$281,848
Intrinsic Value of Unvested and Accelerated Performance-Based Restricted Stock Units(4)	—	$72,840	$408,808	—	$408,808	$408,808
Benefits and Perquisites:
Excise Tax Gross-Up(2)	—	—	$1,253,749	—	—	—
Health Care and Life Insurance Coverage	—	$12,481	$18,722	—	—	—
Life Insurance Proceeds(5)	—	—	—	—	$300,000	—
Auto Allowance	—	—	$43,200	—	—	—
TOTAL	$—	$1,397,311	$4,481,327	$—	$1,295,498	$995,498
12/31/2014 stock price	$5.54

Franklin C. West’s Benefits and Payments Upon Termination as of 12/31/2014	Voluntary Termination	Normal Retirement	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability(1)
Compensation:
Severance Payments	—	—	$860,000	$1,290,000	—	—	—
Annual Cash Incentive Payment(3)	—	$348,251	$516,000	$1,548,000	—	$348,251	$348,251
Intrinsic Value of Unvested and Accelerated Performance-Based Restricted Stock Units(4)	—	—	$437,089	$437,089	—	$437,089	$437,089
Long-Term Incentive Cash Payment(6)	—	—	—	$658,320	—	$658,320	$658,320
Benefits and Perquisites:
Excise Tax Gross-Up(2)	—	—	—	$1,365,694	—	—	—
Health Care and Life Insurance Coverage	—	—	$8,214	$12,321	—	—	—
Life Insurance Proceeds(5)	—	—	—	—	—	$300,000	—
Auto Allowance	—	—	—	$43,200	—	—	—
Petroleum Club Dues	—	—	—	$3,780	—	—	—
TOTAL	$—	$348,251	$1,821,303	$5,358,404	$—	$1,743,660	$1,443,660
12/31/2014 stock price	$5.54
(1) Disability payment does not include benefits payable under the Company’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would depend on the life span or years remaining prior to the named executive officer reaching the standard retirement age based on the retirement age guidelines used by Social Security Administration.

(2) At its March 30, 2011 meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders.

(3) In the event of retirement, death or disability before the annual cash incentive award is paid, the Compensation Committee has the discretion under the 2007 Incentive Plan to authorize payment (in full or on a prorated basis) of the amount the officer would have received, to the extent that the performance goals were achieved. We have assumed that the Compensation Committee would have authorized the payment of the cash incentive award in full, at the actual performance levels achieved, for purposes of the table above.

(4) The intrinsic value of unvested and accelerated performance-based restricted stock units is calculated based on the target performance level for the 2013 and 2014 awards. For the performance-based restricted stock unit awards granted in 2012, the intrinsic value is calculated based on the actual performance level achieved, except for Mr. West who received the target performance level, as per the terms of his Retirement and Consulting Services Agreement.

(5) The life insurance plan pays the beneficiary an amount equal to the applicable officer’s annual salary up to a maximum of $300,000.
(6) The Accelerated Long-Term Incentive Cash Payment represents the amount which will be payable upon the death or disability of Mr. West or change in control of Pioneer under the long-term incentive awards granted to Mr. West in 2012, 2013 and 2014. In the event of a change in control of Pioneer, and subject to certain conditions, the awards will vest in full and be payable immediately. In the event of death or disability of the named executive officer at December 31, 2014, one-third of the award amount will vest and be payable on each of the remaining applicable vesting dates.

Mr. West resigned from his position as President of Drilling Services effective January 1, 2015. Upon Mr. West’s resignation, he entered into a Retirement and Consulting Services Agreement and Complete Release of All Claims with the Company. For a complete discussion of Mr. West’s severance, consulting wages and other benefits payable in connection with his change in employment status, see the section “Compensation Discussion and Analysis – Severance Arrangements” of this Proxy Statement.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

Joseph B. Eustace’s Benefits and Payments Upon Termination as of 12/31/2014	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability(1)
Compensation:
Severance Payments	—	$690,000	$1,035,000	—	—	—
Annual Cash Incentive Payment(3)	—	$414,000	$1,242,000	—	$272,893	$272,893
Intrinsic Value of Unvested and Accelerated Time-Based Restricted Stock Units	—	$97,113	$242,137	—	$242,137	$242,137
Intrinsic Value of Unvested and Accelerated Performance-Based Restricted Stock Units(4)	—	$67,012	$358,349	—	$358,349	$358,349
Benefits and Perquisites:
Excise Tax Gross-Up(2)	—	—	$1,143,429	—	—	—
Health Care and Life Insurance Coverage	—	$12,481	$18,722	—	—	—
Life Insurance Proceeds(5)	—	—	—	—	$300,000	—
Auto Allowance	—	—	$43,200	—	—	—
Petroleum Club Dues	—	—	3,780	—	—	—
TOTAL	$—	$1,280,606	$4,086,617	$—	$1,173,379	$873,379
12/31/2014 stock price	$5.54
Mr. Eustace's employment with the Company will end effective April 30, 2015. For a complete discussion of the severance and other benefits payable to Mr. Eustace in connection with his leaving the Company, see the “Compensation Discussion and Analysis – Severance Arrangements” of this Proxy Statement.

Carlos R. Peña’s Benefits and Payments Upon Termination as of 12/31/2014	Voluntary Termination	Involuntary Not for Cause Termination (Non-Change in Control)	Involuntary or Good Reason Termination (Following a Change in Control)	Involuntary For Cause Termination	Death	Disability(1)
Compensation:
Severance Payments	—	$690,000	$1,035,000	—	—	—
Annual Cash Incentive Payment(3)	—	$414,000	$1,242,000	—	$280,454	$280,454
Intrinsic Value of Unvested and Accelerated Time-Based Restricted Stock Units	—	$98,859	$247,378	—	$247,378	$247,378
Intrinsic Value of Unvested and Accelerated Performance-Based Restricted Stock Units(4)	—	$65,555	$362,133	—	$362,133	$362,133
Benefits and Perquisites:
Excise Tax Gross-Up(2)	—	—	$1,142,924	—	—	—
Health Care and Life Insurance Coverage	—	$12,481	$18,722	—	—	—
Life Insurance Proceeds(5)	—	—	—	—	$300,000	—
Auto Allowance	—	—	$43,200	—	—	—
TOTAL	$—	$1,280,895	$4,091,357	$—	$1,189,965	$889,965
12/31/2014 stock price	$5.54
(1) Disability payment does not include benefits payable under the Company’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would depend on the life span or years remaining prior to the named executive officer reaching the standard retirement age based on the retirement age guidelines used by Social Security Administration.

(2) At its March 30, 2011 meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders.

(3) In the event of retirement, death or disability before the annual cash incentive award is paid, the Compensation Committee has the discretion under the 2007 Incentive Plan to authorize payment (in full or on a prorated basis) of the amount the officer would have received, to the extent that the performance goals were achieved. We have assumed that the Compensation Committee would have authorized the payment of the cash incentive award in full, at the actual performance levels achieved, for purposes of the table above.

(4) The intrinsic value of unvested and accelerated performance-based restricted stock units is calculated based on the target performance level for the 2013 and 2014 awards. For the performance-based restricted stock unit awards granted in 2012, the intrinsic value is calculated based on the actual performance level achieved.

(5) The life insurance plan pays the beneficiary an amount equal to the applicable officer’s annual salary up to a maximum of $300,000.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

The terms for the payments for involuntary not-for-cause termination (non-change in control) and for involuntary or good reason termination (following a change in control) are summarized under the heading “Key Executive Severance Plan” of this section. In the event of a change in control termination, if the termination qualified as (i) a change in ownership or effective control or (ii) a change in ownership of a substantial portion of our assets, in either case as defined in Section 280G of the Internal Revenue Code, then severance payments and benefits paid to our named executive officers may be subject to an excise tax under Section 4999 of the Internal Revenue Code. At its March 30, 2011 meeting, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders. For certain arrangements entered into with executive officers prior to the adoption of this policy, in the event a named executive officer is subject to such excise tax, the named executive officer will be entitled to a gross-up payment, such that after payment of all taxes on the gross-up payment, the named executive officer retains sufficient funds to pay the excise taxes that result from the severance payments and benefits received.
Compensation Committee Interlocks and Insider Participation
Messrs. Burkhardt, Thompson, Rauh and Urban served on our Compensation Committee during the fiscal year ended December 31, 2014. No member of the Compensation Committee (1) was an officer or employee of our Company or a subsidiary of our Company during that period, (2) was formerly an officer of our Company or a subsidiary of our Company or (3) had any relationship required to be disclosed in this proxy statement pursuant to Item 404 of Regulation S-K.
During the fiscal year ended December 31, 2014, none of our named executive officers served as (1) a member of a compensation committee of another company, one of whose executive officers served on our Compensation Committee; (2) a director of another company, one of whose executive officers served on our Compensation Committee; or (3) a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

Our Audit Committee reviews any transaction in which (1) we or any of our subsidiaries, on the one hand, and (2) any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, on the other hand, is, was or is proposed to be a participant and the amount involved exceeds $120,000. Our Audit Committee is required by its charter to review and approve all such related person transactions, as well as to periodically reassess these transactions to ensure their continued appropriateness. Our chief financial officer is primarily responsible for the development and implementation of processes and controls to obtain information from directors and officers with respect to any such related person transactions, including the use of annual director and officer questionnaires. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review and approval by our Audit Committee.
None of our directors or executive officers and no holder of more than 5% of the outstanding shares of our common stock, and no member of the immediate family of any such director, officer or security holder, to our knowledge, had any material interest in any transaction during the fiscal year ended December 31, 2014, or in any currently proposed transaction, to which we or any of our subsidiaries was or is to be a participant in which the amount involved exceeds $120,000, except that in 2014, the Company paid approximately $350,000 for rental and trucking services to Gulf Coast Lease Service, a trucking and construction company, of which Joe Freeman, our Senior Vice President of Well Servicing, serves as President, and which is owned and operated by Mr. Freeman's two sons. Mr. Freeman does not receive compensation from Gulf Coast Lease Service, and he serves primarily in an advisory role to his sons. As of March 23, 2015, the Company has paid Gulf Coast Lease Service approximately $7,000 for its services in 2015. The Audit committee reviewed and ratified the rental and trucking services provided to the Company by Gulf Coast Lease Service after discussing the business rationale and an analysis of pricing competitiveness, in accordance with Company policy.

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POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. To our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2014, except that, due to a Company administrative error, Messrs. Locke, Phillips, Eustace and Peña each failed to timely file a Form 4 reporting one transaction regarding the grant of stock-based compensation awards in 2014 and Mr. Thompson failed to timely file a Form 4 reporting a sale of stock in 2014. These transactions were subsequently reported on Form 4.
In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders, and copies of the reports that they have filed with the SEC.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee of Pioneer Energy Services Corp.’s Board is presently comprised of the four directors named below. Each member of the Audit Committee is an independent director, as defined by applicable Securities and Exchange Commission rules and the NYSE listing standards. The Audit Committee met five times during the fiscal year ended December 31, 2014. We have reviewed and discussed with management and KPMG LLP Pioneer Energy Services Corp.’s audited financial statements as of and for the fiscal year ended December 31, 2014.
We have discussed with KPMG LLP the matters required to be discussed by the independent auditor with the Audit Committee under the Public Company Accounting Oversight Board (PCAOB) applicable auditing standards, including Auditing Standard No. 16, Communications with Audit Committees.
We have received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and we have discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, we recommended to the Board of Pioneer Energy Services Corp. that the audited financial statements referred to above be included in Pioneer Energy Services Corp.’s Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.
The Audit Committee
Dean A. Burkhardt
John Michael Rauh, Chairman
C. John Thompson
Scott D. Urban
The information above in the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates the information by reference.

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Proposal 2	Approval of the Amendment and Restatement of the 2007 Incentive Plan
On March 26, 2015, the Board unanimously approved an amendment and restatement of the Pioneer Energy Services Corp. 2007 Incentive Plan (the “2007 Incentive Plan”), subject to approval by the Company’s shareholders. This amendment and restatement revises the 2007 Incentive Plan to:

1.	Clarify that the plan’s per-person annual limits on awards apply based on the calendar year;

2.
Increase the per-person annual award limit on stock awards (i.e., awards in the form of shares of the Company’s common stock (“shares”) or units denominated in shares) from 200,000 shares to 600,000 shares;

3.	Prohibit the cash buyout of underwater stock options and SARs without shareholder approval;

4.	Provide, subject to certain exceptions, for a one-year minimum restriction period for awards of stock options or stock appreciation rights (“SARs”);

5.
Provide that stock awards, stock options, SARs and performance awards that result in the issuance of an aggregate of up to 5% to the total issuable shares under the plan may be granted on or after May 21, 2015, without any minimum restriction period;

6.	Provide that awards granted on or after May 21, 2015 will be subject to our compensation recoupment (“claw-back”) policy; and

7.	Make certain other clarifying and ministerial changes.
We are not requesting shareholder approval of any increase in the number of shares available for grant under the 2007 Incentive Plan (as amended and restated). If shareholder approval of this proposal is not obtained, the version of the 2007 Incentive Plan as in effect as of May 14, 2014, will continue to operate according to its terms.
Purpose of the Amendment and Restatement
Awards under the 2007 Incentive Plan are a major component of our long-term incentive program for our employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we recognize that having an ownership interest in the Company instills a sense of ownership in our employees and aligns the financial interests of our employees with our shareholders.
Before the amendment and restatement, the 2007 Incentive Plan provided that no participant may be granted during any “one-year period,” (a) options or stock appreciation rights (“SARs”) that are exercisable for more than 400,000 shares, (b) stock awards (i.e., awards in the form of shares or units denominated in shares) covering or relating to more than 200,000 shares, or (c) awards consisting of cash or in any other form permitted under the 2007 Incentive Plan (other than awards consisting of options, SARs or stock awards) having a grant date value in excess of $3,000,000. In 2014 it was brought to the Board’s attention that the phrase “one-year period” may be construed to mean the calendar year, the Company’s fiscal year (also the calendar year) or any other consecutive 12-month period. However, since the plan was first adopted in 2007 the Compensation Committee (which administers the 2007 Incentive Plan) has consistently interpreted the plan’s annual award limits as applying based on the calendar year. The amendment and restatement codifies the Compensation Committee’s interpretation and resolves the potential ambiguity regarding the one-year period that applies for purposes of calculating the plan’s annual award limits. This interpretation, and the amendment and restatement to the 2007 Incentive Plan to codify this interpretation, aligns with the Company’s fiscal year. The Board also believes it accords with the Company’s historical equity grant practices.
The amendment and restatement also increases the Annual Stock Awards Limit from 200,000 shares to 600,000 shares to provide greater flexibility to the Compensation Committee in making stock awards under the 2007 Incentive Plan. There may be circumstances where the Compensation Committee considers it in the Company’s best interests to make a significant stock award as part of the overall compensation package for an officer or employee (including a stock award subject to a multi-year performance period), and this amendment and restatement will provide the Compensation Committee the ability to do so. The Compensation Committee and Board believe that increasing the Annual Stock Awards Limit is crucial in light of the competitive market conditions for top talent and the need to retain individuals who are knowledgeable, experienced and can make a significant contribution to the Company’s future performance. By increasing the Annual Stock Awards Limit from 200,000 shares to 600,000 shares, the Compensation Committee will have the flexibility to grant stock awards under the 2007 Incentive Plan at levels it believes necessary to properly compensate and incentivize the Company’s key employees. Additionally, the existing annual awards limit was set over seven years ago and is not necessarily reflective of today’s compensation practices.
On January 29, 2015, subject to shareholder approval of this Proposal 2, the Compensation Committee granted Stacy Locke a 145,107 target performance-based restricted stock unit award (the “2015 RSU Award”). The actual number of performance-based RSU awards that Mr. Locke may earn with respect to the 2015 RSU Award may vary from zero to 200% of the respective target amount depending upon the Company’s EBITDA growth, EBITDA ROCE and TSR relative to the performance of a defined group of nine peer companies over a three-year performance period. For further discussion of the 2015 RSU Award, see “2015 Compensation Actions” of this Proxy Statement.  Assuming “maximum performance” under the 2015 RSU Award, Mr. Locke could earn 290,214 performance-based RSU awards (200% of 145,107), which would result in Mr. Locke’s RSU awards exceeding the Annual Stock Awards Limit by 90,214 shares in 2015. In the event the Company’s shareholders do not approve this Proposal 2, the Compensation Committee will adjust the “target amount” of the 2015 RSU Awards so that such RSU awards, assuming maximum performance under the 2015 RSU Award, does not exceed the Annual Stock Awards Limit.
The amendment and restatement also amends the plan to:

•
Provide that the Company may not, without shareholder approval, make any cash payment to the holder of a stock option or SAR awarded on or after May 21, 2015, that has an exercise price that is higher than the current fair market value of the underlying shares of common stock in exchange for cancellation or termination of the stock option or SAR. Before the amendment and restatement, the plan prohibited the repricing of stock options and SARs but did not explicitly prohibit the cash buyout of underwater stock options and SARs.

•
Provide that stock options and SARs granted on or after May 21, 2015 will have a minimum restriction period of at least one year from the date of grant (but permitting pro rata vesting over such time); provided that the Compensation Committee may waive or provide for the lapse of that minimum restriction period upon the participant’s death, disability or retirement, or upon a change of control or other specified events involving the Company. Before the amendment and restatement, the plan did not impose a minimum restriction period on awards of stock options and SARs.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

•
Provide that stock awards, stock options, SARs and performance awards that result in the issuance of an aggregate of up to 5% to the total issuable shares under the plan may be granted on or after May 21, 2015, not subject to the plan’s applicable minimum restriction period. Before the amendment and restatement the plan provided, subject to certain exceptions, for a three-year minimum restriction period on time-based stock awards and a one-year minimum restriction period on performance-based stock awards. As discussed above, the amendment and restatement imposes a minimum one-year restriction period on awards of stock options and SARs. The Compensation Committee has discretion to waive or provide for the lapse of these minimum restriction periods in certain limited situations, including the participant’s death, disability or retirement, or a change in control or other corporate event involving the Company. This change provides the Compensation Committee with limited flexibility to make awards of restricted stock, restricted stock units, stock options, SARs and performance awards without regard to the award’s applicable minimum restriction period.

•	Provide that awards granted on or after May 21, 2015, will be subject to our Recoupment of Incentive Compensation Policy (a Claw-Back Policy).

•	Make certain other clarifying and ministerial changes.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

The Importance of Equity Compensation
The Compensation Committee believes that 2007 Incentive Plan (as amended and restated) will provide it flexibility to continue to issue equity compensation in the future at the levels it deems appropriate to:

•	Attract and retain the services of key employees, nonemployee directors and consultants who can contribute to our success;

•	Align the interests of our key employees and nonemployee directors with the interests of our shareholders through certain incentives whose value is based upon the performance of our common stock;

•	Motivate key employees to achieve our strategic business objectives; and

•	Provide a long-term equity incentive program that is competitive with our peer companies.
The Compensation Committee strongly believes that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for our shareholders.
The Compensation Committee believes that the approval of the 2007 Incentive Plan (as amended and restated) is important to our continued success. Our employees and non-employee directors are some of our most valuable assets.
Our named executive officers (including Stacy Locke) who are current employees of the Company and our nonemployee directors will be eligible to receive awards under the 2007 Incentive Plan (as amended and restated) and therefore have an interest in this proposal.
Provisions Designed to Protect Shareholders
The 2007 Incentive Plan (as amended and restated) and the Company’s governance policies contain a number of provisions that the Company believes are designed to protect shareholder interests, including:

•
Fungible share pool. The plan uses a fungible share pool under which each stock option and stock appreciation right counts as one share against the plan share reserve and each share of common stock subject to awards (other than stock options and stock appreciation rights) granted after May 15, 2013 counts as 1.38 shares against the plan share reserve.

•	No liberal share counting. The plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.

•
No repricing of stock options or stock appreciation rights. The plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price without shareholder approval.

•
No cash buyouts of underwater stock options or stock appreciation rights.  The plan (as amended and restated) does not permit the cash buyout of stock options or stock appreciation rights if such awards are not “in the money” without shareholder approval.

•	No discounted stock options. The plan prohibits the granting of stock options with an exercise price less than the fair market value of the common stock on the date of grant.

•	Limitation on term of stock options. The maximum term of each stock option is ten years.

•
No excise tax gross-up payments. In 2011, the Compensation Committee adopted a policy prohibiting the Company from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders.

•
Stock ownership guidelines. In order to further align their economic interests with those of our shareholders, the Company adopted guidelines generally requiring each of our executive officers and directors to own a certain amount of our common stock.

•
Minimum restriction periods.  The plan (as amended and restated) provides for a three-year minimum restriction period for time-based stock awards to employees, a one-year minimum restriction period for performance-based awards to employees, and a one-year minimum vesting period for stock option and SAR awards granted to employees after May 21, 2015, subject in each case to the Compensation Committee’s discretion to waive or provide for the lapse of such restriction in the event of death, disability or retirement, a change in control, or other limited circumstances. Shorter vesting periods may apply to awards granted after May 21, 2015, covering up to 5% of the number of shares reserved under the plan.

•
Claw-back policy.  The plan (as amended and restated) provides that all awards granted under the plan after May 21, 2015 to the Company’s current and former executive officers are subject to the Company’s Recoupment of Incentive Compensation Policy (a Claw-Back Policy). For more information, see “Compensation Discussion and Analysis–Recoupment of Incentive Compensation Policy (a Claw-Back Policy)” of this Proxy Statement.

•
Anti-hedging and pledging policy.  The Company’s insider trading policy prohibits employees from engaging in hedging transactions involving the Company’s securities. Additionally, employees are prohibited from placing the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. For more information, see “Compensation Discussion and Analysis–Anti-Hedging and Pledging Policy” of this Proxy Statement.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

Key Historical Equity Metrics
The Compensation Committee believes approval of the 2007 Incentive Plan (as amended and restated) will enable the Company to compete effectively in the competitive market for knowledgeable, experienced employees over the coming years, while maintaining reasonable burn rates and overhang.

•	Our three-year average burn rate of 1.26% is below the estimated ISS global industry classification standard (GICS) burn rate limit for our industry of 5.03%.

•	The following table shows how the key equity metrics have changed over the past three fiscal years under the 2007 Incentive Plan:

Key Equity Metrics	2014	2013	2012	3-Year Average (2012-2014)
Shares subject to awards granted(1)	769,852	681,931	942,717	798,167
Gross burn rate(2)	1.22%	1.10%	1.53%	1.28%
Net burn rate(3)	1.19%	1.07%	1.51%	1.26%
Dilution(4)	12.05%	11.87%	12.00%	11.97%
Overhang(5)	8.46%	10.03%	10.23%	9.57%
(1) Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards. Shares subject to performance-based RSU awards are excluded from this calculation in the year the awards are granted; however, shares issued in settlement of performance-based RSU awards are included in the year that such awards are settled.

(2) Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period. In calculating the numerator and denominator (if applicable), we use the target number of shares payable pursuant to outstanding performance-based RSUs.

(3) Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and excludes any cancelled or forfeited equity awards. In calculating the numerator and denominator (if applicable), we use the target number of shares payable pursuant to outstanding performance-based RSUs.

(4) Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(5) Overhang is calculated by dividing (x) the sum of (i) the number of shares subject to stock options, SARs, restricted stock and time-based RSU awards outstanding at the end of the fiscal year (ii) the target number of shares payable pursuant to outstanding performance-based RSU awards at the end of the fiscal year, and (iii) the number of shares available for future grants, by (y) the number of shares of our common stock outstanding at the end of the fiscal year. Overhang measures the potential dilutive effect of outstanding equity awards and future awards available for grant.

The last reported sales price for our common stock on the NYSE on March 23, 2015 was $4.91 per share.
Summary of the 2007 Incentive Plan (As Amended and Restated)

The following description summarizes certain provisions of the 2007 Incentive Plan (as amended and restated). This general description of the plan and the other material features of the plan are qualified in their entirety by reference to the copy of the 2007 Incentive Plan (as amended and restated) attached hereto as Appendix A.
The 2007 Incentive Plan is designed to attract and retain officers, key employees, consultants and qualified directors, to encourage the sense of proprietorship of those employees, consultants and directors and to stimulate the active interest of those persons in the development and financial success of our Company and its subsidiaries. The plan is administered by the Compensation Committee and provides for various types of awards to be granted to participants. Under the 2007 Incentive Plan, options to purchase shares of our common stock and stock appreciation rights may be granted, provided the exercise price is not less than the fair market value of a share of our common stock on the date of grant. In addition, the 2007 Incentive Plan permits grants of cash awards, shares of our common stock or of rights to receive shares of our common stock, or a combination of such awards, on such terms as the Compensation Committee may determine. The plan also provides for cash or stock bonus awards based on performance goals established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than ten years. In addition, we may use shares issuable under the 2007 Incentive Plan as the form of payment for any other compensation payable by us.
Shares Subject to the 2007 Incentive Plan
The 2007 Incentive Plan establishes a fungible share pool that makes available a maximum of 10,050,000 shares of our common stock for the types of awards described below. All shares available under the 2007 Incentive Plan can be granted through incentive stock options.
Fungible Share Pool
Under the 2007 Incentive Plan, shares of common stock subject to awards other than stock options and stock appreciation rights granted after May 15, 2013 will count against the fungible share pool as 1.38 shares for each share subject to the award. Any shares that become available for grant upon the forfeiture, repurchase, cancellation, or expiration of an award that originally counted as 1.38 shares upon grant will be added back to the fungible share pool as 1.38 shares for each share forfeited, repurchased, cancelled, or expired or deemed not to have been issued from the 2007 Incentive Plan. Stock options and stock appreciation rights will count against the fungible share pool as one share of common stock for each share subject to those types of awards and will be added back to the fungible share pool as one share of common stock for each share subject to such awards that is forfeited, repurchased, cancelled, or expired or deemed not to have been issued from the 2007 Incentive Plan. The number of shares available will not be increased by any shares tendered in payment of an option exercise price or for tax withholding for any award.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

Selection of Participants
The Compensation Committee selects the participants and determines the number and type of awards to be granted to each participant. Participants who may be granted awards under the 2007 Incentive Plan include any officer, employee or consultant of our Company or any of its subsidiaries and any nonemployee director of our Company (“Participants”). As of March 16, 2015, we had approximately 2,800 employees, including six executive officers, and four nonemployee directors who were eligible to receive awards under the plan
Awards may be granted as alternatives to or in replacement of (a) awards previously granted under the 2007 Incentive Plan or any other plan or arrangement of ours, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by us; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price, without shareholder approval. The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share equivalents.
Stock Options
The exercise price of a stock option granted pursuant to the 2007 Incentive Plan may not be less than the fair market value of our common stock on the date of grant. The term of a stock option may not exceed ten years from the date of grant. Subject to the foregoing provisions, the Compensation Committee determines the terms, conditions and limitations applicable to any stock option awarded pursuant to the 2007 Incentive Plan, including the term of stock options and the date or dates upon which they become exercisable, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of our common stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the “Code”), or a nonqualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2007 Incentive Plan. Incentive stock options may not be granted to consultants or nonemployee directors. All of the shares available under the 2007 Incentive Plan may be used for grants of incentive stock options.
Stock Appreciation Rights
The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and nonemployee directors. An SAR entitles the participant, on exercise of the SAR, to receive shares of common stock with a value equal to the excess of the market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Compensation Committee. The term of any SAR may not exceed ten years from the date of grant. SARs may be granted in tandem with options, subject to such terms and restrictions as established by the Compensation Committee.
Stock Awards and Cash Awards
The 2007 Incentive Plan authorizes the Compensation Committee to grant Participants stock awards consisting of shares of our common stock or of a right to receive shares of our common stock, or their cash equivalent or a combination of both, in the future.
Per-Person Annual Award Limits
No participant may be granted, in any calendar year, stock options or SARs that are exercisable for more than 400,000 shares of our common stock, stock awards covering more than 600,000 shares of our common stock, or a combination of cash and other awards other than options and SARs having a value greater than $3,000,000.
Performance Awards
Any award available under the 2007 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee or its delegate determine. Performance awards granted under the 2007 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) must be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee that may be cumulative, annual or end-of-performance-period goals, relative to a peer group or based on increases or changes relative to stated values and based on any one or more of the following measures:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of common stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt-to-equity ratio;

•
cash flow measures (including cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

•
return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•
operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental and safety); and

•	debt reduction.
Unless otherwise stated, a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group or limiting economic losses (measured, in each case, by reference to specific business criteria).
Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2007 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance-based compensation under Code Section 162(m). The Compensation Committee can satisfy those requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by our shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable us to take a tax deduction for such compensation that we might not otherwise be able to take.
Minimum Restriction Periods
Except as otherwise provided below, (i) stock awards that are not performance awards will have a restriction period of not less than three years from the date of grant (but permitting pro rata vesting over such time), (ii) stock awards that are performance awards will have a restriction period of not less than one year from the date of grant (but permitting pro rata vesting over such time), and (iii) stock options and SARs granted on or after May 21, 2015, will have a restriction period of not less than one year from the date of grant (but permitting pro rata vesting over such time).
Notwithstanding, (i) the Compensation Committee may provide that the applicable minimum restriction period may lapse or be waived upon the participant’s death, disability or retirement, or upon a change of control or other specified events involving the Company, (ii) the minimum restriction period will not apply to a stock award that is not a performance award that is granted in lieu of salary or bonus, and (iii) stock awards, stock options and SARs granted after May 21, 2015, that result in the issuance of an aggregate of up to five percent (5%) of the shares authorized for grant under the plan (as such authorized number of shares may be adjusted in accordance with the terms of the plan) may be granted without regard to the applicable minimum restriction period provision.
Prohibition on Repricing or Cash Buyout of Underwater Options and SARs
No stock option or SAR may be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. The Company may not, without shareholder approval, make any cash payment to the holder of a stock option or SAR that has an exercise price that is higher than the current fair market value of the underlying shares in exchange for cancellation or termination of the stock option or SAR. Notwithstanding, the Board may make certain equitable adjustments to outstanding stock options and SARs as described below under “Adjustment of Awards.”
Adjustment of Awards
In the event of any subdivision or consolidation of outstanding shares, declaration of a dividend payable in shares or other stock split, then (i) the number of shares reserved under the plan, (ii) the number of shares covered by outstanding awards in the form of shares or units denominated in shares, (iii) the exercise or other price in respect of such awards, (iv) the per-person annual award limitations, and (iv) the appropriate fair market value and other price determinations for such awards, will each be proportionately adjusted by the Board to reflect such transaction.
In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the shares or any distribution to holders of shares of securities or property (other than normal cash dividends or dividends payable in shares), the Board will make appropriate adjustments to (i) the number of shares covered by awards in the form of shares or units denominated in shares, (ii) the exercise or other price in respect of such awards, and (iii) the appropriate fair market value and other price determinations for such awards, and (iv) the per-person annual award limitations, to give effect to such transaction will each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments will only be such as are necessary to maintain the proportionate interest of the holders of the awards and preserve the value of such awards.
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to awards or other provisions for the disposition of awards as it deems equitable (i) to provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an award or the assumption of the award, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an award and the cancellation of the award in exchange for such payment as shall be mutually agreeable to the participant and the Board.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

Claw-Back Policy
All awards granted under the plan on or after May 21, 2015 are subject to the Company’s Recoupment of Incentive Compensation Policy as from time to time in effect.
Deductibility Not Required
The Compensation Committee may award compensation to our executive officers that is not fully deductible if it determines the compensation, including awards under the 2007 Incentive Plan, is consistent with our executive compensation philosophy and is in the Company’s and our shareholders’ best interests. The 2007 Incentive Plan does not preclude the committee from making other compensation payments outside of the 2007 Incentive Plan to our executive officers even if those payments do not qualify for tax deductibility under Code section 162(m).
Duration; Plan Amendments
The Compensation Committee may not make any further grants under the 2007 Incentive Plan after May 15, 2023, although outstanding awards on that date will remain outstanding in accordance with their terms. Our Board may at any time amend, suspend or terminate the 2007 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange on which the shares are traded.
Applicability of ERISA; Tax Qualification
The 2007 Incentive Plan is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it intended to be qualified under Section 401(a) of the Code.
Certain Federal Income Tax Consequences of Awards Under the 2007 Incentive Plan

The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, nonqualified stock options, SARs, stock awards and cash awards under the 2007 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2007 Incentive Plan.
Options
Some of the options issuable under the 2007 Incentive Plan may constitute “incentive stock options” within the meaning of Code Section 422, while other options granted under the 2007 Incentive Plan will be nonqualified stock options. The Code provides for tax treatment of incentive stock options that may be more favorable to employees than the tax treatment of nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the underlying shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain.
In contrast, on the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the underlying shares on the date of exercise and the exercise price. On any sale of the share acquired by the exercise of a nonqualified option by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.
No deduction is available to us on the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding period expires), whereas on exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment for other than death or disability cannot qualify for the tax treatment applicable to incentive stock options. Any such option would be treated as a nonqualified stock option instead.
Stock Appreciation Rights
The fair market value of any shares of our common stock received by the holder on the exercise of SARs under the 2007 Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.
Stock Awards
A grant of shares of our common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. We would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.
Generally, a grant of shares of our common stock under the 2007 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to us at the time of the grant. The recipient will generally realize taxable income at the time the shares become vested in an amount equal to the then fair market value of the shares. However, a

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

recipient may elect pursuant to Code Section 83(b) to treat the fair market value of the shares on the date of grant as compensation income at the year of the grant. The early income election must be made, if at all, within 30 days after the date of the grant. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.
Cash Awards
Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.
Other
In general, a federal income tax deduction is allowed to us in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2007 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of ours, that such amount is reasonable, and that the amount of the deduction is not limited by the executive compensation deduction limitations of Code Section 162(m).
New Plan Benefits

As further discussed in Proposal 3 of this proxy statement, if the Company’s shareholders approve this Proposal 2 but do not approve Proposal 3 and the Compensation Committee adjusts the maximum amount of Mr. Locke’s excess RSU awards as described in Proposal 3, the Compensation Committee intends to grant Mr. Locke new RSU awards shortly after the Annual Meeting in an amount substantially equivalent to the number of shares of the Company’s common stock with respect to which the excess RSU awards (or portion thereof) were adjusted, subject to compliance with the 2007 Incentive Plan. However, because it is within the discretion of the Compensation Committee to determine which individuals receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom other awards will be made in the future under the 2007 Incentive Plan or the amounts of such awards.
Benefits to Named Executive Officers and Others

Although future grants under the 2007 Incentive Plan are not determinable at this time (with the exception of the RSU awards expected to be awarded to Mr. Locke if this Proposal 2 and Proposal 3 are not approved, as described above), for illustrative purposes, the following table sets forth with respect to each named executive officer listed in the Summary Compensation Table and each group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the 2007 Incentive Plan; (ii) the number of shares of stock subject to time-based restricted stock units awarded under the 2007 Incentive Plan; and (iii) the target number of shares of stock subject to performance-based restricted stock units awarded under the 2007 Incentive Plan, in each case during the fiscal year ended December 31, 2014.

Name	Shares Subject to Stock Options	Shares of Time-Based RSUs	Target Shares Subject to Performance-Based RSUs
Wm. Stacy Locke, President, Chief Executive Officer and Director(1)	86,615	93,253	93,253
Lorne E. Phillips, Executive Vice President and Chief Financial Officer	29,106	31,336	31,336
Franklin C. West, Former Executive Vice President and President of Drilling Services Segment	—	—	27,025
Joseph B. Eustace, Former Executive Vice President and President of Production Services Segment	24,098	25,945	25,945
Carlos R. Peña, Senior Vice President, General Counsel and Secretary	24,977	26,891	26,891
All current executive officers as a group	185,501	199,716	237,887
All non-employee directors as a group	—	32,100	—
All employees, including all current officers who are not executive officers, as a group	221,440	392,765	321,606
(1) Assumes Proposal 2 is approved by shareholders.

From January 1, 2015 through March 23, 2015, we granted options to purchase 341,638 shares of our common stock, time-based restricted stock unit awards covering 151,919 shares of our common stock and performance-based restricted stock unit awards covering 439,773 shares of our common stock to 107 employees and executive officers.

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PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2014, the indicated information regarding the 2007 Incentive Plan, the Pioneer Drilling Company 2003 Stock Plan and the Pioneer Drilling Company 1999 Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price per share of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	6,268,351	$10.18	2,288,627
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,268,351	$10.18	2,288,627
(1) Includes (a) 3,259,856 shares subject to issuance pursuant to outstanding awards of stock options and 1,598,575 shares subject to issuance pursuant to outstanding awards of restricted stock units under the 2007 Incentive Plan (assuming this Proposal 2 and Proposal 3 are approved by our shareholders); (b) 1,399,920 shares subject to issuance pursuant to outstanding awards of stock options under the Pioneer Drilling Company 2003 Stock Plan; and (c) 10,000 shares subject to issuance pursuant to outstanding awards of stock options under the Pioneer Drilling Company 1999 Stock Plan.

(2) The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units, which have no exercise price.
(3) Represents 1,658,425 shares available for future issuance in the form of restricted stock under the 2007 Incentive Plan as of December 31, 2014.
From January 1, 2015 to March 23, 2015, we granted options to purchase 341,638 shares of our common stock, time-based restricted stock unit awards covering 151,919 shares of our common stock and performance-based restricted stock unit awards covering 439,773 shares (assuming target level payout) of our common stock to 107 employees and executive officers (assuming this Proposal 2 and Proposal 3 are approved by our shareholders). Applying the share counting rules under the 2007 Incentive Plan, these grants reduce the total number of shares available for issuance under the 2007 Incentive Plan by 1,158,173. Factoring in forfeitures that have occurred from January 1, 2015 to March 23, 2015, this leaves 1,345,408 shares available for issuance as of March 23, 2015. As discussed above, if full value awards are issued, the fungible share pool approach under the 2007 Incentive Plan would deplete the shares available for issuance at a rate of 1.38 shares per share actually covered by an award.

Our Board unanimously recommends a vote “FOR” the approval of the amendment and restatement of the 2007 Incentive Plan.

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Proposal 3	Ratification of Certain Grants of RSU Awards to Wm. Stacy Locke, Our Director, Chief Executive Officer and President, Under the 2007 Incentive Plan
Introduction
In connection with the Board’s review of the 2007 Incentive Plan, the Board determined that the Compensation Committee had inadvertently granted certain RSU awards to Wm. Stacy Locke, our director, Chief Executive Officer and President, in excess of the individual annual award limits under the plan. In this Proposal 3, the Board is requesting that the Company’s shareholders ratify the portion of the performance-based RSU awards that were granted in excess of such individual annual award limits.
Under Section 8 of the 2007 Incentive Plan as currently in effect, no participant may be granted, during any one-year period, stock awards (i.e., awards in the form of shares of the Company’s common stock or units denominated in shares) covering or relating to more than 200,000 shares of the Company’s common stock (the “Annual Stock Awards Limit”). As further discussed in Proposal 2 of this proxy statement, the Board is soliciting approval to increase the Annual Stock Awards Limit from 200,000 shares to 600,000 shares.
As described above, the Annual Stock Awards Limit applies to stock awards granted in any “one-year period.” Although the term “one-year period” could be interpreted to mean the calendar year, the Company’s fiscal year, or any consecutive 12-month period, since the plan’s original adoption in 2007 the Compensation Committee has interpreted the term to mean the calendar year. This interpretation, and the amendment and restatement to the 2007 Incentive Plan to codify this interpretation as set forth in Proposal 2 of this proxy statement, aligns with the Company’s fiscal year. The Board also believes this interpretation accords with the Company’s historical equity grant practices.
The Company has not exceeded the aggregate number of shares authorized for issuance under the 2007 Incentive Plan (currently, 10,050,000 shares), whether as a result of previously-issued awards or currently outstanding awards.
The Excess RSU Awards
On May 21, 2013, Mr. Locke was granted 101,246 time-based RSU awards and 101,246 target performance-based RSU awards (collectively, the “2013 RSU Awards”). On January 30, 2014, Mr. Locke was granted 93,253 time-based RSU awards and 93,253 target performance-based RSU awards (collectively, the “2014 RSU Awards”.
The actual number of performance-based RSU awards that Mr. Locke may earn with respect to his performance-based RSU award granted in May 2013 and his performance-based RSU award granted in January 2014 may vary from zero to 200% of the respective target amount reflected above depending on the Company’s EBITDA growth, EBITDA ROCE and TSR relative to the performance of a defined group of nine peer companies over the respective performance period of each grant. The performance period for the performance-based RSU award granted in May 2013 was thirty-three months (April 1, 2013 to December 31, 2015). Following the end of the thirty-three month performance period, the Compensation Committee will approve the final performance-based awards that Mr. Locke earned and such earned RSU awards will cliff vest in April 2016, assuming Mr. Locke is then an employee of the Company, and be settled in shares of common stock of the Company. The performance period for the performance-based RSU award granted in January 2014 was three years (January 2014 to December 31, 2016). Following the end of the three-year performance period, the Compensation Committee will approve the final performance-based awards that Mr. Locke earned and such RSU awards will cliff vest in April 2017, assuming Mr. Locke is then an employee of the Company, and be settled in shares of common stock of the Company.
Assuming “maximum performance” under the performance-based RSU awards granted in May 2013, Mr. Locke could earn 101,246 time-based RSU awards and 202,492 performance-based RSU awards (i.e., 200% of 101,246), which would result in Mr. Locke’ RSU awards exceeding the 200,000 Annual Stock Awards Limit by 103,738 shares in 2013 (the “2013 Max. Excess Shares Award”). Assuming “target performance” under the performance-based RSU awards granted in May 2013, Mr. Locke could earn 101,246 time-based RSU awards and 101,246 performance-based RSU awards, which would result in Mr. Locke’ RSU awards exceeding the 200,000 Annual Stock Awards Limit by 2,492 shares in 2013 (the “2013 Target Excess Shares Award,” and together with the 2013 Max. Excess Shares Award, the “2013 Excess Shares Award”).
Assuming “maximum performance” under the performance-based RSU awards granted in January 2014, Mr. Locke could earn 93,253 time-based RSU awards and 186,506 performance-based RSU awards (i.e., 200% of 93,253), which would result in Mr. Locke’ RSU awards exceeding the 200,000 Stock Award Limit by 79,759 shares in 2014 (the “2014 Excess Shares Award”).
In the event the term “one-year period” as set forth in Section 8 of the 2007 Incentive Plan was not interpreted by the Compensation Committee to mean the calendar year, but instead was interpreted to mean any consecutive 12-month period, then the RSU awards granted to Mr. Locke in May 2013 and January 2014 would have to be aggregated in calculating the 200,000 Annual Stock Awards Limit, and the effect on the RSU awards granted in May 2013 would be no different than the effect discussed above, but would result in all of the RSU awards granted in January 2014 to exceed the 200,000 Annual Stock Awards Limit.
In this Proposal 3, the Board is requesting that the Company’s shareholders ratify the grant of the 2013 Excess Shares Award, which was granted in excess of the Annual Stock Awards Limit in May 2013, and the grant of the 2014 Excess Shares Award, which was granted in excess of the Annual Stock Awards Limit in January 2014.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE RATIFICATION OF CERTAIN GRANTS OF RSU AWARDS TO WM. STACY LOCKE, OUR DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT, UNDER THE 2007 INCENTIVE PLAN

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    73

PROPOSAL 3 RATIFICATION OF CERTAIN GRANTS OF RSU AWARDS TO WM. STACY LOCKE UNDER THE 2007 INCENTIVE PLAN

Why You Should Vote to Ratify the 2013 Excess Shares Award and the 2014 Excess Shares Award
The Board and the Compensation Committee believe that ratification of the 2013 Excess Shares Award and the 2014 Excess Shares Award by the Company’s shareholders is in the best interests of the Company and its shareholders. When informed of such excess RSU awards, the Compensation Committee again reviewed the size and terms of Mr. Locke’s 2013 RSU Awards and 2014 RSU Awards. After consideration, the Compensation Committee determined that the awards (both when viewed alone, and in the context of Mr. Locke’s total compensation) was consistent with the Company’s executive compensation program’s goals and objectives. Specifically, the Compensation Committee believes the 2013 RSU Awards and 2014 RSU Awards instill a sense of ownership in Mr. Locke, incentivize him to have a long-term focus of our business, reward him for creating value for our shareholders, and align his financial interests with that of our shareholders.
As further described in the table below, in the event the Company’s shareholders do not approve this Proposal 3, the Compensation Committee will (i) adjust the “target” amount of the performance-based RSU awards granted to Mr. Locke in May 2013 so that such RSU awards, when aggregated with his time-based RSU awards granted in May 2013 and assuming maximum performance under such performance-based RSU awards, do not exceed the 200,000 Annual Stock Award Limit and (ii) adjust the “target” amount of the performance-based RSU awards granted to Mr. Locke in January 2014 so that such RSU awards, when aggregated with his time-based RSU awards granted in January 2014 and assuming maximum performance under such performance-based RSU awards, do not exceed the 200,000 Annual Stock Award Limit. None of these performance-based RSU awards will have vested as of the date of the Annual Meeting.

Grant Date	Original Performance-Based RSU Awards assuming “maximum” Performance (#)	Original Performance-Based RSU Awards assuming “target” Performance” (#)	Adjustment to “target” amount (#)	Adjusted “target” Performance-Based RSU Awards Assuming Shareholders do not Approve this Proposal 3 (#)
(a)	(b)	(c)	(d)	(e)
5/21/13	202,492	101,246	-51,869	49,377
1/30/14	186,506	93,253	-39,880	53,373

In the event this Proposal 3 is not approved by the Company’s shareholders, Mr. Locke has agreed to having the “target” amount of the performance-based RSU awards granted to him in May 2013 and January 2014 adjusted as provided in column (d) of the above table.
Additionally, in the event the Company’s shareholders approve Proposal 2 in this proxy statement, but do not approve this Proposal 3 and the Compensation Committee adjusts the 2013 RSU Awards and the 2014 RSU Awards as provided in column (d) of the above table, the Compensation Committee intends to grant Mr. Locke new RSU awards shortly after the Annual Meeting in an amount substantially equivalent to the number of shares of the Company’s common stock with respect to which such awards were adjusted (as set forth in column (d) of the above table), subject to the Annual Stock Awards Limit then set forth in the 2007 Incentive Plan, as amended as set forth in Proposal 2. The Compensation Committee believes this action is appropriate in order to rectify the error and further align Mr. Locke’s financial interests with the Company’s shareholders. It is anticipated that the vesting schedule, performance terms (including without limitation, the performance goals and performance period thereof) and other terms, as applicable, of the new RSU awards will be equivalent to such terms of the 2013 RSU Awards and 2014 RSU Awards prior to their adjustments as provided in column (d) of the above table.
If this Proposal 3 is approved by the Company’s shareholders at the Annual Meeting, the Compensation Committee will treat, to the extent earned, the 2013 Excess Shares Award and the 2014 Excess Shares Award as being issued under the 2007 Incentive Plan and the Compensation Committee will count such shares against the 10,050,000 shares of common stock authorized for issuance under the 2007 Incentive Plan.
If the Company’s shareholders approve this Proposal 3, the Company will recognize the compensation expense with respect to the 2013 Excess Shares Award and the 2014 Excess Shares Award prospectively beginning on the date of such approval. However, as described above, if this Proposal 3 is not approved, but Proposal 2 is approved, the Company intends to grant Mr. Locke new RSU awards with the associated compensation expense to be recognized prospectively from the date of grant over the vesting period.
Federal Income Tax Treatment
The following discussion summarizes the material U.S. federal income tax consequences to us and Mr. Locke in connection with the excess RSU awards under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of Mr. Locke. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.
Restricted Stock Units. Mr. Locke did not recognize income at the time the excess RSU awards were granted. When the excess RSU awards vest or are paid, Mr. Locke will generally recognize ordinary income in an amount equal to the fair market value of the excess RSU awards at such time, and we will receive a corresponding deduction.
Federal Income Tax Consequences to the Company. To the extent that Mr. Locke recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Potential Limitation on Deductions. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of the next three most highly compensated executive officers, other than our Chief Financial Officer. Under Section 162(m), unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
As a result of Mr. Locke’s 2013 Excess RSU Award and the 2014 Excess Shares Award being the subject of this Proposal 3, Mr. Locke, as well as our Board, has an interest in this Proposal 3.
Our Board unanimously recommends a vote “FOR” the ratification of the grants of certain RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, on May 21, 2013 and January 30, 2014 under the 2007 Incentive Plan.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    74

Proposal 4	Advisory Vote on Executive Compensation
This advisory vote on executive compensation gives shareholders the opportunity to approve our named executive officers’ compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. In response to the majority of the votes cast for an advisory vote on executive compensation every year at our 2011 Annual Meeting of Stockholders, we determined that the advisory vote on executive compensation would be conducted every year, until we hold the next advisory vote on the frequency of advisory votes on executive compensation at our 2017 Annual Meeting of Shareholders.
Results of 2014 Say on Pay and Shareholder Outreach
At our 2014 Annual Meeting of Shareholders, the advisory vote on our executive compensation ("say on pay") received the support of 61% of the votes cast. This result was extremely disappointing to us, our Board and the Compensation Committee. In response, the Compensation Committee and our senior management team decided to extend invitations to shareholders representing a majority of our outstanding common stock to discuss our executive compensation program. We held discussions with shareholders who, in total, beneficially owned approximately 30% of our outstanding common stock.
In response to the 2014 advisory vote on our executive compensation and the feedback we received from our shareholders, we took the following actions:

•	Supplemented Our Executive Compensation Disclosures. We addressed several key concerns of our shareholders by supplementing our executive compensation disclosures of:

▪
Our Target Compensation. Our executive compensation program is generally designed to achieve target total direct compensation (base salary, target annual cash incentive award and target long-term incentive awards) for our named executive officers at the market median compensation level, as determined by our compensation consultant. See additional disclosure in the section titled "The Role of our Compensation Consultant." Accordingly, under our long-term performance equity awards, if the Company’s performance over the relevant period were to fall exactly in the middle of the peer group, the participant would receive a target award equal to 50% of the maximum potential award. We believe this design drives improved performance because of the opportunity for above-target payouts for above-median performance. See additional disclosure in the section titled "2014 Total Direct Compensation."

▪
Our Cyclical Industry's Effects on Our Compensation Programs. The targets in our annual cash incentive plan are based on budgeted metrics measured over a one-year period. Due to the cyclical nature of the oil and gas industry, the targets in a given year could be lower than the targets or actual results achieved in the prior year. We believe it is appropriate to measure the performance of management over a one-year period against such targets primarily because the cyclical nature of our industry is outside of management’s control and because the budgeted targets are rigorous, as demonstrated by the six-year history of annual incentive plan payouts for our CEO for which the average bonus over this six-year period was 113% of target, with three bonuses below target, and three above target. See additional disclosure in the section titled "Annual Cash Incentive Compensation."

▪
Our Use of Performance Metrics and Diversified Plans. Our annual cash incentive awards and long-term performance equity awards are tied to our strategic business objectives and are not intended to reward executives multiple times for the same performance. Among other performance measures, the Compensation Committee strategically selected earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA return on capital employed ("ROCE") as base performance metrics for both the annual cash incentive award and the long-term performance equity award. However, the awards are varied in the way the metrics are used to determine performance and payouts because the annual cash incentive award is measured over a one-year period against the Company's budgeted metric, while the long-term performance equity award is measured over a three-year period against the relative performance of a pre-defined peer group. We do not believe the use of similar metrics in multiple plans would reward our executives multiple times for the same performance. See additional disclosure in the section titled "Our Compensation Philosophy."

▪
Our Use of Peer Groups for Compensation Analysis and Performance Awards. The Compensation Committee uses a "Custom Peer Group" as well as certain Industry Survey Data in order to develop a "market consensus" for the compensation of our named executive officers. The Compensation Committee believes the Custom Peer Group reflects our current competitors for executive talent and that it provides an appropriate peer set for the purposes of evaluating our pay practices and pay levels. For purposes of determining our performance achieved as compared to the performance of our peers under the performance-based restricted stock unit ("RSU") awards, we use a "Performance Peer Group" representing the peers with whom the Compensation Committee believes we compete for business on a daily basis. Because the Performance Peer Group are direct business competitors, the Compensation Committee subjectively determined that these companies provide a better comparison for EBITDA growth, EBITDA ROCE and TSR than the Custom Peer Group, which consists of a broader group of companies with which we compete for talent. See additional disclosure in the sections titled "The Role of Competitive Pay Analysis" and "The 2014 Executive Compensation Program in Detail."

▪
Our Anti-Hedging Policy. We have a policy prohibiting directors and executive officers from engaging in hedging transactions involving the Company’s securities. See additional disclosure in the section titled "Anti-Hedging and Pledging Policy."

▪
Our Policy Prohibiting Pledging of Company Securities. We have a policy prohibiting directors and executive officers from placing Company securities in a margin account or pledging such securities as collateral for a loan. See additional disclosure in the section titled "Anti-Hedging and Pledging Policy."

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    75

PROPOSAL 4 Advisory Vote on Executive Compensation

•
Increased Stock Ownership Guidelines for All Directors and Named Executive Officers. In March 2015, we increased the stock ownership guidelines from three times each Board member's annual retainer fee to five times the annual retainer for non-employee directors and six times the annual retainer for the Chairman of the Board. We increased the stock ownership guidelines for our CEO from three times the annual base salary to five times the annual base salary, and from two times the annual base salary for our other named executive officers to three times the annual base salary. See the section titled "Stock Ownership Guidelines."

•
Adopted a Claw-Back Policy. We adopted a recoupment of incentive compensation policy (a claw-back policy) in March 2015 that covers all incentive compensation paid to the Company's current and former executive officers. See the section titled "Recoupment of Incentive Compensation Policy."

•
Approved Amendments to the 2007 Incentive Plan. The Board approved amendments to the 2007 Incentive Plan providing for a minimum vesting period of one year for stock options and stock appreciation rights ("SARs") and prohibiting the cash buyout of underwater stock options and SARs. These amendments are subject to shareholder approval. See the section titled "Provisions Designed to Protect Shareholders" in Proposal 2.

In line with our conversations with our shareholders, and our commitment to continuous improvement, some of the key decisions and changes to our 2014 and 2015 executive compensation programs are as follows:

•	Performance-Based Compensation. The majority of our Chief Executive Officer's target total direct compensation is performance-based, including:

▪	Annual Cash Incentive Awards. The annual cash incentive award is based on operational and financial performance.

▪	Stock Options. The value of these awards are tied directly to the Company’s stock price and thus are closely correlated with our shareholders’ interests.

▪	Performance-Based Restricted Stock Unit Awards. Our performance-based RSUs are earned based on our relative total shareholder return, EBITDA growth and EBITDA ROCE results.

•
2014 Compensation Program Changes. In order to better align our executive compensation program with the interests of our shareholders and in an effort to lower the cost of the executive compensation program to assist with the Company’s goal of reducing long-term debt, we made several key changes to our 2014 executive compensation program as follows:

▪
Increased the Percentage of Awards that Vest Based on Total Shareholder Return. The 2014 executive compensation program was realigned in order to increase the allocation of performance-based RSU awards that vest based on our achievement of total shareholder return, and decrease the number of awards that vest based on EBITDA and EBITDA ROCE metrics. The Compensation Committee believes this change better aligns the compensation of our named executive officers with the interests of our shareholders.

▪	Held Base Salaries Flat. The Compensation Committee held the salaries of the named executive officers flat in 2014.

▪	Reduced Long-Term Incentive Awards. The Compensation Committee reduced the target amount of the 2014 long-term incentive awards for all participants by 10%.

•
2015 Compensation Program Changes. As a result of our shareholder outreach conducted during 2014, and in order to maintain a conservative approach during the current industry downturn, we made the following key decisions related to our 2015 compensation program:

▪	Held Base Salaries Flat. The Compensation Committee continued to hold the salaries of the executive officers flat in 2015 for the second year in a row.

▪	Reduced Long-Term Incentive Awards. The Compensation Committee reduced the target amount of all 2015 long-term incentive awards for all participants by 30%.

▪	Reduced Annual Cash Incentive Awards. The Compensation Committee reduced the total potential payout under the 2015 annual cash incentive award for all participants by 50%.

▪
Granted Long-Term Time-Based Cash Incentive Awards. In order to offer equity compensation awards to levels of management below the named executive officers while still maintaining total equity awards granted at a consistent level with prior years, the Compensation Committee elected to provide restricted cash awards to executive officers rather than time-based RSU awards.

▪
Reduced Restricted Stock Awards for Director Compensation. As a part of the Company's overall cost reduction measures, the Compensation Committee has decided to grant restricted stock awards in 2015 with a reduced grant-date fair market value of approximately $87,500 to each non-employee member of the Board, which represents a reduction of 24% from the $115,000 grant-date fair value awarded in 2014. Additionally, with the exception of the annual retainer for the Chairman of the Board, the Compensation Committee has held all other cash compensation for the non-employee directors flat since 2013.

The Compensation Committee will continue to focus on executive compensation practices that attract, motivate and retain executives necessary to our success, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    76

PROPOSAL 4 Advisory Vote on Executive Compensation

2014 Compensation Highlights
The important elements and features of our 2014 executive compensation program included the following:

•
Performance-linked compensation delivered in the form of an annual cash incentive award, stock options and target performance-based RSU awards, represented approximately 58% of the Chief Executive Officer’s total direct compensation in 2014 and approximately 48% (on average) of the other named executive officers’ total direct compensation in 2014.

•
Each named executive officer’s annual cash incentive award was based on targeted financial and operational results, including adjusted diluted earnings per share; consolidated or segment level adjusted EBITDA; consolidated adjusted EBITDA return on capital employed; consolidated or segment level safety record; and individual performance during 2014.

•
Each named executive officer’s long-term incentive awards were allocated approximately 20% to stock options, 40% to time-based RSUs and approximately 40% to performance-based RSUs, except for Mr. West, who was awarded a long-term time-based cash award in lieu of stock options and time-based RSUs (see the section titled "Mr. West's Long-Term Cash Incentive Award"). The number of performance-based RSU awards that each named executive officer may earn is based on our relative EBITDA growth, EBITDA ROCE, and total shareholder return versus a defined group of nine peer companies over a three-year performance-period.

•	Each named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

•	We have implemented stock ownership guidelines that are intended to strengthen the alignment of the interests of the named executive officers and the shareholders.

•
Our Key Executive Severance Plan, in which the named executive officers participate, pays out only upon a double-trigger change in control termination. For a further description of this plan, see the “Potential Payments Upon Termination or Change in Control” section.

•
The Compensation Committee continued to adhere to its policy prohibiting us from entering into any future change in control arrangements with executive officers that provide for excise tax gross-up payments, unless such arrangement is approved by shareholders.

Business Highlights
Early in 2014, our Board approved a business plan that reflected aggressive goals for earnings per share (“EPS”), Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Impairments (“Adjusted EBITDA”), Adjusted EBITDA ROCE and safety. These goals served as targets for our annual cash incentive plan. Our financial and operational performance in 2014 exceeded our targets. The Compensation Committee believes that management performed well during 2014 and delivered strong results for the 2014 Team Goals. Key highlights of our 2014 performance include the following:

•	Reduced debt, lowered our borrowing costs, extended debt maturities and increased liquidity through the:
Redemption of our 2010 and 2011 9.875% Senior Notes, funded primarily through the issuance of our 2014 6.125% Senior Notes;
Amendment of our revolving credit facility to increase borrowing capacity, extend the maturity and reduce the interest rate; and
Repayment of $50 million of outstanding debt;
•	Divested our fishing and rental operations and recognized a $10.7 million gain on sale;
•	Achieved record Adjusted EBITDA and total revenues, the highest since our Company's inception;
•	Achieved record revenues for all three production services businesses;
•
Achieved one of the lowest consolidated recordable incident rates since our Company's inception and received the Association of Energy Service Companies second place award for 2014 in Division V for well servicing;

•	Secured multi-year contracts for five new-build AC drilling rigs which are currently under construction and which we expect to deliver in 2015; and
•	Successfully implemented an electronic preventative maintenance system for our domestic drilling services assets.

You have the opportunity to vote “for” or “against” or “abstain” from voting on the following non-binding resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in our Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, and the narrative discussion of this proxy statement.”
While your vote on this proposal is advisory and will not be binding on us, the Board or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.
The Board recommends a vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to item 402 of regulation S-K.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    77

Proposal 5	Ratification of the Appointment of Our Independent Registered Public Accounting Firm
The Audit Committee of our Board has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG LLP has served as our independent public accountants since 1979. Although shareholder ratification is not required, the Board has directed that such appointment be submitted to the shareholders for ratification at the annual meeting. If our shareholders do not ratify the appointment of KPMG LLP at the annual meeting, the Audit Committee will consider such event in its selection of our Company’s independent registered public accounting firm for the 2016 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2015 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the meeting, are expected to be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.
Principal Accounting Fees and Services

The aggregate fees billed by KPMG LLP in the fiscal years ended December 31, 2014 and 2013 for services are as follows:

Type of Fees	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit Fees	$1,117,062	$911,315

Audit Fees include aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, audit of our internal control over financial reporting and review of financial statements included in our Form 10-Qs and services that are normally provided by the principal auditor (e.g., comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC) in the fiscal years ended December 31, 2014 and 2013.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for us by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to us. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services, such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. The Audit Committee approved all of the fees and services described above. At the present time, we use a third party other than KPMG LLP to prepare our tax returns and assist with tax-compliance issues. The term of any pre-approval is twelve months and is generally subject to certain specific budgeted amounts or ratios, as determined by the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval, but which exceed pre-approved cost levels or budgeted amounts, will also require specific pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for services performed to date.
During the fiscal year ended December 31, 2014, no pre-approval requirements were waived pursuant to the limited waiver provisions in applicable rules of the SEC.
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    78

Expenses Related to this Proxy Solicitation
We will pay all expenses relating to this proxy solicitation. We retained Okapi Partners to assist in the solicitation of proxies. Okapi Partners will receive an aggregate fee of $8,500, plus out-of-pocket expenses. We also agreed to indemnify Okapi Partners against certain liabilities arising out of or in connection with this engagement. In addition to solicitation by mail, employees of Okapi Partners, and our officers, directors and regular employees may solicit proxies in person or by telephone or other electronic communication without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.
Other Information
Date for Submission of Shareholder Proposals

Under the currently effective rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2016 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, so that we receive such notice by no later than December 18, 2015, unless the date of our 2016 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2015 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2016 Annual Meeting of Shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.
In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not more than 180 days and not less than 90 days prior to the first anniversary of our preceding year’s annual meeting. Accordingly, in order to be brought before our 2016 Annual Meeting of Shareholders, any such proposal must be submitted so that we receive the proposal no earlier than the close of business on November 23, 2015 and no later than the close of business on February 21, 2016. Shareholders should submit any such proposals to our Corporate Secretary at Pioneer Energy Services Corp., 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. These requirements are in addition to the SEC’s requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement.
Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares though a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, telephone number (855) 884-0575. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2014 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.
Annual Report and Additional Materials

Our annual report for the fiscal year ended December 31, 2014 is being distributed with this proxy statement. Copies of our annual report on Form 10-K for such period (including the financial statements and the financial statement schedules, if any, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 for our most recent fiscal year, but excluding exhibits) may be obtained without charge upon written or oral request to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, telephone number (855) 884-0575.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    79

Other Matters

Our Board does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be properly presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote all proxies according to their discretion.

By Order of the Board

Carlos R. Peña
Senior Vice President, General Counsel, Secretary and Compliance Officer

San Antonio, Texas
April __, 2015

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    80

APPENDIX A
PIONEER ENERGY SERVICES CORP.
AMENDED AND RESTATED 2007 INCENTIVE PLAN
(Effective May 21, 2015)
1. Plan

This Amended and Restated 2007 Incentive Plan of Pioneer Energy Services Corp. (this “Plan”) is further amended and restated effective as of May 21, 2015 by Pioneer Energy Services Corp., a Texas corporation (the “Company”), to further the Company’s goal of incentivizing certain corporate officers, key employees, consultants and directors of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.
2. Objectives

This Plan is designed to attract and retain officers, key employees and consultants of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such officers, employees, consultants and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
3. Definitions

As used herein, the terms set forth below shall have the following respective meanings:
(a) “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).
(b) “Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.
(c) “Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash Award” means an award denominated in cash.
(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan.
(h) “Common Stock” means the Common Stock, par value $0.10 per share, of the Company.
(i) “Director” means an individual serving as a member of the Board.
(j) “Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.
(k) “Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m) “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.
(n) “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

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(o) “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.
(p) “Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.
(q) “Participant” means an Employee, consultant or Director to whom an Award has been made under this Plan.
(r) “Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.
(s) “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.
(t) “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.
(u) “Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.
(v) “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock, Restricted Stock Units, Options or SARs is made pursuant to this Plan and ending as of the date upon which such Award (or, if applicable, the shares of Common Stock subject to such Award) is no longer restricted or subject to forfeiture provisions.
(w) "Stock Appreciation Right" or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.
(x) “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.
(y) “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
4. Eligibility

(a) Employees. Employees eligible for Awards under this Plan are: (i) the officers of the Company; and (ii) those other employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.
(b) Consultants. Consultants eligible for Awards under this Plan are those consultants to the Company or Subsidiaries whose performance, in the judgment of the Committee, can have or have had a significant effect on the success of the Company and its Subsidiaries.
(c) Directors. Directors eligible for Awards under this Plan, in their capacities as Directors, are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).
5. Common Stock Available for Awards

Subject to the provisions of paragraph 12 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 10,050,000 shares of Common Stock. In the discretion of the Committee, all shares of Common Stock may be granted as Incentive Options. For Awards granted after May 15, 2013, each share of Common Stock issued in connection with an Award other than a Cash Award, Option or SAR will reduce the shares available for issuance under the plan by 1.38 shares, and each share of Common Stock issued upon exercise of an Option or SAR will reduce the shares available for issuance under the Plan by one share. For Awards granted on or before May 15, 2013, each share of Common Stock issued in connection with an Award will reduce the shares available for issuance under the plan by one share. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised, regardless of the manner of exercise. A share of Common Stock that is the subject of an Award that is cancelled, forfeited, terminated or expires unexercised, will be added back to the shares available for issuance under the Plan as 1.38 shares of Common Stock or one share of Common Stock, as applicable. The number of shares reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares upon the exercise of an Option as described in paragraph 11 or (ii) any shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in paragraph 13(a). The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.
6. Administration

(a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the

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extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 13(b) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
(b) Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
(c) Prohibition on Repricing or Cash Buyout of Underwater Options and SARs. No Option or SAR may be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares of Common Stock underlying such Award. The Company shall not, without shareholder approval, make any cash payment to the holder of an Option or SAR that has an exercise price that is higher than the current Fair Market Value of the underlying shares of Common Stock, in exchange for cancellation or termination of the Option or SAR. Nothing in this paragraph 6(c) shall limit or prevent the Board from making adjustments to outstanding Options and SARs pursuant to paragraph 12 hereof.
7. Delegation of Authority

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.
8. Awards

(a) General. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.
(b) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Incentive Options may not be awarded to Nonemployee Directors. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.
(c) Stock Appreciation Right. An Award may be in the form of an SAR. The strike price for an SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of an SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.
(d) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below.
(e) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.
(f) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.
(g) Nonqualified Performance Awards. Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
(h) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Section 162(m) of the Code prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company

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as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	increased revenue;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	stock price measures (including but not limited to growth measures and total shareholder return);

•	price per share of Common Stock;

•	market share;

•	net earnings;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	earnings before interest, taxes and amortization (“EBITA”);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•
cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels);

•
return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•
operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; net operating profit after tax, revenue volumes, operating efficiency, rig fleet day rates and rig fleet utilization);

•	expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels);

•	margins;

•	shareholder value;

•	proceeds from dispositions;

•	total market value;

•	reliability;

•	productivity;

•	corporate values measures (including ethics compliance, environmental, and safety) and

•	debt reduction.
Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
(i) Award Limits. Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i)	no Participant may be granted, during any single calendar year, Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;

(ii)
no Participant may be granted, during any single calendar year, Stock Awards covering or relating to more than 600,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-based Awards Limitations”); and

(iii)
no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any single calendar year having a value determined on the date of grant in excess of $3,000,000.

(j) Minimum Restriction Periods. Except as otherwise provided below, (i) Stock Awards that are not Performance Awards shall have a Restriction Period of not less than three years from the date of grant (but permitting pro rata vesting over such time), (ii) Stock Awards that are Performance Awards shall have a Restriction Period of not less than one year from the date of grant (but permitting pro rata vesting over such time), and (iii) Options and SARs granted on or after May 21, 2015, shall have a Restriction Period of not less than one year from the date of grant (but permitting pro rata vesting over such time). Notwithstanding the preceding sentence, (x) the Committee may provide that such minimum Restriction Period may lapse or be waived upon the Participant’s death, disability or retirement, or upon a change of control or other specified events involving the Company, (y) the minimum Restriction Period shall not apply to a Stock Award that is not a Performance Award that is granted in lieu of salary or bonus, and (z) Stock Awards, Options and SARs granted after May 21, 2015, that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock that may be authorized for grant under paragraph 5 (as such authorized number of shares may be adjusted as provided under paragraph 12) may be granted to any one or more Participants without regard to such minimum Restriction Period provision.

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9. Awards to Nonemployee Directors

Upon becoming a Director, each Nonemployee Director shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock, and as of the close of business on the date on which the Company’s regular annual meeting of shareholders is held for each year after the year in which the Plan is approved by the shareholders of the Company, each Nonemployee Director then serving shall receive a fully-vested Nonqualified Option to purchase 10,000 shares of Common Stock (individually, a “Nonemployee Director’s Option,” and collectively, “Nonemployee Directors’ Options”). The Board may, in its discretion, determine to increase, from time to time, the number of shares subject to Nonemployee Directors’ Options awarded after such determination, provided that any such increase in any single calendar year shall not exceed 10,000 shares per Nonemployee Director’s Option. Each Nonemployee Director’s Option shall expire five years from the date of grant; otherwise, a Nonemployee Director’s Option shall not be subject to forfeiture or termination. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Nonemployee Directors’ Options shall be granted pursuant to this sub-paragraph.
Additionally, the Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.
10. Award Payment; Dividends; Substitution

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.
(b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the applicable requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.
(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.
11. Stock Option Exercise

The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
12. Adjustments

The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in paragraph 8(i) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of

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Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-based Award Limitations described in paragraph 8(i) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.
13. Miscellaneous

(a) Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
(b) Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.
(c) Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13(c) shall be null and void.
(d) Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
(e) Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
(f) Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
(g) Clawback. All Awards granted under the Plan on or after May 21, 2015 are subject to the Company’s Recoupment of Incentive Compensation Policy as from time to time in effect.

(h) Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
(i) No Right to Employment or Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in the Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Director for re-election by the Company’s shareholders.
(j) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(k) Effectiveness. This Plan shall be effective upon the approval by the holders of a majority of shares of votes entitled to vote on the approval of this Plan and who vote for or against or expressly abstain from voting with respect to the approval of this Plan at the 2015 annual meeting of the Company’s shareholders to be held on May 21, 2015 or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten years after the date on which the shareholders of the Company approve the Plan, unless sooner terminated by action of the Board.
IN WITNESS WHEREOF, Pioneer Energy Services Corp. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    86

APPENDIX A

Pioneer Energy Services Corp.

By: /s/ Carlos R. Peña
Carlos R. Peña
Corporate Secretary

PIONEER ENERGY SERVICES CORP. – 2015 Proxy Statement    87

We focus on our culture because we believe that great results can be achieved by building strong relationships and a positive team spirit. We are creating an environment in which all people are treated with dignity and respect, one that is personally fulfilling for all our employees, where we watch out for each other's safety, and where everyone values doing things safely because it is the right thing to do.

PIONEER

Vision

Pioneer Energy Services
A Company whose culture of dignity and respect for all people enables us to visualize and commit to living and working in an environment that is fulfilling and free of incident or injury.

Values

Integrity
We employ the highest ethical standards, demonstrating honesty and integrity in every aspect of our business.

Service Excellence
We hold ourselves accountable to provide the best service possible.

Safety
We keep our people and the public safe.

Environmental Stewardship
We protect and preserve the environment we work in.

ANNUAL MEETING OF SHAREHOLDERS OF

PIONEER ENERGY SERVICES CORP.

May 21, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

The proxy materials for the Company's 2015 Annual Meeting of Shareholders, including the 2014 Annual Report and Proxy Statement and any other additional soliciting materials, are available over the Internet at www.pioneerproxy.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230303030000000000 2 052115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the nominees listed below to the Board of Pioneer Energy Services Corp.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Wm. Stacy Locke
- ○ C. John Thompson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Proposal	FOR	AGAINST	ABSTAIN
2. To approve the amendment and restatement of the Pioneer Energy Services Corp. Amended and Restated 2007 Incentive Plan.	☐	☐	☐
3. To ratify certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan.	☐	☐	☐
4. To approve, on an advisory basis, the compensation paid to our named executive officers.	☐	☐	☐
5. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2015 Annual Meeting of Shareholders and related to the shares of common stock covered hereby.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.